As filed with the Securities and Exchange Commission on September 19, 2014

Registration No. 333-196742

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Crown Castle REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	6798	76-0470458
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, Texas 77057

(713) 570-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay A. Brown

Chief Financial Officer

Crown Castle International Corp.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

(713) 570-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Stephen L. Burns Johnny G. Skumpija Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	E. Blake Hawk General Counsel Crown Castle International Corp. 1220 Augusta Drive, Suite 600 Houston, Texas 77057 (713) 570-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	203,564(1)	N/A	$6,390,457.28(4)	$823.09(7)
Common stock, par value $0.01 per share	347,062,076(2)	N/A	$24,830,752,363.04(5)	$3,198,200.91(7)(8)
4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	9,775,000(3)	N/A	$997,147,750.00(6)	$128,432.64(7)(8)

(1)	Represents the number of additional shares of common stock, par value $0.01 per share (“CCR common stock”), of Crown Castle REIT Inc., a Delaware corporation (“CCR”, which, effective at the time of the merger described below, will be renamed “Crown Castle International Corp.”), issuable pursuant to the merger of Crown Castle International Corp., a Delaware corporation (“Crown Castle”), with and into CCR, pursuant to the Agreement and Plan of Merger between Crown Castle and CCR as described in the proxy statement/prospectus that forms a part of this Registration Statement (the “merger agreement”), based on the collective number of shares of common stock, par value $0.01 per share, of Crown Castle (“Crown Castle common stock”) issued, or that became issuable, on or after June 13, 2014. Pursuant to the merger agreement, each outstanding share of Crown Castle common stock will be converted into one share of CCR common stock.
(2)	Represents the maximum number of shares of CCR common stock that may be issuable pursuant to the merger of Crown Castle with and into CCR, pursuant to the merger agreement, based on the number of shares of Crown Castle common stock (i) outstanding (other than shares owned by Crown Castle or CCR) as of the close of business on June 12, 2014, (ii) that are or may become issuable prior to the date the merger is expected to be completed upon the settlement of restricted stock units and restricted stock awards outstanding as of the close of business on June 12, 2014, and (iii) that are issuable upon conversion of the 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of CCR (“CCR Convertible Preferred Stock”). Pursuant to the merger agreement, each outstanding share of Crown Castle common stock will be converted into one share of CCR common stock. The number of shares of CCR common stock to be registered in accordance with clause (iii) above represents the maximum number of shares of CCR common stock into which 9,775,000 shares of CCR Convertible Preferred Stock can be converted, which, as of the close of business on June 12, 2014, is 1.3576 shares of CCR common stock per share of the CCR Convertible Preferred Stock, or a maximum total of 13,270,540 shares of CCR common stock. Pursuant to Rule 416, the number of shares of CCR common stock registered includes an indeterminate number of additional shares of CCR common stock that may be issued from time to time upon conversion of the CCR Convertible Preferred Stock as a result of the anti-dilution provisions thereof.
(3)	Represents the maximum number of shares of CCR Convertible Preferred Stock that may be issuable pursuant to the merger agreement, based on the number of shares of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of Crown Castle (the “Crown Castle Convertible Preferred Stock”), outstanding as of the close of business on June 12, 2014. Pursuant to the merger agreement, each outstanding share of Crown Castle Convertible Preferred Stock will be converted into one share of CCR Convertible Preferred Stock.
(4)	Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and solely for purposes of calculating this registration fee, the proposed maximum aggregate offering price is equal to the market value of shares of Crown Castle common stock (the securities to be cancelled pursuant to the merger agreement) in accordance with Rule 457(c) under the Securities Act, calculated as follows: the product of (i) $78.53, the average of the high and low prices per share of Crown Castle common stock on September 15, 2014, as reported on the New York Stock Exchange (“NYSE”), and (ii) 81,376 shares of Crown Castle common stock issued, or that became issuable, on or after June 13, 2014. Pursuant to Rule 457(i), there is no additional filing fee payable with respect to the shares of CCR common stock issuable upon conversion of the CCR Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.
(5)	Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act and solely for purposes of calculating this registration fee, the proposed maximum aggregate offering price is equal to the market value of shares of Crown Castle common stock (the securities to be cancelled pursuant to the merger agreement) in accordance with Rule 457(c) under the Securities Act, calculated as follows: the product of (i) $74.39, the average of the high and low prices per share of Crown Castle common stock on June 12, 2014, as reported on the NYSE, and (ii) 333,791,536, the number of shares of Crown Castle common stock (A) outstanding (other than shares owned by Crown Castle or CCR) as of the close of business on June 12, 2014 and (B) that are or may become issuable prior to the date the merger is expected to be completed upon the settlement of restricted stock units and restricted stock awards outstanding as of the close of business on June 12, 2014. Pursuant to Rule 457(i), there is no additional filing fee payable with respect to the shares of CCR common stock issuable upon conversion of the CCR Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.
(6)	Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, and solely for purposes of calculating this registration fee, the proposed maximum aggregate offering price is equal to the market value of shares of Crown Castle Convertible Preferred Stock (the securities to be cancelled pursuant to the merger agreement) in accordance with Rule 457(c) under the Securities Act, calculated as follows: the product of (i) $102.01, the average of the high and low prices per share of Crown Castle Convertible Preferred Stock on June 12, 2014, as reported on the NYSE, and (ii) 9,775,000, the number of shares of Crown Castle Convertible Preferred Stock outstanding (other than shares owned by Crown Castle or CCR) as of the close of business on June 12, 2014.
(7)	Reflects the product of (i) 0.0001288 and (ii) the proposed maximum aggregate offering price.
(8)	Previously paid by CCR in connection with the initial filing of this Registration Statement on June 13, 2014.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this proxy statement/prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Crown Castle REIT Inc. may not sell or exchange these securities until the registration statement is effective. This proxy statement/prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to buy these securities in any state where the offer, sale or exchange is not permitted.

Preliminary Proxy Materials—Subject To Completion, dated September 19, 2014

[                    ], 2014

To the holders of our common stock and, for informational purposes only, to the holders of our 4.50% Mandatory Convertible Preferred Stock:

I am pleased to invite you to attend a special meeting of stockholders of Crown Castle International Corp., a Delaware corporation, or Crown Castle, which will be held on [                    ], 2014 at [                    ], local time, at 1220 Augusta Drive, Suite 600, Houston, Texas 77057.

In September 2013, Crown Castle announced that it was commencing the steps necessary to qualify as a real estate investment trust, or REIT, for the taxable year beginning January 1, 2014. Prior to commencing its operations as a REIT, Crown Castle completed the steps necessary in order to operate in compliance with the REIT rules. We refer to the completion of these steps and the commencement of Crown Castle’s operations as a REIT as the REIT conversion. Effective January 1, 2014, Crown Castle began operating as a REIT for U.S. federal income tax purposes.

Although the REIT rules do not require the completion of the merger described below, we intend to complete the merger to facilitate our continued compliance with the REIT rules by ensuring the effective adoption of certain charter provisions that implement REIT-related ownership limitations and transfer restrictions related to our capital stock, subject to approval by the holders of Crown Castle common stock. In the merger, Crown Castle will merge with and into Crown Castle REIT Inc., a Delaware corporation, or CCR, and wholly owned subsidiary of Crown Castle, which was recently formed for the purpose of the merger. Effective at the time of the merger, CCR will be renamed “Crown Castle International Corp.” and will succeed to the assets, continue the business and assume the obligations of Crown Castle. In the merger, holders of Crown Castle common stock will receive a number of shares of CCR common stock equal to, and in exchange for, the number of shares of Crown Castle common stock such holders own. The holders of Crown Castle Convertible Preferred Stock will receive a number of shares of CCR Convertible Preferred Stock equal to, and in exchange for, the number of shares of Crown Castle Convertible Preferred Stock such holders own. We expect that, immediately following the completion of the merger, shares of CCR common stock will trade on the New York Stock Exchange under the symbol “CCI” and that shares of CCR Convertible Preferred Stock will trade on the New York Stock Exchange under the symbol “CCI-PRA”.

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon is required for the adoption of the agreement and plan of merger, or the merger agreement. The holders of our Convertible Preferred Stock do not have the right to vote on the proposal to adopt the merger agreement and this proxy statement/prospectus is being mailed to such holders for informational purposes only. After careful consideration, on August 7, 2014, the board of directors, on a unanimous basis, approved and declared to be advisable the merger agreement, and hereby recommends that all holders of Crown Castle common stock entitled to vote thereon vote “FOR” the adoption of the merger agreement.

This proxy statement/prospectus is a prospectus of CCR as well as a proxy statement for Crown Castle and provides you with detailed information about the REIT conversion, the merger and the special meeting. We encourage you to carefully read this entire proxy statement/prospectus, including all its annexes and the documents referred to as incorporated by reference into this proxy statement/prospectus, and we especially encourage you to read the section entitled “Risk Factors ” beginning on page 17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued by CCR under this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [                    ], 2014 and is being first mailed to stockholders on or about [                    ], 2014.

Sincerely,

J. Landis Martin

Chairman of the Board

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[                    ], [                    ], 2014

[                    ]

1220 Augusta Drive, Suite 600

Houston, Texas 77057

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Crown Castle International Corp., a Delaware corporation, or Crown Castle, will be held on [                    ], 2014 at [                    ], local time, at 1220 Augusta Drive, Suite 600, Houston, Texas 77057, for the following purposes:

1.	to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated September 19, 2014 (as it may be amended from time to time), or the merger agreement, between Crown Castle and Crown Castle REIT Inc., a newly formed wholly owned subsidiary of Crown Castle, which is being implemented in connection with Crown Castle’s conversion to a real estate investment trust, or REIT; and

2.	to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

On August 7, 2014, the board of directors of Crown Castle approved and declared to be advisable the merger agreement, and hereby recommends that you vote “FOR” the proposals that are described in more detail in this proxy statement/prospectus.

Crown Castle reserves the right to cancel or defer the merger, even if the holders of Crown Castle common stock vote to adopt the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if the board of directors of Crown Castle determines that the merger is no longer in the best interests of Crown Castle and its stockholders.

If you are a holder of record of Crown Castle common stock as of the close of business on [                    ], 2014, the record date, you are entitled to notice of, and to vote those shares by proxy or at, the special meeting and at any adjournment or postponement of the special meeting. During the ten-day period before the special meeting, Crown Castle will keep a list of holders of Crown Castle common stock entitled to vote at the special meeting or any adjournment or postponement thereof available for inspection during normal business hours at Crown Castle’s offices in Houston, Texas, for any purpose germane to the special meeting. The list of holders of Crown Castle common stock will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any holder of Crown Castle common stock who is present.

The holders of record of Crown Castle’s Convertible Preferred Stock as of the record date are entitled to notice of the special meeting, but are not entitled to vote on the proposals at the special meeting and this proxy statement/prospectus is being mailed to such holders for informational purposes only.

Your vote is important. Whether or not you, as a holder of Crown Castle common stock, plan to attend the special meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Holders of Crown Castle common stock who return proxy cards by mail or submit a proxy by telephone or over the Internet prior to the special meeting may nevertheless attend the special meeting, revoke their proxies and vote their shares at the special meeting.

We encourage you to read the attached proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Georgeson Inc., toll-free at (888) 658-3624.

By Order of the Board of Directors,

Donald J. Reid
Corporate Secretary

Houston, Texas

[                    ], 2014

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Crown Castle International Corp. from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Crown Castle, or Georgeson Inc., Crown Castle’s proxy solicitor, at the following addresses and telephone numbers, as applicable:

Crown Castle International Corp. 1220 Augusta Drive Suite 600 Houston, Texas 77057 (713) 570-3000 Attn: Investor Relations	Georgeson Inc. 480 Washington Boulevard 26th Floor Jersey City, NJ 07310 (888) 658-3624

Crown Castle’s filings with the Securities and Exchange Commission, or SEC, are also available through the investor relations section of Crown Castle’s website at http://investor.crowncastle.com. Except for documents incorporated by reference into this proxy statement/prospectus, no information in, or that can be accessed through, Crown Castle’s website is incorporated by reference into this proxy statement/prospectus, and no such information should be considered a part of this proxy statement/prospectus.

If you would like to request any documents, please do so by [                    ], 2014 in order to receive them before the special meeting.

For more information, see the section entitled “Where You Can Find More Information”.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus constitutes a proxy statement of Crown Castle and has been mailed to you because you were a holder of Crown Castle common stock on the record date set by the board of directors of Crown Castle and were entitled to notice of a special meeting of Crown Castle stockholders or, for informational purposes only, because you were a holder of Crown Castle Convertible Preferred Stock on the record date. Only holders of Crown Castle common stock as of the record date are being asked to consider and vote at the special meeting upon the proposal to adopt the merger agreement and the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. This proxy statement/prospectus also constitutes a prospectus of CCR, which is part of the registration statement on Form S-4 filed by CCR to register with the SEC the CCR common stock and the CCR Convertible Preferred Stock that holders of Crown Castle common stock and holders of Crown Castle Convertible Preferred Stock, respectively, will receive in connection with the merger if the merger agreement is adopted and the merger is completed. Accordingly, this proxy statement/prospectus is also being mailed for informational purposes only to holders of Crown Castle Convertible Preferred Stock.

You should rely only on the information contained in or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer to exchange or sell (or soliciting any offer to buy) any securities, or soliciting any proxy, in any jurisdiction where it is unlawful to do so. You should assume that the information contained in this proxy statement/prospectus is accurate only as of the date on the front of this proxy statement/prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

This proxy statement/prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to CCR and the CCR common stock and the CCR Convertible Preferred Stock to be issued in connection with the merger, reference is made to the registration statement, including the exhibits thereto. See the section entitled “Where You Can Find More Information”.

When used in this proxy statement/prospectus, unless otherwise specifically stated or the context otherwise requires, the terms:

•	“Company”, “Crown Castle”, “CCIC”, “we”, “our” and “us” refer to Crown Castle and its subsidiaries with respect to the period prior to the merger, and to CCR and its subsidiaries, including the taxable REIT subsidiaries, with respect to the period after the merger;

•	“stockholders” refers to the holders of Crown Castle capital stock with respect to the period prior to the merger, and to the holders of CCR capital stock with respect to the period after the merger;

•	“common stock” refers to Crown Castle common stock with respect to the period prior to the merger, and to CCR common stock with respect to the period after the merger;

•	“Convertible Preferred Stock” refers to 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of Crown Castle with respect to the period prior to the merger, and to 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of CCR with respect to the period after the merger; and

•	“CCUSA” and “in the U.S.” refer to our CCUSA segment and “CCAL” and “in Australia” refer to our CCAL segment.

As used herein, the term “including” and any variation thereof, means “including without limitation”. The use of the word “or” herein is not exclusive.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in, or incorporated by reference in, this proxy statement/prospectus include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters that are based on management’s expectations as of the filing date of this proxy statement/prospectus with the SEC. Statements contained in, or incorporated by reference in, this proxy statement/prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. In addition, words such as “estimate”, “anticipate”, “project”, “plan”, “intend”, “believe”, “expect”, “likely”, “predicted”, any variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements include plans, projections and estimates and are found at various places throughout this proxy statement/prospectus and the documents incorporated by reference herein. Such forward-looking statements include (1) expectations regarding anticipated growth in the wireless communication industry, carriers’ investments in their networks, new tenant additions, non-renewals of customer contracts, including the impact of Sprint decommissioning its iDEN network, customer consolidation or ownership changes, or demand for our wireless infrastructure, (2) availability and adequacy of cash flows and liquidity for, or plans regarding, future discretionary investments including capital expenditures, (3) potential benefits of our discretionary investments, (4) anticipated growth in our future revenues, margins, Adjusted EBITDA and operating cash flows, (5) expectations regarding our capital structure and the credit markets, our availability and cost of capital or our ability to service our debt and comply with debt covenants and the benefits of any future refinancings, (6) expectations for sustaining capital expenditures, (7) the potential advantages, benefits or impact of, or opportunities created by, our REIT status, (8) our intention to pursue certain steps and corporate actions in connection with our REIT conversion, including our future inclusion of REIT-related ownership limitations and transfer restrictions related to our capital stock, including pursuant to the transactions described in this proxy statement/prospectus and (9) our dividend policy, including the timing, amount or growth of any dividends.

These forward-looking statements should, therefore, be considered in light of various risks, uncertainties, assumptions and other important factors, including those set forth or incorporated by reference in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the sections entitled “Risk Factors” beginning on page 17 of this proxy statement/prospectus and page 7 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC, and that are incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of the other documents incorporated by reference herein. Readers also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed herein and in our filings incorporated by reference herein should not be considered a complete statement of all potential risks and uncertainties.

QUESTIONS AND ANSWERS ABOUT THE REIT CONVERSION AND THE MERGER

What follows are questions that you, as a stockholder of Crown Castle, may have regarding the REIT conversion, the merger and the special meeting of stockholders, which we refer to as the special meeting, and the answers to those questions. You are urged to carefully read this proxy statement/prospectus in its entirety because the information in this section may not provide all of the information that might be important to you with respect to the REIT conversion, the merger and the special meeting. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus.

Crown Castle has taken all of the required steps necessary for the REIT conversion and commenced operating as a REIT effective January 1, 2014. Although the REIT rules do not require the completion of the merger, we intend to complete the merger to facilitate our continued compliance with the REIT rules by ensuring the effective adoption of the charter provisions that implement REIT-related ownership limitations and transfer restrictions related to our capital stock, subject to approval by the holders of Crown Castle common stock.

Q.	What will happen in the merger?

A.	Crown Castle will merge with and into CCR, a newly formed Delaware corporation that is wholly owned by Crown Castle. CCR will be the surviving entity in the merger and will succeed to the assets, continue the business and assume the obligations of Crown Castle. We refer to this transaction in this proxy statement/prospectus as the merger. Although the REIT rules do not require the completion of the merger, we intend to complete the merger, subject to approval by the holders of Crown Castle common stock, to facilitate our continued compliance with such rules, which, among other requirements, prohibit more than 50% of our capital stock from being owned by five or fewer individuals and require our capital stock to be beneficially owned by 100 or more persons, during certain periods of the taxable year. By merging Crown Castle with and into CCR, whose charter includes REIT-related provisions limiting the ownership and restricting the transfer of our capital stock, we will ensure the effective adoption of such provisions and facilitate our continued compliance with the REIT rules.

As a consequence of the merger:

•	the outstanding shares of common stock of Crown Castle, par value $0.01 per share, which we refer to as the Crown Castle common stock, will convert into the same number of shares of common stock of CCR, par value $0.01 per share, which we refer to as the CCR common stock;

•	the outstanding shares of Crown Castle’s 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, which we refer to as the Crown Castle Convertible Preferred Stock, will convert into the same number of shares of CCR’s 4.50% Mandatory Convertible Preferred Stock of CCR, Series A, par value $0.01 per share, which we refer to as the CCR Convertible Preferred Stock;

•	the existing board of directors and executive officers of Crown Castle immediately prior to the merger will be the board of directors and executive officers, respectively, of CCR immediately following the merger, and each director and executive officer will continue his or her directorship or employment, as the case may be, with CCR under the same terms as his or her directorship or employment with Crown Castle;

•	effective at the time of the merger, CCR will be renamed “Crown Castle International Corp.” and will become the publicly traded New York Stock Exchange listed company that will succeed to the assets, continue the business and assume the obligations of Crown Castle;

•

the rights of the holders of CCR common stock will be governed by the amended and restated certificate of incorporation of CCR, which we refer to as the CCR Charter, and the amended and restated by-laws of CCR, which we refer to as the CCR By-Laws. The rights of holders of CCR Convertible Preferred Stock will be governed by the CCR Charter, the CCR By-Laws and Certificate of

Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, of Crown Castle REIT Inc., which we refer to as the CCR Certificate of Designations. The CCR Charter is substantially similar to Crown Castle’s amended and restated certificate of incorporation, which we refer to as the Crown Castle Charter, except that the CCR Charter includes REIT-related ownership limitations and transfer restrictions related to CCR capital stock to facilitate our continued compliance with the REIT rules. These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interests of our stockholders. The CCR By-Laws and CCR Certificate of Designations are substantially similar to the amended and restated by-laws of Crown Castle, which we refer to as the Crown Castle By-Laws, and the Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, of Crown Castle International Corp., which we refer to as the Crown Castle Certificate of Designations, respectively;

•	there will be no change in the assets we hold or in the business we conduct; and

•	there will be no fundamental change to our discretionary capital allocation strategy or current operational strategy.

We have attached to this proxy statement/prospectus a copy of the merger agreement as Annex A, a copy of the form of the CCR Charter as Annex B-1, a copy of the form of the CCR By-Laws as Annex B-2 and a copy of the form of the CCR Certificate of Designations as Annex B-3.

Q.	When and where is the special meeting?

A.	The special meeting will be held on [ ], 2014 at [ ], local time, at 1220 Augusta Drive, Suite 600, Houston, Texas 77057.

Q.	Who can vote at the special meeting?

A.	If you are a holder of record of Crown Castle common stock at the close of business on [ ], 2014, you may vote the shares of common stock that you hold on the record date at the special meeting. On or about [ ], 2014, we will begin mailing this proxy statement/prospectus to all persons entitled to notice of the special meeting.

The holders of record of Crown Castle Convertible Preferred Stock as of the record date are entitled to notice of the special meeting, but are not entitled to vote on the proposals at the special meeting and this proxy statement/prospectus is being mailed to such holders for informational purposes only.

Q.	What will I be voting on at the special meeting?

A.	As a holder of Crown Castle common stock, you are entitled to, and requested to, vote on the proposal to adopt the merger agreement pursuant to which Crown Castle will be merged with and into CCR, a wholly owned subsidiary of Crown Castle, with CCR as the surviving entity. In addition, you are requested to vote on the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You are not being asked to vote on any element of the REIT conversion, which became effective for the taxable year beginning January 1, 2014 and was not conditioned upon stockholder approval of the merger.

Q.	Why is my vote important?

A.

If you, as a holder of Crown Castle common stock, do not submit a proxy or vote in person at the meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or to vote in person will have the same effect as a vote against the adoption of the merger agreement. If you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee will not be able to cast a vote on the adoption of the merger agreement without instructions from you. Failure to provide voting instructions to your broker, bank or other nominee will have the same effect as a vote against adoption of the merger agreement.

Q.	What constitutes a quorum for the special meeting?

A.	A majority of the voting power of the outstanding shares of common stock entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum for the meeting.

Q.	What vote is required?

A.	The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon is required for the adoption of the merger agreement. The affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. As of the close of business on the record date, there were [ ] shares of common stock outstanding and entitled to vote at the special meeting. Each share of outstanding common stock on the record date is entitled to one vote on each proposal submitted to you for consideration.

Q.	How do I vote without attending the special meeting?

A.	If you are a holder of common stock on the record date, you may cause your shares to be voted by completing, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Authorizing a proxy by telephone or over the Internet or by mailing a proxy card will not limit your right to attend the special meeting and vote your shares in person. Those holders of Crown Castle common stock as of the record date who choose to submit a proxy by telephone or over the Internet must do so no later than 11:59 p.m., Eastern Time, on [ ], 2014.

If your shares are held by a broker, bank or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented at the special meeting.

Q.	Can I attend the special meeting and vote my shares in person?

A.	Yes. All stockholders are invited to attend the special meeting. Holders of record of Crown Castle common stock at the close of business on the record date are invited to attend and vote at the special meeting. If your shares are held by a broker, bank or other nominee, then you are not the holder of record. Therefore, to vote at the special meeting, you must bring the appropriate documentation from your broker, bank or other nominee confirming your beneficial ownership of the shares.

Q.	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me without my instruction?

A.	No. If your shares are held in “street name” by your broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee. Your broker, bank or other nominee will vote your shares only if you provide instructions on how you would like your shares to be voted. Failure to provide voting instructions to your broker, bank or other nominee will have the same effect as a vote against adoption of the merger agreement.

Q.	Can I change my vote after I have mailed my signed proxy card?

A.	Yes. You can change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must either (1) timely notify the secretary of Crown Castle in writing, (2) timely mail a new proxy card dated after the date of the proxy you wish to revoke, (3) timely submit a later dated proxy, by telephone or over the Internet by following the instructions on your proxy card or (4) attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If your shares are held through a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q.	Who will be the board of directors and executive officers after the merger?

A.	The existing board of directors and executive officers of Crown Castle immediately prior to the merger will be the board of directors and executive officers, respectively, of CCR immediately following the merger, and each director and executive officer will continue his or her directorship or employment, as the case may be, with CCR under the same terms as his or her directorship or employment with Crown Castle.

Q.	Do any of our directors and executive officers have any interests in the merger that are different from mine?

A.	No. Our directors and executive officers own shares of our common stock, restricted stock awards and restricted stock units and, to that extent, their interest in the merger is the same as that of the other holders of shares of our common stock, restricted stock awards and restricted stock units.

Q.	Will I have to pay U.S. federal income taxes as a result of the merger?

A.	No. You will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of shares of Crown Castle common stock for shares of CCR common stock or shares of Crown Castle Convertible Preferred Stock for CCR Convertible Preferred Stock in the merger. However, if we are not a “domestically controlled qualified investment entity” within the meaning of the Internal Revenue Code of 1986, as amended, or the Code, and you are a non-U.S. person who owns or has owned more than 5% of the outstanding Crown Castle common stock or Crown Castle Convertible Preferred Stock, it may be necessary for you to comply with reporting and other requirements of the Treasury regulations in order to achieve nonrecognition of gain on the exchange of Crown Castle common stock for CCR common stock or the exchange of Crown Castle Convertible Preferred Stock for CCR Convertible Preferred Stock in the merger.

The U.S. federal income tax treatment of holders of Crown Castle common stock, CCR common stock, Crown Castle Convertible Preferred Stock and CCR Convertible Preferred Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of Crown Castle common stock, CCR common stock, Crown Castle Convertible Preferred Stock or CCR Convertible Preferred Stock will depend on that holder’s particular tax circumstances. We urge you to consult your tax advisor, particularly if you are a non-U.S. person, regarding the specific tax consequences, including the federal, state, local and foreign tax consequences, to you in light of your particular investment in, or the tax circumstances of acquiring, holding, exchanging or otherwise disposing of, Crown Castle common stock, CCR common stock, Crown Castle Convertible Preferred Stock or CCR Convertible Preferred Stock.

Q.	Am I entitled to appraisal rights?

A.	No. Under Delaware law, you are not entitled to any statutory appraisal rights in connection with the merger.

Q.	How does the board of directors recommend I vote on the merger proposal?

A.	The board of directors of Crown Castle believes that the merger is advisable and in the best interests of Crown Castle and its stockholders. The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Q.	When is the merger expected to be completed?

A.	We expect to complete the merger no later than [ ]. However, we reserve the right to cancel or defer the merger, even if the holders of Crown Castle common stock vote to adopt the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if the board of directors determines that the merger is no longer in the best interests of Crown Castle and its stockholders.

Q.	When was the REIT conversion effective?

A.	We commenced operating as a REIT for U.S. federal income tax purposes, effective January 1, 2014. You are not being asked to vote on the REIT conversion and the REIT conversion was not contingent upon stockholder approval of the merger.

Q.	What actions were necessary for Crown Castle to elect REIT status?

A.	In September 2013, Crown Castle announced that it was commencing the steps necessary to qualify as a REIT for the taxable year beginning January 1, 2014. Prior to commencing its operations as a REIT, Crown Castle completed the steps necessary in order to operate in compliance with the REIT rules. We refer to the completion of these steps and the commencement of Crown Castle’s operations as a REIT as the REIT conversion.

In connection with the REIT conversion, our small cell operations are currently conducted through one or more taxable REIT subsidiaries, which we refer to as TRSs. Additionally, we have included our tower operations in Australia and certain other assets and operations in TRSs. A TRS is a subsidiary of a REIT that is treated as a corporation for U.S. federal income tax purposes and may be subject to regular U.S. corporate taxes on its taxable income. Please see the section entitled “Material United States Federal Income Tax Considerations—Taxation as a REIT—Effect of Subsidiary Entities—Taxable REIT Subsidiaries” beginning on page 117 for a more detailed description of the requirements and limitations regarding our use of TRSs.

Effective January 1, 2014, Crown Castle commenced operations as a REIT for U.S. federal income tax purposes. You are not being asked to vote on the REIT conversion. You are being asked to vote on the merger agreement described below.

Q.	What is a REIT?

A.	A REIT is a company that qualifies for special treatment for U.S. federal income tax purposes because, among other things, it derives most of its income from real estate-based sources and makes a special election under the Code. Crown Castle is operating as a REIT that principally invests in, and derives most of its income from the ownership, operation and leasing of, shared wireless infrastructure.

A corporation that qualifies as a REIT will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal income tax to the extent of such deductions.

We continue to pay U.S. federal income tax on earnings from certain assets or operations held through TRSs, which currently include our small cell business, our tower operations in Australia and certain other assets and operations. Our foreign assets and operations (including our tower operations in Puerto Rico and Australia) most likely will be subject to foreign income taxes in the jurisdictions in which such assets and operations are located, regardless of whether they are included in a TRS or not.

Q.	What are our reasons for the REIT conversion?

A.	We completed the REIT conversion primarily for the following anticipated benefits:

•	To increase long-term stockholder value: As a REIT, we believe we will be able to increase the long-term value of our common stock and benefit from a lower cost of capital compared to a regular C corporation as a result of increased cash flows and distributions;

•	To return capital to stockholders: We believe our stockholders will benefit from our establishment of regular cash distributions, resulting in a yield-oriented stock; and

•	To expand our base of potential stockholders: By becoming a company that makes regular distributions to its stockholders, our stockholder base may expand to include investors attracted by yield, which may improve the liquidity of our common stock and provide a broader stockholder base.

To review the background of, and the reasons for, the REIT conversion in greater detail, and the related risks, see the sections entitled “Background of the REIT Conversion and the Merger” beginning on page 31, “Our Reasons for the REIT Conversion and the Merger” beginning on page 33 and “Risk Factors” beginning on page 17.

Q.	What are our reasons for the merger?

A.	Although the REIT rules do not require the completion of the merger, we intend to complete the merger, subject to approval by the holders of Crown Castle common stock, to facilitate our continued compliance with such rules, which, among other requirements, prohibit more than 50% of our capital stock from being owned by five or fewer individuals and require our capital stock to be beneficially owned by 100 or more persons, during certain periods of the taxable year. By merging Crown Castle with and into CCR, whose charter includes REIT-related provisions limiting the ownership and restricting the transfer of our capital stock, we will ensure the effective adoption of such provisions and facilitate our continued compliance with the REIT rules.

To review the background of, and the reasons for, the merger in greater detail, and the related risks, see the sections entitled “Background of the REIT Conversion and the Merger” beginning on page 31, “Our Reasons for the REIT Conversion and the Merger” beginning on page 33 and “Risk Factors” beginning on page 17.

Q.	What will I receive in connection with the merger? When will I receive it?

A.	Shares of CCR common stock

At the time of the completion of the merger, holders of Crown Castle common stock will receive a number of shares of CCR common stock equal to, and in exchange for, the number of shares of Crown Castle common stock that such holders then own.

Shares of CCR Convertible Preferred Stock

At the time of the completion of the merger, the holders of Crown Castle Convertible Preferred Stock will receive a number of shares of CCR Convertible Preferred Stock equal to, and in exchange for, the number of shares of Crown Castle Convertible Preferred Stock that such holders then own.

Q.	Did the REIT conversion change Crown Castle’s current operational strategy?

A.	The REIT conversion did not change our current strategy of translating anticipated demand for wireless infrastructure into growth in our cash flows and long-term stockholder value. We measure “long-term stockholder value” as the combined growth in our per share results and dividends to common stockholders. The key elements of our strategy continue to be:

•

Organically grow the cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by co-locating additional tenants on our wireless infrastructure through long-term contracts as our customers deploy and improve their wireless networks. We seek to maximize new tenant additions or modifications of existing installations, which we collectively refer to as new tenant additions, through our focus on customer service and deployment speed. Due to the relatively fixed nature of the costs to operate our wireless infrastructure (which tend to increase at approximately the rate of inflation), we expect increases in cash rental receipts from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows. We believe there is considerable additional future demand for our existing wireless infrastructure based on its location and the anticipated growth in the wireless communications industry. Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure, which we expect to have high incremental returns.

•	Allocate capital efficiently. We seek to allocate our available capital, including the net cash provided by our operating activities, in a manner that will increase long-term stockholder value, such as through the payment of dividends to common stockholders. Our historical discretionary investments have included the following (in no particular order):

•	purchasing shares of our common stock from time to time;

•	acquiring or constructing wireless infrastructure;

•	acquiring land interests under towers;

•	making improvements and structural enhancements to our existing wireless infrastructure; or

•	purchasing, repaying or redeeming our debt.

Our long-term strategy is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communications industry, which is predominately driven by the demand for wireless data services by consumers. We believe that additional demand for wireless infrastructure will create future growth opportunities for us. We believe that such demand for our wireless infrastructure will continue, will result in organic growth of our cash flows due to new tenant additions on our existing wireless infrastructure and will create other growth opportunities for us, such as demand for new wireless infrastructure.

Q.	What are some of the risks associated with the REIT conversion?

A.	The risks, uncertainties and assumptions associated with our REIT conversion include:

•	Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions may impact the availability or cost of such financing, which could hinder our ability to grow our per share results of operations.

•	Qualifying and remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•	Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	If we fail to pay scheduled dividends on the CCR Convertible Preferred Stock, in cash, common stock, or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•	We have limited experience operating as a REIT. Our failure to successfully operate as a REIT may adversely affect our financial condition, cash flow, the per share trading price of our common stock or our ability to satisfy debt service obligations.

•	REIT ownership limitations and transfer restrictions may prevent or restrict you from engaging in certain transfers of our capital stock.

•	We could fail to qualify for taxation as a REIT as a result of limitations on our ability to declare and pay dividends to stockholders as a result of restrictive covenants in our debt instruments and the terms of our Convertible Preferred Stock.

The present U.S. federal income tax treatment of REITs is subject to change, possibly with retroactive effect, by legislative, judicial or administrative action at any time, and any such change might adversely affect our REIT status or benefits. To review the risks associated with the REIT conversion, see the sections entitled “Our Reasons for the REIT Conversion and the Merger” beginning on page 33 and “Risk Factors” beginning on page 17.

Q.	What do I need to do now?

A.	You should carefully read and consider the information contained in this proxy statement/prospectus, including its annexes and the documents referred to as incorporated by reference into this proxy statement/prospectus. They contain important information about what the board of directors of Crown Castle considered in evaluating and approving the merger agreement and the transactions contemplated thereby, including the merger.

You should then complete and sign your proxy card and return it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting, or submit your proxy by telephone or over the Internet in accordance with the instructions on your proxy card. If your shares are held through a broker, bank or other nominee, you should receive a separate voting instruction form with this proxy statement/prospectus.

Q.	Should I send in my stock certificates now?

A.	No. After the merger is completed, holders of Crown Castle common stock will receive written instructions from the exchange agent on how to exchange their certificates representing shares of Crown Castle common stock for certificates representing shares of CCR common stock. Please do not send in your Crown Castle stock certificates with your proxy.

Q.	Where will my CCR common stock and CCR Convertible Preferred Stock be publicly traded?

A.	CCR will apply to list the new shares of CCR common stock and CCR Convertible Preferred Stock on the New York Stock Exchange, or the NYSE. We expect that, immediately following the completion of the merger, CCR common stock will trade under the symbol “CCI” and CCR Convertible Preferred Stock will trade under the symbol “CCI-PRA”.

Q.	Will a proxy solicitor be used?

A.	Yes. We have engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting and estimate we will pay Georgeson Inc. a fee of approximately $13,000. We have also agreed to reimburse Georgeson Inc. for certain costs and expenses incurred in connection with the proxy solicitation and to indemnify Georgeson Inc. against certain losses, claims, damages, costs, fees, expenses and liabilities. In addition, our officers and employees may request the return of proxies by telephone or in person, but no additional compensation will be paid to them.

Q.	Whom should I call with questions?

A.	You should call Georgeson Inc., our proxy solicitor, toll-free at (888) 658-3624 with any questions about the merger, or to obtain additional copies of this proxy statement/prospectus or additional proxy cards.

STRUCTURE OF THE TRANSACTION

The following diagrams summarize the corporate structure of Crown Castle International Corp. before and after the merger.

(1)	A “TRS” is a taxable REIT subsidiary that is treated as a corporation for U.S. federal income tax purposes and may be subject to regular U.S. corporate taxes on its taxable income.
(2)	A “QRS” is a qualified REIT subsidiary.
(3)	Recently formed for the purpose of effecting the merger.
(4)	Former stockholders of Crown Castle International Corp.
(5)	Effective at the time of the merger, Crown Castle REIT Inc. will be renamed “Crown Castle International Corp.”

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You are urged to carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the REIT conversion and the merger. In particular, you should read the annexes attached to this proxy statement/prospectus, including the merger agreement, which is attached as Annex A. You also should read the form of CCR Charter, attached as Annex B-1, the form of CCR By-Laws, attached as Annex B-2, and the form of CCR Certificate of Designations, attached as Annex B-3, because these documents will govern your rights as a holder of CCR common stock or a holder of CCR Convertible Preferred Stock following the merger, as applicable. See the section entitled “Where You Can Find More Information” in this proxy statement/prospectus. For a discussion of the risk factors that you should carefully consider, see the section entitled “Risk Factors” beginning on page 17. Most items in this summary include a page reference directing you to a more complete description of that item.

Crown Castle has taken all of the required steps necessary for the REIT conversion and commenced operating as a REIT effective January 1, 2014.

The Companies

Crown Castle International Corp.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

(713) 570-3000

Crown Castle owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops, which we collectively refer to as towers, and to a lesser extent, (2) distributed antenna systems, or DAS, a type of small cell network, or small cells, and (3) interests in land under third party towers in various forms, which we refer to as third party land interests. Unless the context otherwise suggests or requires, references herein to “wireless infrastructure” include towers, small cells and third party land interests. As of June 30, 2014, we owned, leased or managed approximately 40,000 towers in the United States, including Puerto Rico, which we collectively refer to as the U.S., and approximately 1,800 towers in Australia. As of June 30, 2014, we owned, including fee interests and perpetual easements, land and other property interests, including rooftops, which we collectively refer to as land, on which approximately one-third of our site rental gross margin is derived, and we leased, subleased, managed or licensed the land interests on which approximately two-thirds of our site rental gross margin is derived. Our customers include many of the world’s major wireless communication companies, including Sprint, AT&T, T-Mobile and Verizon Wireless in the U.S., and Telstra, Optus and a joint venture between Vodafone and Hutchison in Australia.

Our core business is providing access, including space or capacity, to our towers, and to a lesser extent, to our small cells and third party land interests, which we refer to as our site rental business, via long-term contracts in various forms, including license, sublease and lease agreements, which we collectively refer to as contracts. Our wireless infrastructure can accommodate multiple customers for antennas and other equipment necessary for the transmission of signals for wireless communication devices. We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs. Site rental revenues represented approximately 83% of our consolidated net revenues for the six months ended June 30, 2014.

Our tower portfolios consist primarily of towers in various metropolitan areas. As of June 30, 2014, approximately 56% and 71% of our towers in the U.S. were located in the 50 and 100 largest U.S. basic trading areas, respectively, with a significant presence in each of the top 100 U.S. basic trading areas.

As part of our effort to provide comprehensive wireless infrastructure solutions, we offer certain network services relating to our wireless infrastructure, consisting of customer equipment installation or subsequent augmentations, which we collectively refer to as installation services, and additional site development services relating to existing or new antenna installations on our wireless infrastructure.

Crown Castle REIT Inc.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

(713) 570-3000

Crown Castle REIT Inc. is a wholly owned subsidiary of Crown Castle and was organized in Delaware on May 27, 2014. Effective at the time of the merger described below, CCR will be renamed “Crown Castle International Corp.” Prior to the merger, CCR will conduct no business other than that incident to the merger. Following the merger, CCR will succeed to the assets, continue the business and assume the obligations of Crown Castle.

General

In September 2013, Crown Castle announced that it was commencing the steps necessary to qualify as a REIT for the taxable year beginning January 1, 2014. Prior to commencing its operations as a REIT, Crown Castle completed the steps necessary in order to operate in compliance with the REIT rules. We refer to the completion of these steps and the commencement of Crown Castle’s operations as a REIT as the REIT conversion. Effective January 1, 2014, Crown Castle began operating as a REIT for U.S. federal income tax purposes.

Although the REIT rules do not require the completion of the merger, we intend to complete the merger, subject to approval by the holders of Crown Castle common stock, to facilitate our continued compliance with such rules, which, among other requirements, prohibit more than 50% of our capital stock from being owned by five or fewer individuals and require our capital stock to be beneficially owned by 100 or more persons, during certain periods of the taxable year. By merging Crown Castle with and into CCR, whose charter includes REIT-related provisions limiting the ownership and restricting the transfer of our capital stock, we will ensure the effective adoption of such provisions and facilitate our continued compliance with the REIT rules. Effective at the time of the merger, CCR will be renamed “Crown Castle International Corp.” and will succeed to the assets, continue the business and assume the obligations of Crown Castle. As a REIT, CCR will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal corporate income tax on its net taxable income that is distributed to its stockholders. This treatment substantially eliminates the federal “double taxation”, or taxation once at the corporate level and again at the stockholder level, that generally results from investment in a regular C corporation. However, as explained more fully below, we continue to pay U.S. federal income tax on earnings from certain assets or operations held through TRSs, which currently include our small cell business, our tower operations in Australia and certain other assets and operations. Our foreign assets and operations (including our tower operations in Puerto Rico and Australia) most likely will be subject to foreign income taxes in the jurisdictions in which such assets and operations are located, regardless of whether they are included in a TRS or not.

We are distributing this proxy statement/prospectus to the holders of common stock in connection with the solicitation of proxies by the board of directors for the approval of the proposal to adopt the merger agreement and the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. This proxy statement/prospectus is also being distributed for informational purposes only, to the holders of Crown Castle Convertible Preferred Stock. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

Crown Castle’s board of directors reserves the right to cancel or defer the merger, even if holders of Crown Castle common stock vote to adopt the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if it determines that the merger is no longer in the best interests of Crown Castle and its stockholders.

Board of Directors and Executive Officers of CCR

The existing board of directors and executive officers of Crown Castle immediately prior to the merger will be the board of directors and executive officers, respectively, of CCR immediately following the merger, and each director and executive officer will continue his or her directorship or employment, as the case may be, with CCR under the same terms as his or her directorship or employment with Crown Castle.

Interests of Directors and Executive Officers in the Merger

Our directors and executive officers own shares of our common stock, restricted stock awards and restricted stock units and, to that extent, their interest in the REIT conversion and the merger is the same as that of the other holders of shares of our common stock, restricted stock awards and restricted stock units.

Regulatory Approvals (See page 37)

We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to completion of the merger pursuant to the merger agreement and the transactions contemplated thereby, other than compliance with applicable federal and state securities laws, the filing of a certificate of merger as required under the Delaware General Corporation Law, or the DGCL, and various state governmental authorizations.

Comparison of Rights of Stockholders of Crown Castle and CCR (See page 111)

The rights of holders of Crown Castle common stock are currently governed by the DGCL, the Crown Castle Charter and the Crown Castle By-Laws. If the merger agreement is adopted by the holders of Crown Castle common stock and the merger is completed, holders of Crown Castle common stock will become holders of CCR common stock and the rights of holders of CCR common stock will be governed by the DGCL, the CCR Charter and the CCR By-Laws. As described below, some important differences exist between the rights of holders of Crown Castle common stock and the rights of holders of CCR common stock.

The rights of holders of Crown Castle Convertible Preferred Stock are currently governed by the DGCL, the Crown Castle Charter, the Crown Castle By-Laws and the Crown Castle Certificate of Designations. If the merger agreement is adopted by the holders of Crown Castle common stock and the merger is completed, holders of Crown Castle Convertible Preferred Stock will become holders of CCR Convertible Preferred Stock and the rights of the holders of Crown Castle Convertible Preferred Stock will be governed by the DGCL, the CCR Charter, the CCR By-Laws and the CCR Certificate of Designations. Some important differences exist between the rights of holders of Crown Castle Convertible Preferred Stock and the rights of holders of CCR Convertible Preferred Stock.

The major difference between your rights as a holder of Crown Castle common stock and your rights as a holder of CCR common stock or between your rights as a holder of Crown Castle Convertible Preferred Stock and your rights as a holder of CCR Convertible Preferred Stock is that, to facilitate continued compliance with the REIT rules, the CCR Charter generally prohibits any person (as defined in the CCR Charter) from beneficially or constructively owning, or being deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of CCR common stock, or 9.8% in aggregate value of the outstanding shares of all classes and series of our capital stock, including CCR common stock and any shares of the CCR Convertible Preferred Stock. In addition, the CCR Charter provides for certain other ownership limitations and transfer restrictions. These limitations and restrictions are subject to waiver or modification by the board of directors of CCR. For more detail regarding these differences, see the sections entitled “Description of CCR Capital Stock” and “Comparison of Rights of Stockholders of Crown Castle and CCR”.

The forms of the CCR Charter, CCR By-Laws and CCR Certificate of Designations are attached as Annex B-1, Annex B-2 and Annex B-3, respectively.

Material U.S. Federal Income Tax Consequences of the Merger (See page 113)

It is a condition to the closing of the merger that we receive an opinion from our special tax counsel, Cravath, Swaine & Moore LLP, to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization under Section 368(a)(1)(F) of the Code. Accordingly, we expect for U.S. federal income tax purposes that:

•	no gain or loss will be recognized by Crown Castle or CCR as a result of the merger;

•	with respect to the conversion of shares of Crown Castle common stock into CCR common stock:

•	you will not recognize any gain or loss upon the conversion of your shares of Crown Castle common stock into CCR common stock;

•	the tax basis of the shares of CCR common stock that you receive pursuant to the merger in the aggregate will be the same as your adjusted tax basis in the shares of Crown Castle common stock being converted in the merger; and

•	the holding period of shares of CCR common stock that you receive pursuant to the merger will include your holding period with respect to the shares of Crown Castle common stock being converted in the merger, assuming that your Crown Castle common stock was held as a capital asset at the effective time of the merger.

•	With respect to the conversion of shares of Crown Castle Convertible Preferred Stock into CCR Convertible Preferred Stock:

•	you will not recognize any gain or loss upon the conversion of your shares of Crown Castle Convertible Preferred Stock into CCR Convertible Preferred Stock;

•	the tax basis of the shares of CCR Convertible Preferred Stock that you receive pursuant to the merger in the aggregate will be the same as your adjusted tax basis in the shares of Crown Castle Convertible Preferred Stock being converted in the merger; and

•	the holding period of shares of CCR Convertible Preferred Stock that you receive pursuant to the merger will include your holding period with respect to the shares of Crown Castle Convertible Preferred Stock being converted in the merger, assuming that your Crown Castle Convertible Preferred Stock was held as a capital asset at the effective time of the merger.

The U.S. federal income tax treatment of holders of Crown Castle common stock, CCR common stock, Crown Castle Convertible Preferred Stock and CCR Convertible Preferred Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of Crown Castle common stock, CCR common stock, Crown Castle Convertible Preferred Stock or CCR Convertible Preferred Stock will depend on that holder’s particular tax circumstances. For example, if we are not a

“domestically controlled qualified investment entity” within the meaning of the Code, then in the case of a non-U.S. stockholder that owns or has owned in excess of 5% of outstanding Crown Castle common stock or Crown Castle Convertible Preferred Stock, it may be necessary for that person to comply with reporting requirements for him or her to achieve the nonrecognition of gain, carryover tax basis and tacked holding period described above. We urge you to consult your tax advisor, particularly if you are a non-U.S. person, regarding the specific tax consequences, including the federal, state, local and foreign tax consequences, to you in light of your particular investment in, or tax circumstances of acquiring, holding, exchanging or otherwise disposing of, Crown Castle common stock, CCR common stock, Crown Castle Convertible Preferred Stock or CCR Convertible Preferred Stock.

Qualification of CCR Following the REIT Conversion (See page 114)

We have taken all steps necessary in order to operate in compliance with the REIT rules. Effective January 1, 2014, Crown Castle began operating as a REIT for U.S. federal income tax purposes. As a REIT, we are permitted to deduct dividends paid to our stockholders, allowing the income represented by such dividends not to be subject to taxation at the entity level and to be taxed, if at all, only at the stockholder level. Nevertheless, the income of our TRSs, which hold certain of our operations, is subject, as applicable, to federal corporate income tax and to foreign income taxes where those operations are conducted. Our small cells are currently included in one or more wholly owned TRSs. On August 29, 2014, we received a favorable private letter ruling from the Internal Revenue Service, or IRS, which provides that the real property portion of our small cells and the related rents qualify as real property and rents from real property, respectively, under the rules governing REITs. We are evaluating the impact of this private letter ruling and, subject to board approval, we expect to take appropriate action to include the qualifying portion of our small cells as part of the REIT, effective the beginning of 2015. Additionally, we have included in TRSs our tower operations in Australia and certain other assets and operations.

Our ability to qualify as a REIT depends upon our continuing compliance with various requirements, including requirements related to the nature of our assets, the sources of our income and our distribution levels. If we were to fail to continue to qualify as a REIT, we would be subject to U.S. federal income tax at regular corporate rates. As a REIT, we continue to be subject to certain federal, state, local and foreign taxes on our income and property.

We have received opinions from our special tax counsel, Cravath, Swaine & Moore LLP and Skadden, Arps, Slate, Meagher & Flom LLP, whom we refer to as our Special Tax Counsel, to the effect that we will be organized in conformity with the requirements for qualification as a REIT under the Code, and that our proposed method of operation will enable us to meet and continue to meet the requirements for qualification and taxation as a REIT under the Code. The opinions of our Special Tax Counsel are conditioned upon the assumption that the CCR Charter, the CCR By-Laws, our licenses and all other applicable legal documents have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in this proxy statement/prospectus and upon representations made by us as to certain factual matters relating to our and CCR’s organization and operations and our manner of operation. The opinions of our Special Tax Counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by our Special Tax Counsel or us that we will so qualify for any particular year. The opinions of our Special Tax Counsel as to our qualification as a REIT are expressed as of the date issued. Our Special Tax Counsel have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of our Special Tax Counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by our Special Tax Counsel.

Recommendation of the Board of Directors (See page 29)

The board of directors of Crown Castle has, on a unanimous basis, approved and declared to be advisable the merger agreement, and hereby recommends that all holders of Crown Castle common stock entitled to vote thereon vote “FOR” the proposal to adopt the merger agreement, which will facilitate our continued compliance with the REIT rules by ensuring the effective adoption of the charter provisions that implement REIT-related ownership limitations and transfer restrictions related to our capital stock. The board of directors of Crown Castle also unanimously recommends that all holders of Crown Castle common stock entitled to vote thereon vote “FOR” the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Date, Time, Place and Purpose of Special Meeting (See page 28)

The special meeting will be held on [                     ], 2014 at [                    ], local time, at 1220 Augusta Drive, Suite 600, Houston, Texas 77057 to consider and vote upon the proposals described in the notice of special meeting.

Stockholders Entitled to Vote (See page 28)

The board of directors has fixed the close of business on [                     ], 2014 as the record date for the determination of holders of record of Crown Castle common stock entitled to receive notice of, and to vote those shares by proxy or at, the special meeting. As of [                     ], 2014, there were [            ] million shares of common stock outstanding and entitled to vote and [            ] holders of record.

The holders of record of Crown Castle Convertible Preferred Stock as of the record date are entitled to notice of the special meeting, but are not entitled to vote on the proposals at the special meeting and this proxy statement/prospectus is being mailed to such holders for informational purposes only.

Vote Required (See page 28)

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon is required for the adoption of the merger agreement. Accordingly, abstentions and “broker non-votes”, if any, will have the effect of a vote against the proposal to adopt the merger agreement.

The Crown Castle board of directors reserves the right to cancel or defer the merger, even if the holders of Crown Castle common stock vote to adopt the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if the board of directors determines that the merger is no longer in the best interests of Crown Castle and its stockholders.

The affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

No Appraisal Rights (See page 37)

Under the DGCL, you will not be entitled to any statutory appraisal rights in connection with the merger.

Shares Owned by Crown Castle’s Directors and Executive Officers

As of [                     ], 2014, the directors and executive officers of Crown Castle and their affiliates owned and were entitled to vote [            ] shares of Crown Castle common stock, or [    ]% of the shares outstanding on that date entitled to vote with respect to each of the proposals. We currently expect that each director and executive officer of Crown Castle will vote the shares of Crown Castle common stock beneficially owned by such director or executive officer “FOR” adoption of the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Historical Market Price of Common Stock and Convertible Preferred Stock

Crown Castle’s common stock and Convertible Preferred Stock are listed and traded on the NYSE under the symbols “CCI” and “CCI-PRA”, respectively.

The following table sets forth for the calendar periods indicated the high and low sale prices per share of common stock, the high and low sale prices per share of Convertible Preferred Stock, the declared dividend per share of common stock and the declared dividend per share of Convertible Preferred Stock as reported by the NYSE. On September 6, 2013, the last full trading day prior to the public announcement of the proposed REIT conversion, the closing sale price of common stock was $70.55 as reported by the NYSE. On [                     ], 2014, the latest practicable date before the printing of this proxy statement/prospectus, the closing sale price per share of common stock on the NYSE was $[        ] per share and the closing sale price per share of Convertible Preferred Stock was $[        ] per share. You should obtain a current stock price quotation for our common stock and our Convertible Preferred Stock.

	Common Stock			Convertible Preferred Stock
	High	Low	Dividend Declared	High	Low	Dividend Declared
Year Ending December 31, 2014
Third Quarter (through September 18, 2014)	$81.00	$72.53	$0.35	$105.39	$97.73	$—
Second Quarter	77.95	71.29	0.35	105.02	98.40	1.1250
First Quarter	76.54	68.44	0.35	102.75	95.54	1.1250

Year Ended December 31, 2013
Fourth Quarter	$77.22	$69.87	$—	$103.50	$97.35	$1.1625
Third Quarter	78.00	66.73	—	—	—	—
Second Quarter	81.16	66.95	—	—	—	—
First Quarter	75.50	66.13	—	—	—	—

Year Ended December 31, 2012
Fourth Quarter	$72.30	$63.42	$—	—	—	$—
Third Quarter	66.11	57.60	—	—	—	—
Second Quarter	59.26	51.86	—	—	—	—
First Quarter	55.99	44.62	—	—	—	—

It is expected that, immediately following the completion of the merger, CCR common stock and CCR Convertible Preferred Stock will be listed and traded on the NYSE in the same manner as shares of Crown Castle common stock and Crown Castle Convertible Preferred Stock currently trade on that exchange. The current price of Crown Castle common stock and Crown Castle Convertible Preferred Stock may not be indicative of the market price of CCR common stock or CCR Convertible Preferred Stock following the merger.

Prior to 2014, we did not pay cash dividends on our common stock. In the first quarter of 2014, our board of directors initiated a quarterly cash dividend on our common stock. For each of the first three quarters of 2014, the dividend declared on our common stock was $0.35 per share. The declaration amount and payment of any future dividends, however, are subject to the determination of our board of directors based on then-current or anticipated future conditions, including our earnings, net cash provided by operating activities, capital requirements, financial condition, our relative market capitalization, our existing NOLs or other factors deemed relevant by our board of directors. See the section entitled “Dividend Policy”.

RISK FACTORS

In addition to the other information in this proxy statement/prospectus, you should carefully consider the specific factors discussed below, together with all the other information contained in this proxy statement/prospectus and the documents incorporated by reference herein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC, which are incorporated by reference into this proxy statement/prospectus. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Relating to Our Business

Our business depends on the demand for wireless communications and wireless infrastructure, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions or network services).

Demand for our wireless infrastructure depends on the demand for antenna space from our customers, which, in turn, depends on the demand for wireless voice and data services by their customers. The willingness of our customers to utilize our wireless infrastructure, or renew or extend existing contracts on our wireless infrastructure, is affected by numerous factors, including:

•	consumer demand for wireless services;

•	availability or capacity of our wireless infrastructure or associated land interests;

•	location of our wireless infrastructure;

•	financial condition of our customers, including their availability or cost of capital;

•	willingness of our customers to maintain or increase their capital expenditures;

•	increased use of network sharing, roaming, joint development or resale agreements by our customers;

•	mergers or consolidations among our customers;

•	changes in, or success of, our customers’ business models;

•	governmental regulations, including local or state restrictions on the proliferation of wireless infrastructure;

•	cost of constructing wireless infrastructure;

•	technological changes, including those affecting (1) the number or type of wireless infrastructure or other communications sites needed to provide wireless communications services to a given geographic area or (2) the obsolescence of certain existing wireless networks; or

•	our ability to efficiently satisfy our customers’ service requirements.

A slowdown in demand for wireless communications or our wireless infrastructure may negatively impact our growth or otherwise have a material adverse effect on us. If our customers or potential customers are unable to raise adequate capital to fund their business plans, as a result of disruptions in the financial and credit markets or otherwise, they may reduce their spending, which could adversely affect our anticipated growth or the demand for our wireless infrastructure or network services.

Historically, the amount of our customers’ network investment is cyclical and has varied based upon the various matters described in these risk factors. Changes in carrier network investment typically impact the demand for our wireless infrastructure. As a result, changes in carrier plans such as delays in the implementation of new systems, new technologies, including with respect to the use of small cells, or plans to expand coverage or capacity may reduce demand for our wireless infrastructure. Furthermore, the wireless communication industry could experience a slowdown or slowing growth rates as a result of numerous factors, including a reduction in consumer demand for wireless services or general economic conditions. There can be no assurances that weakness or uncertainty in the economic environment will not adversely impact the wireless communications industry, which may materially and adversely affect our business, including by reducing demand for our wireless infrastructure or network services. In addition, a slowdown may increase competition for site rental customers or network services. A wireless communications industry slowdown or a reduction in carrier network investment may materially and adversely affect our business.

A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues or reduce demand for our wireless infrastructure and network services.

For the first half of 2014, approximately 89% of our consolidated revenues were derived from Sprint, AT&T (after giving effect to AT&T’s acquisition of Leap Wireless (completed in March 2014)), T-Mobile and Verizon Wireless, which represented 26%, 26%, 21% and 16%, respectively, of our consolidated revenues for such period. The loss of any one of our large customers as a result of consolidation, merger, bankruptcy, insolvency, network sharing, roaming, joint development, resale agreements by our customers or otherwise may result in (1) a material decrease in our revenues, (2) uncollectible account receivables, (3) an impairment of our deferred site rental receivables, wireless infrastructure assets, site rental contracts and customer relationships intangible assets, or (4) other adverse effects to our business. We cannot guarantee that contracts with our major customers will not be terminated or that these customers will renew their contracts with us. In addition to our four largest customers in the U.S., we also derive a portion of our revenues and anticipated future growth from customers offering or contemplating offering emerging wireless services; such customers are smaller or have less financial resources than our four largest customers, have business models which may not be successful, or may require additional capital. See also the section entitled “Our Business—The Company”.

Such consolidation among our customers will likely result in duplicate or overlapping parts of networks, for example where they are co-residents on a tower, which may result in the termination or non-renewal of customer contracts and impact revenues from our wireless infrastructure. We expect that any termination of customer contracts as a result of this potential consolidation would be spread over multiple years as existing contracts expire. In addition, consolidation may result in a reduction in such customers’ future capital expenditures in the aggregate because their expansion plans may be similar. Wireless carrier consolidation could decrease the demand for our wireless infrastructure, which in turn may result in a reduction in our revenues or cash flows. See note 17 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for a discussion of recently completed customer consolidations. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Overview” for further discussion of our customers’ network enhancement deployments and any related non-renewal of customer contracts.

Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

As a result of our substantial indebtedness:

•	we may be more vulnerable to general adverse economic or industry conditions;

•	we may find it more difficult to obtain additional financing to fund discretionary investments or other general corporate requirements or to refinance our existing indebtedness;

•	we are or will be required to dedicate a substantial portion of our cash flows from operations to the payment of principal or interest on our debt, thereby reducing the available cash flows to fund other projects, including the discretionary investments discussed in the section entitled “Our Business”;

•	we may have limited flexibility in planning for, or reacting to, changes in our business or in the industry;

•	we may have a competitive disadvantage relative to other companies in our industry with less debt;

•	we may be adversely impacted by changes in interest rates;

•	we may be required to issue equity securities or securities convertible into equity or sell some of our assets, possibly on unfavorable terms, in order to meet payment obligations;

•	we may be limited in our ability to take advantage of strategic business opportunities, including wireless infrastructure development or mergers and acquisitions; or

•	we could fail to qualify for taxation as a REIT as a result of limitations on our ability to declare and pay dividends to stockholders as a result of restrictive covenants in our debt instruments and the terms of our Convertible Preferred Stock.

Currently we have debt instruments in place that limit in certain circumstances our ability to incur indebtedness, pay dividends, create liens, sell assets, or engage in certain mergers and acquisitions, among other things. In addition, the credit agreement governing the 2012 Credit Facility contains financial maintenance covenants. Our ability to comply with these covenants or to satisfy our debt obligations will depend on our future operating performance. If we violate the restrictions in our debt instruments or fail to comply with our financial maintenance covenants, we will be in default under those instruments, which in some cases would cause the maturity of a substantial portion of our long-term indebtedness to be accelerated. Furthermore, if the limits on our ability to pay dividends prevent us from satisfying our REIT distribution requirements, we could fail to qualify for taxation as a REIT. If these limits do not jeopardize our qualification for taxation as a REIT but nevertheless prevent us from distributing 100% of our REIT taxable income, we will be subject to federal corporate income tax, and potentially a nondeductible excise tax, on the retained amounts. If our operating subsidiaries were to default on the debt, the trustee could seek to foreclose the collateral securing such debt, in which case we could lose the wireless infrastructure and the revenues associated with the wireless infrastructure.

Crown Castle and Crown Castle Operating Company, which we refer to as CCOC, are holding companies that conduct all of their operations through their subsidiaries. Accordingly, Crown Castle and CCOC’s respective sources of cash to pay interest or principal on their outstanding indebtedness are distributions relating to their respective ownership interests in their subsidiaries from the net earnings and cash flows generated by such subsidiaries or from proceeds of debt or equity offerings. Earnings and cash flows generated by their subsidiaries are first applied by such subsidiaries to conduct their operations, including servicing their respective debt obligations, after which any excess cash flows generally may be paid to such holding company, in the absence of any special conditions such as a continuing event of default. However, their subsidiaries are legally distinct from the holding companies and, unless they guarantee such debt, have no obligation to pay amounts due on their debt or to make funds available to us for such payment.

We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

We have a substantial amount of indebtedness (approximately $11.6 billion as of June 30, 2014), which we will need to refinance or repay. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for a tabular presentation of our contractual debt maturities. There can be no assurances we will be able to refinance our indebtedness (1) on commercially reasonable terms, (2) on terms, including with respect to interest rates, as favorable as our current debt, or (3) at all.

Economic conditions and the credit markets have historically experienced, and may continue to experience, periods of volatility, uncertainty, or weakness. Any renewed financial turmoil, worsening credit environment, weakening of the general economy, or further uncertainty could impact the availability or cost of debt financing, including with respect to any refinancing of the obligations described above or on our ability to draw the full amount of our $1.5 billion revolving credit facility, which we refer to as the 2012 Revolver, that, as of September 15, 2014, had $1.2 billion of undrawn availability.

If we are unable to refinance or renegotiate our debt, we cannot guarantee that we will be able to generate enough cash flows from operations or that we will be able to obtain enough capital to service our debt or fund our planned capital expenditures. In such an event, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations. Failure to refinance indebtedness when required could result in a default under such indebtedness. If we incur additional indebtedness, any such indebtedness could exacerbate the risks described above.

Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

Future sales or issuances of a substantial number of shares of our common stock or other equity related securities may adversely affect the market price of our common stock. As of [                    ], 2014, we had [            ] million shares of common stock outstanding. In addition, we reserved 12.5 million and 13.4 million, respectively, of shares of common stock for issuance under our various stock compensation plans and our Convertible Preferred Stock. The dividends on our Convertible Preferred Stock may also be paid in cash or, subject to certain limitations, shares of common stock or any combination of cash and shares of common stock.

In addition, a small number of stockholders own a significant percentage of our outstanding common stock. If any one of these stockholders, or any group of our stockholders, sells a large quantity of shares of our common stock, or the public market perceives that existing stockholders might sell a large quantity of shares of our common stock, the market price of our common stock may significantly decline.

As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our new or renewing customer contracts.

Our growth is dependent on entering into new customer contracts as well as renewing or renegotiating customer contracts when existing customer contracts terminate. We face competition for site rental customers from various sources, including:

•	other independent wireless infrastructure owners or operators, including towers, rooftops, water towers, small cells, broadcast towers or utility poles;

•	wireless carriers that own and operate their own wireless infrastructure and lease antenna space to other wireless communication companies; or

•	new alternative deployment methods in the wireless communication industry.

Certain wireless carriers own and operate their own towers and small cells, and certain of such carriers are larger or have greater financial resources than we have. Our small cell operations may have different competitors than our traditional site rental business, including other owners of small cells or fiber, some of which have larger networks or greater financial resources than we have. Competition in our industry may make it more difficult for us to attract new customers, maintain or increase our gross margins, or maintain or increase our market share.

The business model for our small cell operations contains certain differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify or manage those operational risks, such operations may produce results that are less than anticipated.

The business model for our small cell operations contains certain differences from our traditional tower operations, including differences relating to customer contract terms, landlord demographics, ownership of certain network assets, operational oversight requirements (including requirements for service level agreements regarding network performance and maintenance), applicable laws and initial gross margins (although long-term gross margins are expected to be similar). While our small cell operations have certain risks that are similar to our tower operations, they also have certain operational risks that are different from our traditional site rental business, including the (1) use of competitive local exchange carrier, which we refer to as CLEC, status, (2) use of public rights-of-way, (3) use of poles owned solely by, or jointly with, third parties, or (4) risks relating to overbuilding. In addition, the rate at which wireless carriers adopt small cells may be lower or slower than we anticipate. Our small cell operations will also expose us to different safety or liability risks or hazards than our traditional site rental business as a result of numerous factors, including the location or nature of the assets involved. Because small cells are comparatively new technologies and are continuing to evolve, there may be other risks related to small cells of which we are not yet aware.

New technologies may significantly reduce demand for our wireless infrastructure or negatively impact our revenues.

Improvements in the efficiency of wireless networks could reduce the demand for our wireless infrastructure. For example, signal combining technologies that permit one antenna to service multiple frequencies and, thereby, multiple customers may reduce the need for our wireless infrastructure. In addition, other technologies, such as WiFi, femtocells, other small cells, or satellite (such as low earth orbiting) and mesh transmission systems may, in the future, serve as substitutes for, or alternatives to, leasing that might otherwise be anticipated or expected on wireless infrastructure had such technologies not existed. Any significant reduction in wireless infrastructure leasing demand resulting from the previously mentioned technologies or other technologies may negatively impact our revenues or otherwise have a material adverse effect on us.

New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

There can be no assurances that new wireless services or technologies will be introduced or deployed as rapidly or in the manner projected by the wireless or broadcast industries. In addition, demand or customer adoption rates for such new technologies may be lower or slower than anticipated for numerous reasons. As a result, growth opportunities or demand for our wireless infrastructure as a result of such technologies may not be realized at the times or to the extent anticipated.

If we fail to retain rights to our wireless infrastructure, including the land interests under our towers, our business may be adversely affected.

Our property interests relating to the land interests on which our towers reside consist of leasehold and sub-leasehold interests, fee interests, easements, licenses and rights-of-way. A loss of these interests may interfere with our ability to conduct our business or generate revenues. For various reasons, we may not always have the ability to access, analyze, or verify all information regarding titles or other issues prior to purchasing wireless infrastructure. Further, we may not be able to renew ground leases on commercially viable terms. Our ability to retain rights to the land interests on which our towers reside depends on our ability to purchase such land, including fee interests and perpetual easements, or renegotiate or extend the terms of the leases relating to such land. Approximately 12% of our site rental gross margins for the six months ended June 30, 2014 are derived from towers where the leases for the land interests under such towers have final expiration dates of less than ten years. If we are unable to retain rights to the land interests on which our towers reside, our business may be adversely affected.

Approximately 54% of our towers are leased or subleased or operated and managed under master leases, subleases or other agreements with Sprint, T-Mobile and AT&T. We have the option to purchase these towers at the end of their respective lease terms; we have no obligation to exercise such purchase options. We may not have the required available capital to exercise our right to purchase some or all of these towers at the time these options are exercisable. Even if we do have available capital, we may choose not to exercise our right to purchase these towers or some or all of the T-Mobile or AT&T towers for business or other reasons. In the event that we do not exercise these purchase rights, or are otherwise unable to acquire an interest that would allow us to continue to operate these towers after the applicable period, we will lose the cash flows derived from such towers, which may have a material adverse effect on our business. In the event that we decide to exercise these purchase rights, the benefits of the acquisition of these towers may not exceed the costs, which could adversely affect our business. Additional information concerning these towers and the applicable purchase options for the fiscal year ended December 31, 2013 is as follows:

•	Approximately 16% of our towers are leased or subleased or operated and managed for an initial period of 32 years (through May 2037) under master leases, subleases or other agreements with Sprint. We have the option to purchase in 2037 all (but not less than all) of the leased and subleased Sprint towers from Sprint for approximately $2.3 billion.

•	Approximately 15% of our towers are leased or subleased or operated and managed under a master prepaid lease or other related agreements with T-Mobile for a weighted-average term of approximately 28 years, weighted on site rental gross margin. We have the option to purchase the leased and subleased towers from T-Mobile at the end of the respective lease or sublease terms for aggregate option payments of approximately $2.0 billion, which payments, if exercised, would be due between 2035 and 2049. In addition, through the T-Mobile Acquisition (as defined below), there are another approximately 1% of our towers subject to a lease and sublease or other related arrangements with AT&T. We have the option to purchase these towers that we do not otherwise already own at the end of their respective lease terms for aggregate option payments of up to approximately $405 million, which payments, if exercised, would be due between 2018 and 2032 (less than $10 million would be due before 2025).

•	Approximately 22% of our towers are leased or subleased or operated and managed under a master prepaid lease or other related agreements with AT&T for a weighted-average term of approximately 28 years, weighted on site rental gross margin. We have the option to purchase the leased and subleased towers from AT&T at the end of the respective lease or sublease terms for aggregate option payments of approximately $4.2 billion, which payments, if exercised, would be due between 2032 and 2048.

Under master lease or master prepaid lease arrangements we have with T-Mobile, Sprint and AT&T, certain of our subsidiaries lease or sublease, or are otherwise granted the right to manage and operate, towers from bankruptcy remote subsidiaries of such carriers. If one of these bankruptcy remote subsidiaries nevertheless becomes a debtor in a bankruptcy proceeding and is permitted to reject the underlying ground lease, our subsidiaries could lose their interest in the applicable sites. If our subsidiaries were to lose their interest in the applicable sites or if the applicable ground leases were to be terminated, we would lose the cash flow derived from the towers on those sites, which may have a material adverse effect on our business. We have similar bankruptcy risks with respect to sites that we operate under management agreements.

Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

The operating results of our network services business for any particular period may vary significantly and should not necessarily be considered indicative of longer-term results for this activity. Our network services business may be adversely impacted by various factors including competition, economic weakness or uncertainty, our market share, or changes in the type or volume of work performed.

The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

We seek to expand and develop our business, including through acquisitions (a recent example of which is the transaction with AT&T in December 2013 that provides us exclusive rights to lease, operate or otherwise acquire towers that, as of June 30, 2014, comprise approximately 23% of our towers, which we refer to as the AT&T Acquisition), increased product offerings, or other strategic growth opportunities. In the ordinary course of our business, we review, analyze and evaluate various potential transactions or other activities in which we may engage. Such transactions or activities could cause disruptions in, increase risk or otherwise negatively impact our business. Among other things, such transactions and activities may:

•	disrupt our business relationships with our customers, depending on the nature of or counterparty to such transactions and activities;

•	direct the time or attention of management away from other business operations toward such transactions or activities, including integrations;

•	fail to achieve revenue or margin targets, operational synergies or other benefits contemplated;

•	increase operational risk or volatility in our business; or

•	result in current or prospective employees experiencing uncertainty about their future roles with us, which might adversely affect our ability to retain or attract key managers or other employees.

For example, the integration of the towers from the AT&T Acquisition is a significant undertaking and requires significant resources, as well as attention from our management team. In addition, the integration of these towers into our operations requires certain one-time costs for tasks such as tower visits and audits and ground and tenant lease verification. If we fail to successfully or efficiently integrate the towers from the AT&T Acquisition, we may not realize the benefits we expect from the AT&T Acquisition, and our business, financial condition, or results of operations may be adversely affected.

If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

A variety of federal, state, local and foreign laws and regulations apply to our business, including those discussed in the section entitled “Our Business”. Failure to comply with applicable requirements may lead to civil penalties or require us to assume indemnification obligations or breach contractual provisions. We cannot guarantee that existing or future laws or regulations, including state and local tax laws, will not adversely affect our business, increase delays or result in additional costs. These factors may have a material adverse effect on us.

If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

The potential connection between radio frequency emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. We cannot guarantee that claims relating to radio frequency emissions will not arise in the future or that the results of such studies will not be adverse to us.

Public perception of possible health risks associated with cellular or other wireless communications may slow or diminish the growth of wireless companies, which may in turn slow or diminish our growth. In particular, negative public perception of, and regulations regarding, these perceived health risks may slow or diminish the market acceptance of wireless communications services. If a connection between radio frequency emissions and possible negative health effects were established, our operations, costs, or revenues may be materially and adversely affected. We currently do not maintain any significant insurance with respect to these matters.

Certain provisions of our certificate of incorporation, by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

We have a number of anti-takeover devices in place that will hinder takeover attempts or may reduce the market value of our common stock. Our anti-takeover provisions include:

•	a staggered board of directors, which is currently being phased out but will not be fully declassified until 2016;

•	the authority of the board of directors to issue preferred stock without approval of the holders of our common stock; and

•	advance notice requirements for director nominations or actions to be taken at annual meetings.

In addition, if the merger is completed, the REIT-related ownership limitations and transfer restrictions in the CCR Charter could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders.

Our by-laws permit special meetings of the stockholders to be called only upon the request of our Chief Executive Officer or a majority of the board of directors, and deny stockholders the ability to call such meetings. Such provisions, as well as the provisions of Section 203 of the DGCL, may impede a merger, consolidation, takeover, or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

In addition, domestic or international competition laws may prevent or discourage us from acquiring wireless infrastructure in certain geographical areas or impede a merger, consolidation, takeover, or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

We may be adversely affected by exposure to changes in foreign currency exchange rates relating to our operations in Australia.

Our Australian operations expose us to fluctuations in foreign currency exchange rates. For the six months ended June 30, 2014, approximately 4% of our consolidated net revenues were denominated in Australian dollars. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Results of Operations—Comparison of Operating Segments” for a discussion of the change in the Australian dollar to U.S. dollar exchange rate. We have not historically engaged in significant hedging activities relating to our Australian operations, and we may suffer future losses as a result of changes in currency exchange rates.

Risks Relating to Our REIT Election

Future dividend payments to our common stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions may impact the availability or cost of such financing, which could hinder our ability to grow our per share results of operations.

In the first quarter of 2014, our board of directors initiated a quarterly cash dividend on our common stock. For each of the first three quarters of 2014, the dividend declared on our common stock was $0.35 per share, and, if paid in the same amount in each quarter of 2014, will result in an annual aggregate payment of approximately $470 million. See the section entitled “Dividend Policy”. Effective January 1, 2014, we commenced operating as a REIT for U.S. federal income tax purposes. To qualify and be taxed as a REIT, we will generally be required to distribute at least 90% of our REIT taxable income after the utilization of any available NOLs (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our stockholders. As a result, we anticipate making distributions to holders of our common stock in the form of dividends in the future.

We have historically invested our cash from operations in discretionary investments such as (in no particular order): purchasing our common stock, acquiring or constructing wireless infrastructure, acquiring land interests under towers, improving or structurally enhancing our existing wireless infrastructure, or purchasing, repaying or redeeming our debt. Alternative means of accessing cash to fund future discretionary investments similar to those we have historically made, including through the credit or equity markets, either (1) may not be available to us or (2) may not be accessible by us at terms that would result in the investment of the net proceeds raised yielding incremental growth in our per share operating results. As a result, future dividend payments may hinder our ability to grow our per share results of operations or otherwise adversely affect our ability to execute our business plan.

Qualifying and remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

On January 1, 2014, we began operating as a REIT for federal tax purposes. As a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is distributed to our stockholders.

We have received opinions from our Special Tax Counsel to the effect that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31, 2014. It must be emphasized that the opinions of Special Tax Counsel are based on various assumptions relating to our organization and operation, and are conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. The opinions we received are expressed as of the date issued. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Special Tax Counsel or by us that we will qualify as a REIT for any particular year.

If, in any taxable year, we fail to qualify for taxation as a REIT and are not entitled to relief under the Code, then:

•	we will not be allowed a deduction for dividends paid to stockholders in computing our taxable income;

•	we will be subject to federal and state income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates; and

•	if such failure to qualify occurs after the effective date of our election to be taxed as a REIT for U.S. federal income tax purposes, we would be disqualified from re-electing REIT status for the four taxable years following the year during which we were so disqualified.

Although we may have NOLs available to reduce any taxable income, to the extent our NOLs have been utilized or are otherwise unavailable, any such corporate tax liability could be substantial, would reduce the amount of cash available for other purposes and might necessitate the borrowing of additional funds or the liquidation of some investments to pay any additional tax liability. Accordingly, funds available for investment would be reduced.

Under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRSs or other non-qualifying assets. This limitation may affect our ability to make additional investments in non-REIT qualifying operations or assets, or in any operations held through TRSs. The net income of our TRSs is not required to be distributed to us, and income that is not distributed to us generally will not be subject to the REIT income distribution requirement. However, there may be limitations on our ability to accumulate earnings in our TRSs and the accumulation or reinvestment of significant earnings in our TRSs could result in adverse tax treatment. In particular, if the accumulation of cash in our TRSs causes the fair market value of our securities in our TRSs or certain other non-qualifying assets to exceed 25% of the fair market value of our assets at the end of any quarter, then we may fail to qualify as a REIT.

Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

To qualify and be taxed as a REIT, we will generally be required to distribute at least 90% of our REIT taxable income after the utilization of any available NOLs (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our stockholders. Our determination as to the timing or amount of future dividends will be based on a number of factors, including investment opportunities around our core business and the availability of our existing NOLs of approximately $2.2 billion, of which approximately $1.9 billion is available to offset REIT taxable income. We commenced declaring regular quarterly cash dividends to our common stockholders beginning with the first quarter of 2014. See the section entitled “Dividend Policy”. Any such dividends, however, are subject to the determination of our board of directors based on then-current and anticipated future conditions, including our earnings, net cash provided by operating activities, capital requirements, financial condition, our relative market capitalization, our existing NOLs, or other factors deemed relevant by our board of directors.

To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our REIT taxable income (after the application of available NOLs, if any), we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders for a calendar year is less than a minimum amount specified under the Code.

From time to time, we may generate REIT taxable income greater than our cash flow as a result of differences in timing between the recognition of taxable income and the actual receipt of cash or the effect of nondeductible capital expenditures, the creation of reserves or required debt or amortization payments. If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell assets at disadvantageous prices, or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT dividend requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock. Furthermore, the REIT dividend requirements may increase the financing we need to fund capital expenditures, future growth, or expansion initiatives, which would increase our total leverage.

In addition to satisfying the distribution test, to remain qualified as a REIT for tax purposes, we will need to continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets and the ownership of our capital stock. Compliance with these tests will require us to refrain from certain activities and may hinder our ability to make certain attractive investments, including the purchase of non-qualifying assets, the expansion of non-real estate activities, or investments in the businesses to be conducted by our TRSs, and to that extent, limit our opportunities and our flexibility to change our business strategy. Furthermore, acquisition opportunities in domestic or international markets may be adversely affected if we need or require the target company to comply with some REIT requirements prior to completing any such acquisition. In addition, our conversion to a REIT may result in investor pressures not to pursue growth opportunities that are not immediately accretive.

Moreover, if we fail to comply with certain asset ownership tests, at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate assets in adverse market conditions or forgo otherwise attractive investments. These actions may reduce our income and amounts available for distribution to our stockholders.

If we fail to pay scheduled dividends on the Convertible Preferred Stock, in cash, common stock, or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

The terms of the Convertible Preferred Stock provide that, unless accumulated dividends have been paid or set aside for payment on all outstanding Convertible Preferred Stock for all past dividend periods, no dividends may be declared or paid on our common stock. If that were to occur, the inability to pay dividends on our common stock might jeopardize our status as a REIT for U.S. federal income tax purposes. See note 9 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein.

We have limited experience operating as a REIT. Our failure to successfully operate as a REIT may adversely affect our financial condition, cash flow, the per share trading price of our common stock, or our ability to satisfy debt service obligations.

We have limited operating history as a REIT. In addition, our senior management team has limited experience operating a REIT. We cannot assure you that our past experience will be sufficient to operate our company successfully as a REIT, including our ability to remain qualified as a REIT. Failure to maintain REIT status could adversely affect our financial condition, results of operations, cash flow, or ability to satisfy debt service obligations.

REIT ownership limitations and transfer restrictions may prevent or restrict you from engaging in certain transfers of our capital stock.

In order for us to continue to satisfy the requirements for REIT qualification, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). Crown Castle intends to merge with and into CCR to facilitate our continued compliance with the REIT rules by ensuring the effective adoption of the charter provisions that implement REIT-related ownership limitations and transfer restrictions that generally prohibit any person (as defined in the CCR Charter) from beneficially or constructively owning, or being deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of CCR common stock, or 9.8% in aggregate value of the outstanding shares of all classes and series of our capital stock, including CCR common stock and any shares of the CCR Convertible Preferred Stock. In addition, the CCR Charter provides for certain other ownership limitations and transfer restrictions. Under applicable constructive ownership rules, any shares of capital stock owned by certain affiliated owners generally would be added together for purposes of the ownership limitations. These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of CCR that might involve a premium price for CCR capital stock or otherwise be in the best interest of its stockholders.

If holders of Crown Castle common stock do not approve the proposal to adopt the merger agreement, we may not be able to satisfy the REIT-related ownership limitations on a continuing basis, which could cause us to fail to qualify as a REIT.

VOTING AND PROXIES

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the board of directors of Crown Castle for use at the special meeting of stockholders to be held on [                    ], 2014, or any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

The special meeting will be held on [                    ], 2014 at [                    ], local time, at 1220 Augusta Drive, Suite 600, Houston, Texas, 77057.

Purpose of the Special Meeting

The purposes of the special meeting are:

•	to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated September 19, 2014 (as it may be amended from time to time), between Crown Castle International Corp. and Crown Castle REIT Inc., a newly formed wholly owned subsidiary of Crown Castle, which is being implemented in connection with Crown Castle’s conversion to a REIT; and

•	to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Stockholder Record Date for the Special Meeting

Crown Castle’s board of directors has fixed the close of business on [                     ], 2014 as the record date for determining which holders of record of Crown Castle common stock are entitled to notice of, and to vote those shares by proxy or at, the special meeting and at any adjournment or postponement of the special meeting. On the record date, there were [            ] shares of common stock outstanding, held by approximately [            ] holders of record.

During the ten-day period before the special meeting, Crown Castle will keep a list of holders of Crown Castle common stock entitled to vote at the special meeting available for inspection during normal business hours at Crown Castle’s offices in Houston, Texas, for any purpose germane to the special meeting. The list of holders of Crown Castle common stock will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

Quorum

A quorum is necessary for the transaction of business at the special meeting. A majority of the voting power of the outstanding shares of common stock entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum at the special meeting. For the purpose of determining the presence of a quorum, abstentions will be included in determining the number of shares of common stock present and entitled to vote at the special meeting; however, because brokers, banks or other nominees are not entitled to vote on the proposal to adopt the merger agreement absent specific instructions from the beneficial owner (as more fully described below), shares held by brokers, banks or other nominees for which instructions have not been provided will not be included in the number of shares represented in person or by proxy and entitled to vote at the special meeting for the purpose of establishing a quorum. At the special meeting, each share of common stock is entitled to one vote on all matters properly submitted to the Crown Castle stockholders.

Vote Required for Each Proposal

Proposal Number One: The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon is required for the adoption of the merger agreement.

Proposal Number Two: The affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

The Crown Castle board of directors unanimously recommends that all holders of Crown Castle common stock entitled to vote thereon vote “FOR” each of the proposals.

Proxies

If you are a holder of record of common stock on the record date, you may cause your shares to be voted by completing, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Authorizing a proxy to vote your shares by telephone or over the Internet will not limit your right to attend the special meeting and vote your shares in person. Those holders of Crown Castle common stock as of the record date who choose to submit a proxy by telephone or over the Internet must do so no later than 11:59 p.m., Eastern Time, on [                    ], 2014. All shares of Crown Castle common stock represented by properly executed proxy cards received before or at the special meeting and all proxies properly submitted by telephone or over the Internet will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxy cards, telephone or Internet submissions. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” each of the proposals. You are urged to indicate how to vote your shares, whether you do so by proxy card, by telephone or over the Internet.

If a properly executed proxy card is returned or properly submitted by telephone or over the Internet and the holder of Crown Castle common stock has abstained from voting on one or more of the proposals, the common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted on the abstained proposals. For the proposal to adopt the merger agreement and the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, abstentions have the same effect as a vote against that proposal.

If your shares are held in an account at a broker, bank or other nominee, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker, bank or other nominee holding shares that indicates that the broker, bank or other nominee does not have discretionary authority to vote on the proposals, the shares will not be considered present at the meeting for purposes of determining the presence of a quorum, and will not be considered to have been voted on the proposals. Under applicable rules and regulations of the NYSE, brokers, banks and other nominees have the discretion to vote on routine matters, but do not have the discretion to vote on non-routine matters. The proposal to adopt the merger agreement is a non-routine matter. Accordingly, your broker, bank or other nominee will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker, bank or other nominee. If you do not provide voting instructions, your shares will be considered “broker non-votes” because the broker, bank or other nominee will not have discretionary authority to vote your shares. Therefore, your failure to provide voting instructions to the broker, bank or other nominee will have the same effect as a vote against adoption of the merger agreement.

Revoking Your Proxy

You can change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must either (1) timely notify the secretary of Crown Castle in writing, (2) timely mail a new proxy card dated after the date of the proxy you wish to revoke, (3) timely submit a later dated proxy, by telephone or over the Internet by following the instructions on your proxy card, or (4) attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If your shares are held through a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Adjournment or Postponement

Although it is not currently expected, the special meeting may be adjourned, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. In that event, Crown Castle may ask the holders of Crown Castle common stock to vote upon the proposal to approve the adjournment of the special meeting to solicit additional proxies, but not the proposal to adopt the merger agreement. If the holders of Crown Castle common stock approve this proposal, we could adjourn the special meeting and use the time to solicit additional proxies to approve the proposal to adopt the merger agreement.

Additionally, at any time prior to convening the special meeting, we may seek to postpone the meeting if a quorum is not present at the meeting or as otherwise permitted by the Crown Castle Charter and the Crown Castle By-Laws or as otherwise permitted by applicable law.

Solicitation of Proxies

Crown Castle will bear all expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. Crown Castle will also request banks, brokers and other nominees holding shares of common stock beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will, upon request, reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means and personal solicitation by the officers or employees of Crown Castle. No additional compensation will be paid to officers or employees for those solicitation efforts.

Crown Castle has engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting and estimates it will pay Georgeson Inc. a fee of approximately $13,000. Crown Castle has also agreed to reimburse Georgeson Inc. for certain costs and expenses incurred in connection with the proxy solicitation and to indemnify Georgeson Inc. against certain losses, claims, damages, costs, fees, expenses and liabilities.

Other Matters

As of the date of this proxy statement/prospectus, Crown Castle is not aware of any other business to be acted on at the special meeting. However, if any other matters are properly presented at the special meeting, or any adjournment or postponement of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act on the matter according to their best judgment.

BACKGROUND OF THE REIT CONVERSION AND THE MERGER

As part of an ongoing strategic review of our business, our board of directors and senior management have been focused on the careful evaluation of our allocation of capital to enhance long-term stockholder value through a variety of strategies, including regularly considering available tax planning strategies. We historically have had significant NOLs in federal and state taxing jurisdictions. Generally, for federal and state income tax purposes, NOLs can be carried forward and used for up to 20 years, and the tax years will remain subject to examination by the IRS until three years after the applicable NOLs are used or expire. As we expected to exhaust our available NOLs over the course of the next several years, senior management believed that an analysis of the feasibility of Crown Castle converting to a REIT for federal and, where applicable, state income tax purposes should be undertaken and presented to the board of directors. In June 2013, senior management began consulting with representatives of Cravath, Swaine & Moore LLP and Skadden, Arps, Slate, Meagher & Flom LLP, our Special Tax Counsel, whom we retained to assist us in analyzing the legal and regulatory issues and the tax implications of a possible conversion to a REIT.

On September 5, 2013, at a special meeting of the board of directors, the board of directors and senior management, together with representatives of our Special Tax Counsel, discussed, among other things, the rationale for the potential REIT conversion, the potential dividends that might be paid in connection with operating as a REIT, the REIT qualification tests (including the asset and income tests), the REIT-related opinions that would be required from counsel, the potential impact of the REIT conversion on Crown Castle’s international operations, a private letter ruling request regarding certain of Crown Castle’s operations (including its small cell business), the possible formation or designation of taxable REIT subsidiaries (including for its small cell business and Australian operations), the utilization of, and impact of the potential REIT conversion on, its NOLs, the potential need to seek stockholder approval of certain REIT-related corporate actions and the potential timing of the REIT conversion. After discussion, the board of directors unanimously directed senior management to take all necessary steps to position Crown Castle to operate in compliance with the REIT requirements as of January 1, 2014, subject to final board approval.

On September 9, 2013, we issued a press release announcing that we were commencing the steps necessary to qualify as a REIT.

On September 20, 2013, at a special meeting of the board of directors, the board of directors and senior management discussed the initiation of a quarterly dividend, to begin in the first quarter of 2014.

On October 17, 2013, at a special meeting of the board of directors, the board of directors approved a plan to initiate a quarterly cash dividend of $0.35 per share to the holders of our common stock beginning in the first quarter of 2014, subject to certain conditions, which decision was made separate from, but in connection with, the REIT conversion.

Throughout the fourth quarter of 2013, senior management met regularly and reviewed various considerations relating to the potential REIT conversion, including valuation perspectives, balance sheet considerations and the impact of a REIT conversion on Crown Castle’s ability to grow and to continue to access the capital markets.

In November 2013, we submitted a private letter ruling request to the IRS with respect to a number of REIT qualification matters related to our small cell business.

On December 16, 2013, at a special meeting of the board of directors, the board of directors and senior management, together with representatives of our Special Tax Counsel, reviewed and discussed the rationale for the REIT conversion, the steps that had been taken to date in connection with the potential REIT conversion, the potential dividends that would be paid in connection with operating as a REIT, the REIT qualification tests (including the asset and income tests) and the REIT-related opinions that would be required from counsel. In addition, senior management stated that it was in favor of the REIT conversion and recommended that the board of directors approve the REIT conversion.

After a discussion and review of the benefits, detriments and procedural requirements specified above in connection with the proposed REIT conversion with senior management and representatives of our Special Tax Counsel, the board of directors unanimously approved resolutions directing senior management to take all necessary steps in order to operate Crown Castle in compliance with the REIT requirements beginning January 1, 2014.

On January 6, 2014, we issued a press release announcing that we had commenced operating as a REIT, effective January 1, 2014.

On May 29, 2014, at a regularly scheduled meeting of the strategy committee of the board of directors (at which meeting all directors of the board were in attendance), the directors and senior management reviewed and discussed the proposed merger and the potential terms of the CCR Charter. On May 30, 2014, at a regularly scheduled meeting of the board of directors, after further discussion, the board of directors, on a unanimous basis, determined that it was advisable and in the best interests of Crown Castle and its stockholders to pursue the merger, and preliminarily approved the merger, subject to the board of directors’ approval of the final form, terms and conditions of the merger agreement prior to its execution and the consummation of the merger.

On August 7, 2014, at a regularly scheduled meeting of the board of directors, the directors and senior management reviewed and discussed the proposed merger and the terms of the merger agreement. Representatives of Cravath, Swaine & Moore LLP were present and reviewed, among other things, the board of directors’ fiduciary duties under Delaware law with the directors. After discussion and review of the terms and conditions thereof, the board of directors, on a unanimous basis, approved the merger agreement and, after determining that the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of Crown Castle and its stockholders, unanimously recommended that Crown Castle’s stockholders vote their shares in favor of adopting the merger agreement at the special meeting.

On August 29, 2014, we received a favorable private letter ruling from the IRS, which provides that the real property portion of our small cells and the related rents qualify as real property and rents from real property, respectively, under the rules governing REITs. We are evaluating the impact of this private letter ruling and, subject to board approval, we expect to take appropriate action to include the qualifying portion of our small cells as part of the REIT, effective the beginning of 2015.

Although we have been operating as a REIT effective January 1, 2014, we believe that the merger of Crown Castle into CCR is in the best interests of Crown Castle and its stockholders, as it facilitates our continued compliance with the REIT rules by ensuring the effective adoption of certain charter provisions that implement REIT-related ownership limitations and transfer restrictions related to our capital stock.

OUR REASONS FOR THE REIT CONVERSION AND THE MERGER

Reasons for the REIT Conversion

The Crown Castle board of directors has unanimously approved the REIT conversion and the related transactions. In reaching this determination, the board of directors consulted with senior management and our Special Tax Counsel. The factors considered by the board of directors in reaching its determination included, the following:

•	To increase stockholder value: As a REIT, we believe we will be able to increase the long-term value of our common stock and benefit from a lower cost of capital compared to a regular C corporation as a result of increased cash flows and distributions;

•	To return capital to stockholders: We believe our stockholders will benefit from our establishment of regular cash distributions, resulting in a yield-oriented stock; and

•	To expand our base of potential stockholders: By becoming a company that makes regular distributions to its stockholders, our stockholder base may expand to include investors attracted by yield, which may provide a broader stockholder base and improve the liquidity of our common stock.

The Crown Castle board of directors also considered, among others, the following potentially negative factors:

•	the potential limitations imposed on our activities under the REIT structure;

•	the need to comply with the complicated REIT qualification provisions, which may hinder our ability to make certain attractive investments, including investments in the businesses to be conducted by our TRSs;

•	the requirement to pay dividends in order to comply with the REIT rules, which will limit our ability to retain earnings as we will be required each year to distribute to our stockholders at least 90% of our REIT taxable income after the utilization of our NOLs (determined without regard to the dividends paid deduction and by excluding any net capital gain);

•	concerns regarding investor perception and the potential changes to our stockholder base; and

•	the REIT-related ownership limitations and transfer restrictions in the CCR Charter, which have the potential effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders.

In addition, the Crown Castle board of directors considered the potential risks discussed in “Risk Factors—Risks Relating to Our REIT Election”.

Reasons for the Merger

The Crown Castle board of directors has unanimously determined that the merger is fair to, and in the best interests of, Crown Castle and its stockholders. In reaching this determination, the board of directors consulted with senior management and our Special Tax Counsel. In reaching its determination, the board of directors considered various factors, including the fact that although the REIT rules do not require the completion of the merger, the merger would facilitate our continued compliance with such rules, which, among other requirements, prohibit more than 50% of our capital stock from being owned by five or fewer individuals and require our capital stock to be beneficially owned by 100 or more persons, during certain periods of the taxable year. The board also considered that by merging Crown Castle with and into CCR, whose charter includes REIT-related provisions limiting the ownership and restricting the transfer of our capital stock, the merger would ensure the effective adoption of such provisions and facilitate our continued compliance with the REIT rules.

The Crown Castle board of directors also considered, among others, the potentially negative factor that the REIT-related ownership limitations and transfer restrictions in the CCR Charter have the potential effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders.

The foregoing discussions do not include all of the information and factors considered by the board of directors. After considering these factors, the Crown Castle board of directors weighed the advantages against the disadvantages and potential risks of the REIT conversion and the merger and concluded that the advantages outweighed the disadvantages and potential risks. In view of the wide variety of factors considered by the board of directors, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the particular factors considered, but conducted an overall analysis of the information presented to and considered by it in reaching its determination. Please see the sections entitled “Background of the REIT Conversion and the Merger” and “Risk Factors—Risks Relating to Our REIT Election” for more information.

TERMS OF THE MERGER

The following is a summary of the material terms of the merger agreement. For a complete description of all of the terms of the merger, you should refer to the copy of the merger agreement that is attached to this proxy statement/prospectus as Annex A and incorporated herein by reference. You should carefully read the merger agreement in its entirety as it is the legal document that governs the merger.

Structure and Completion of the Merger

CCR is currently a wholly owned subsidiary of Crown Castle. The merger agreement provides that Crown Castle will merge with and into CCR, at which time the separate corporate existence of Crown Castle will cease and CCR will be the surviving entity of the merger. Upon the effectiveness of the merger, the outstanding shares of Crown Castle common stock will be converted into the same number of shares of CCR common stock and the outstanding shares of Crown Castle Convertible Preferred Stock will be converted into the same number of shares of CCR Convertible Preferred Stock. Effective at the time of the merger, CCR will change its name to “Crown Castle International Corp.” and will succeed to the assets, continue the business and assume the obligations of Crown Castle.

On August 7, 2014, the board of directors of Crown Castle and the board of directors of CCR approved the merger agreement. The merger will become effective at the time the certificate of merger is submitted for filing and accepted by the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as specified in the certificate of merger. We anticipate that the merger will be completed no later than [             ], following the adoption of the merger agreement by the holders of Crown Castle common stock at the special meeting and the satisfaction or waiver of the other conditions to the merger as described in the section entitled “—Conditions to Completion of the Merger”. However, the board of directors of Crown Castle reserves the right to cancel or defer the merger, even if the holders of Crown Castle common stock vote to adopt the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if it determines that the merger is no longer in the best interests of Crown Castle and its stockholders.

Exchange of Stock Certificates

Surrender of Certificates. Computershare Inc. will act as exchange agent for the merger. As soon as reasonably practicable after the completion of the merger, Computershare Inc. will mail to each registered holder of a certificate representing shares of Crown Castle common stock a letter of transmittal containing instructions for surrendering each holder’s certificate. Holders who properly submit a letter of transmittal and surrender their certificates to the exchange agent will receive a certificate representing shares of CCR common stock (or evidence of shares in uncertificated form) equal to that number of shares reflected in the surrendered certificate. The surrendered certificates will thereafter be cancelled. Upon the effectiveness of the merger, each certificate representing shares of Crown Castle common stock will be deemed for all purposes to evidence a right to receive a certificate representing the same number of shares of CCR common stock until such certificate is exchanged for a certificate (or evidence of shares in uncertificated form) representing an equal number of shares of CCR common stock. If you currently hold shares of Crown Castle common stock in uncertificated form, you will receive a notice of the completion of the merger and your shares of CCR common stock received in connection with the merger will continue to exist in uncertificated form.

Lost Certificates. If any Crown Castle certificate is lost, stolen or destroyed, the owner of the certificate must provide an appropriate affidavit of that fact to the exchange agent and, if required by CCR, post a reasonable bond as indemnity against any claim that may be made against CCR with respect to such lost certificate, as may be satisfactory to the exchange agent.

Stock Transfer Books. At the completion of the merger, Crown Castle will close its stock transfer books, and no subsequent transfers of Crown Castle capital stock will be recorded on such books.

Other Effects of the Merger

We expect the following to occur in connection with the merger:

•	Organizational Documents of CCR. The CCR Charter and CCR By-Laws will be amended in connection with the merger. Copies of the form of the CCR Charter and CCR By-Laws are set forth in Annex B-1 and Annex B-2, respectively, of this proxy statement/prospectus. See also the section entitled “Description of CCR Capital Stock”.

•	Directors and Executive Officers. The existing board of directors and executive officers of Crown Castle immediately prior to the merger will be the board of directors and executive officers, respectively, of CCR immediately following the merger, and each director and executive officer will continue his or her directorship or employment, as the case may be, with CCR under the same terms as his or her directorship or employment with Crown Castle.

•	Stock Incentive Plans. CCR will assume the Crown Castle International Corp. 2013 Long-Term Incentive Plan and the Crown Castle International Corp. 2004 Stock Incentive Plan, which we refer to collectively as the Plans, and each, a Plan, and all rights of participants to acquire shares of Crown Castle common stock under any Plan and related award agreements will be converted into rights to acquire shares of CCR common stock in accordance with the terms of the Plans and related agreements on the same terms and conditions applicable prior to the merger. Any Crown Castle common stock subject to forfeiture restrictions and other terms of any Plan and related award agreements converted to CCR common stock at the time of the merger shall remain subject to the forfeiture restrictions and other such terms of such Plan and agreements.

•	Dividends and Distributions. Crown Castle’s obligations with respect to any dividends or distributions to the stockholders of Crown Castle that have been declared by Crown Castle but not paid prior to the completion of the merger will be assumed by CCR.

•	Listing of CCR common stock and CCR Convertible Preferred Stock. We expect that, immediately following the completion of the merger, the CCR common stock will trade on the NYSE under the symbol “CCI” and that the shares of CCR Convertible Preferred Stock will trade on the NYSE under the symbol “CCI-PRA”.

Conditions to Completion of the Merger

The board of directors of Crown Castle has the right to cancel or defer the merger, even if the holders of Crown Castle common stock vote to adopt the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if it determines that the merger is no longer in the best interests of Crown Castle and its stockholders. The merger will require the satisfaction or, where permitted, waiver, of the following conditions:

•	adoption of the merger agreement by the requisite vote of the stockholders of Crown Castle and CCR;

•	receipt by Crown Castle from its tax counsel of an opinion to the effect that the merger qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and that each of Crown Castle and CCR is a party to a reorganization within the meaning of Section 368(b) of the Code;

•	CCR will have amended and restated its certificate of incorporation to read in substantially the form attached hereto as Annex B-1;

•	CCR will have amended and restated its By-Laws to read substantially in the form attached hereto as Annex B-2;

•	CCR will have filed with the Secretary of State of the State of Delaware a Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock of Crown Castle REIT Inc. in substantially the form attached hereto as Annex B-3;

•	approval for listing on the NYSE of CCR common stock, subject to official notice of issuance;

•	approval for listing on the NYSE of CCR Convertible Preferred Stock, subject to official notice of issuance;

•	the effectiveness of the Registration Statement, of which this proxy statement/prospectus is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the SEC;

•	the determination by the board of directors of Crown Castle, in its sole discretion, that no legislation or proposed legislation with a reasonable probability of being enacted would have the effect of substantially (a) impairing the ability of CCR to qualify as a REIT, (b) increasing the federal tax liability of Crown Castle or CCR resulting from the REIT conversion or (c) reducing the expected benefits to CCR resulting from the REIT conversion; and

•	receipt of all governmental approvals and third-party consents to the merger, except for consents as would not reasonably be expected to materially and adversely affect the business, financial condition or results of operations of CCR.

Termination of the Merger Agreement

The merger agreement provides that it may be terminated and the merger abandoned at any time prior to its completion, before or after adoption of the merger agreement by the holders of Crown Castle common stock, by either:

•	the mutual written consent of the board of directors of Crown Castle and the board of directors of CCR; or

•	the board of directors of Crown Castle in its sole discretion.

We have no current intention of abandoning the merger subsequent to the special meeting if approval by the holders of Crown Castle common stock is obtained and the other conditions to the merger are satisfied or waived. However, the board of directors of Crown Castle reserves the right to cancel or defer the merger, even if the holders of Crown Castle common stock vote to adopt the merger agreement and the other conditions to the completion of the merger are satisfied or waived, if it determines that the merger is no longer in the best interests of Crown Castle and its stockholders.

Regulatory Approvals

We are not aware of any federal, state, local or foreign regulatory requirements that must be complied with or approvals that must be obtained prior to completion of the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws, the filing of a certificate of merger as required under the DGCL and various state governmental authorizations.

Absence of Appraisal Rights

Pursuant to Section 262(b) of the DGCL, the stockholders of Crown Castle will not be entitled to any statutory appraisal rights in connection with the merger.

Restrictions on Sales of CCR Common Stock and CCR Convertible Preferred Stock Issued Pursuant to the Merger

The shares of CCR common stock and CCR Convertible Preferred Stock to be issued in connection with the merger will, subject to the restrictions on the transfer and ownership of CCR capital stock set forth in the CCR Charter, be freely transferable under the Securities Act, except for shares issued to any holder who may be deemed to be an “affiliate” of CCR for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or under the common control with, CCR and may include the executive officers, directors and significant stockholders of CCR.

Accounting Treatment of the Merger

For accounting purposes, the merger of Crown Castle with and into CCR will be treated as a transfer of assets and exchange of shares between entities under common control. The accounting basis used to initially record the assets and liabilities in CCR is the carryover basis of Crown Castle. Stockholder’s equity of CCR will be that carried over from Crown Castle.

DIVIDEND POLICY

Prior to 2014, we did not pay cash dividends on our common stock. It has been our policy to utilize all of our net cash provided by operating activities to engage in discretionary investments such as those discussed in the section entitled “Our Business”. In the first quarter of 2014, our board of directors initiated a quarterly cash dividend on our common stock. For each of the first three quarters of 2014, the dividend declared on our common stock was $0.35 per share. The declaration amount and payment of any future dividends, however, are subject to the determination of our board of directors based on then-current or anticipated future conditions, including our earnings, net cash provided by operating activities, capital requirements, financial condition, our relative market capitalization, our existing NOLs, or other factors deemed relevant by our board of directors. In addition, our ability to pay dividends is limited by the terms of our debt instruments and our Convertible Preferred Stock under certain circumstances.

Effective January 1, 2014, we commenced operating as a REIT for U.S. federal income tax purposes. To qualify and be taxed as a REIT, we will generally be required to distribute at least 90% of our REIT taxable income after the utilization of our NOLs (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our stockholders. Our determination as to the timing and amount of future dividends will be based on a number of factors, including investment opportunities around our core business and the availability of our existing NOLs of approximately $2.2 billion, of which approximately $1.9 billion is available to offset REIT taxable income. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Overview”.

For information regarding risk factors that could materially adversely affect our actual results of operations, please see the section entitled “Risk Factors”.

OUR BUSINESS

Set forth below is a description of the business of Crown Castle. Crown Castle REIT Inc., or CCR, a wholly owned subsidiary of Crown Castle, was incorporated in Delaware on May 27, 2014. Effective at the time of the merger, CCR will be renamed “Crown Castle International Corp.” and will succeed to the assets, continue the business and assume the obligations of Crown Castle.

Overview

We own, operate and lease shared wireless infrastructure, including: (1) towers, and to a lesser extent, (2) small cells and (3) third party land interests. Our core business is providing access, including space or capacity, to our towers, and to a lesser extent, to our small cells and third party land interests via long-term contracts. Our wireless infrastructure can accommodate multiple customers for antennas or other equipment necessary for the transmission of signals for wireless communication devices. We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.

Effective January 1, 2014, we commenced operating as a REIT for U.S. federal income tax purposes. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Overview—REIT Election”.

Certain information concerning our business as of June 30, 2014 is as follows:

•	We owned, leased or managed approximately 40,000 towers in the U.S. and approximately 1,800 towers in Australia.

•	Approximately 56% and 71% of our towers in the U.S. are located in the 50 and 100 largest U.S. basic trading areas, or BTAs, respectively. Our towers have a significant presence in each of the top 100 BTAs in the U.S.

•	We owned, including fee interests and perpetual easements, land and other property interests, including rooftops, which we collectively refer to as land, on which approximately one-third of our site rental gross margin is derived, and we leased, subleased, managed or licensed, which we collectively refer to as leased, the land interests on which approximately two-thirds of our site rental gross margin is derived. The leases for the land interests under our towers had an average remaining life of approximately 30 years, weighted based on site rental gross margin.

Certain information concerning our customers and site rental contracts as of and for the six months ended June 30, 2014 is as follows:

•	Approximately 89% of our consolidated revenues were derived from Sprint, AT&T (after giving effect to AT&T’s acquisition of Leap Wireless (completed in March 2014)), T-Mobile and Verizon Wireless, which represented 26%, 26%, 21% and 16%, respectively, of our consolidated revenues for such period.

•	Site rental revenues represented 83% of our consolidated net revenues.

•	Our site rental revenues are of a recurring nature, and typically in excess of 90% have been contracted for in a prior year, excluding the impact of current year acquisitions.

•	Our site rental revenues typically result from long-term contracts with (1) initial terms of five to 15 years, (2) multiple renewal periods at the option of the tenant of five to ten years each, (3) limited termination rights for our customers, and (4) contractual escalations of the rental price.

•	Exclusive of renewals at the customers’ option, our customer contracts have a weighted-average remaining life of approximately seven years and represent $22 billion of expected future cash inflows.

As part of our effort to provide comprehensive wireless infrastructure solutions, we offer certain network services relating to our wireless infrastructure, consisting of installation services and additional site development services relating to existing or new antenna installations on our wireless infrastructure.

Strategy

Our strategy is to translate anticipated demand for our wireless infrastructure into growth in our cash flows and long-term stockholder value. We measure “long-term stockholder value” as the combined growth in our per share results and dividends to common stockholders. The key elements of our strategy are to:

•	Organically grow the cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by co-locating additional tenants on our wireless infrastructure through long-term contracts as our customers deploy and improve their wireless networks. We seek to maximize new tenant additions through our focus on customer service and deployment speed. Due to the relatively fixed nature of the costs to operate our wireless infrastructure (which tend to increase at approximately the rate of inflation), we expect increases in cash rental receipts from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows. We believe there is considerable additional future demand for our existing wireless infrastructure based on its location and the anticipated growth in the wireless communications industry. Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure, which we expect to have high incremental returns.

•	Allocate capital efficiently. We seek to allocate our available capital, including the net cash provided by our operating activities, in a manner that will increase long-term stockholder value, such as through the payment of dividends to common stockholders. Our historical discretionary investments have included the following (in no particular order):

•	purchasing shares of our common stock from time to time;

•	acquiring or constructing wireless infrastructure;

•	acquiring land interests under towers;

•	making improvements and structural enhancements to our existing wireless infrastructure; or

•	purchasing, repaying or redeeming our debt.

Our long-term strategy is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communications industry, which is predominately driven by the demand for wireless data services by consumers. We believe that additional demand for wireless infrastructure will create future growth opportunities for us. We believe that such demand for our wireless infrastructure will continue, will result in organic growth of our cash flows due to new tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

First Half 2014 Industry Highlights and Company Developments

As discussed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, we commenced operating as a REIT for U.S. federal income tax purposes effective January 1, 2014. Our small cells are currently included in one or more wholly owned TRSs. On August 29, 2014, we received a favorable private letter ruling from the IRS, which provides that the real property portion of our small cells and the related rents qualify as real property and rents from real property, respectively, under the rules governing REITs. We are evaluating the impact of this private letter ruling and, subject to board approval, we expect to take appropriate action to include the qualifying portion of our small cells as part of the REIT, effective the beginning of 2015. Additionally, we have included in TRSs our tower operations in Australia and certain other assets and operations. Those TRS assets and operations will continue to be subject, as applicable, to federal and state corporate income taxes or to foreign taxes in the jurisdictions in which such assets and operations are located. Our foreign assets and operations (including our tower operations in Puerto Rico and Australia) most likely will be subject to foreign income taxes in the jurisdictions in which such assets and operations are located, regardless of whether they are included in a TRS or not.

During the first half of 2014, consumer demand for wireless data services continued to grow. This growth in wireless data services is driven by increased mobile video, mobile internet usage and machine-to-machine applications. We expect that consumers’ growing wireless voice and data consumption will likely result in wireless carriers focusing on improving network quality and capacity by adding additional antennas or other equipment for the transmission of their services to wireless infrastructure in an effort to improve customer retention or satisfaction. All four of the major U.S. wireless carriers are in various stages of deploying 4G long-term evolution, or LTE, networks, which has translated into additional demand for our wireless infrastructure.

In April 2014, we issued $850.0 million of senior notes due in April 2022, which we refer to as the 4.875% Senior Notes. The net proceeds from the offering were approximately $839 million, after the deduction of associated fees. We utilized the net proceeds from the 4.875% Senior Notes offering to (1) repay $300.0 million of the January 2010 Tower Revenue Notes with an anticipated repayment date in January 2015 and (2) redeem all of the previously outstanding 7.125% senior notes, which we collectively refer to as the 2014 Refinancings. For more information about the 2014 Refinancings, see note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

The Company

Virtually all of our operations are located in the U.S. and Australia. We conduct substantially all of our operations through subsidiaries of CCOC, including (1) certain subsidiaries which operate our wireless infrastructure portfolios in the U.S. and (2) a 77.6% owned subsidiary that operates our Australia tower portfolio. For more information about our operating segments, as well as financial information about the geographic areas in which we operate, see note 10 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and note 17 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference herein, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

CCUSA

Site Rental. The core business of CCUSA is providing access to our wireless infrastructure. We predominately provide access to wireless carriers under long-term contracts for their antennas which transmit a variety of signals related to wireless voice and data. We believe our wireless infrastructure is integral to our customers’ networks and their ability to serve their customers.

We acquired ownership interests or exclusive rights to approximately 90% of our towers in CCUSA from the four largest U.S. wireless carriers (or their predecessors) through transactions consummated since 1999, including transactions with (1) AT&T in 2013, (2) T-Mobile in 2012, (3) Global Signal Inc., or Global Signal, in 2007, which had originally acquired the majority of its towers from Sprint, (4) companies now part of Verizon Wireless during 1999 and 2000, and (5) companies now part of AT&T during 1999 and 2000. Our small cells were primarily acquired through the acquisitions of NextG Networks, Inc. in 2012, which we refer to as the NextG Acquisition, and NewPath Networks, Inc. in 2010.

We generally receive monthly rental payments from tenants, payable under long-term contracts. We have existing master lease agreements with most U.S. wireless carriers, including Sprint, AT&T, T-Mobile and Verizon Wireless; such agreements provide certain terms (including economic terms) that govern contracts on our towers entered into by such carriers during the term of their master lease agreements. Over the last several years, we have negotiated up to 15-year terms for both initial and renewal periods for certain of our customers, which often included fixed escalations. We continue to endeavor to negotiate with our existing customer base for longer contractual terms, which often may contain fixed escalation rates.

Our customer contracts have historically had a high renewal rate. With limited exceptions, the customer contracts may not be terminated prior to the end of their current term. In general, each customer contract which is renewable will automatically renew at the end of its term unless the customer provides prior notice of its intent not to renew. See note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for a tabular presentation of the minimum rental cash payments due to us as of December 31, 2013 by tenants pursuant to contract agreements without consideration of tenant renewal options.

The average monthly rental payment of a new tenant added to wireless infrastructure can vary based on (1) aggregate customer volume, (2) the different regions in the U.S. or (3) the physical size, weight and shape of the antenna installation and related equipment. With respect to our small cells, the amount of the monthly payments can also be influenced by similar factors, as well as the amount or cost of (1) installation, (2) fiber strands, (3) equipment at the site or (4) any prepaid rent received. We also routinely receive rental payment increases in connection with contract amendments, pursuant to which our customers add additional antennas or other equipment to wireless infrastructure on which they already have equipment pursuant to pre-existing contract agreements. In some cases, we have effectively pre-sold, via a firm contractual commitment, a significant portion of the modification of the existing installations relating to certain LTE upgrades in exchange for an increase in the future contracted revenue above that of a typical escalation over a period of time, typically a three or four year period. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Overview”.

Approximately two-thirds of our direct site operating expenses consist of lease expenses and the remainder includes property taxes, repairs and maintenance, employee compensation or related benefit costs, or utilities. Our cash operating expenses tend to escalate at approximately the rate of inflation, partially offset by reductions in cash lease expenses from our purchases of land interests. As a result of the relatively fixed nature of these expenditures, the co-location of additional tenants is achieved at a low incremental operating cost, resulting in high incremental operating cash flows. Our wireless infrastructure portfolio requires minimal sustaining capital expenditures, including maintenance or other non-discretionary capital expenditures, and are typically less than 2% of net revenues. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”, for a tabular presentation of the rental cash payments owed by us as of June 30, 2014 to landlords pursuant to our contractual agreements.

Network Services. As part of CCUSA’s effort to provide comprehensive solutions, it offers certain network services relating to its wireless infrastructure, consisting of (1) installation services and (2) the following additional site development services relating to our customers’ existing or new antenna installations on CCUSA’s wireless infrastructure: site acquisition, architectural and engineering, zoning or permitting, or other construction or network development related services. For the six months ended June 30, 2014, over half of CCUSA’s network services and other revenues related to installation services, and the remainder related to additional site development services. We have grown our network service revenues over the last several years as a result of our focus on customer service, increasing our market share for installation services on our wireless infrastructure, promoting site development services, expanding the scope of our services and engaging in an increased volume resulting from carrier network upgrades. We have the capability and expertise to install, with the assistance of our network of subcontractors, equipment or antenna systems for our customers. We do not always provide the installation or site development services for our customers on our wireless infrastructure as third parties also provide these services (see also “—Competition” below). These activities are typically non-recurring and highly competitive, with a number of local competitors in most markets. Nearly all of our antenna installation services are billed on a cost-plus profit basis.

Customers. We work extensively with large national wireless carriers, and in general, our customers are primarily comprised of providers of wireless voice or data services who operate national or regional networks. The following table summarizes the percentage of the consolidated revenues for those customers accounting for more than 10% of the consolidated revenues (all of such customer revenues relate to our CCUSA segment). The following table is presented after giving effect to AT&T’s acquisition of Leap Wireless (completed in March 2014). See the section entitled “Risk Factors”.

	Six Months Ended June 30,
Customer	2014	2013
Sprint	26%	30%
AT&T	26%	20%
T-Mobile	21%	21%
Verizon Wireless	16%	16%

Total	89%	87%

Sales and Marketing. Our sales organization markets our wireless infrastructure within the wireless communications industry with the objectives of providing access to existing wireless infrastructure or to new wireless infrastructure prior to construction as well as obtaining network services related to our wireless infrastructure. We seek to become the critical partner and preferred independent wireless infrastructure provider for our customers and increase customer satisfaction relative to our peers by leveraging our (1) customer relationships, (2) process-centric approach and (3) technological tools.

A team of national account directors maintains our relationships with our largest customers. These directors work to develop wireless infrastructure leasing or network service opportunities, as well as to ensure that customers’ wireless infrastructure needs are efficiently translated into new leases on our wireless infrastructure. Sales personnel in our area offices develop and maintain local relationships with our customers that are expanding their networks, entering new markets, bringing new technologies to market or requiring maintenance or add-on business. In addition to our full-time sales or marketing staff, a number of senior managers and officers spend a significant portion of their time on sales and marketing activities and call on existing or prospective customers.

We use public and proprietary databases to develop targeted marketing programs focused on carrier network expansions, including small cells, or related network services. We attempt to match specific wireless infrastructure in our portfolio with potential new site demand by obtaining and analyzing information, including our customers’ existing antenna locations, tenant contracts, marketing strategies, capital spend plans, deployment status or actual wireless carrier signal strength measurements taken in the field. We have developed a web-based tool that stores key wireless infrastructure information above and beyond normal property management information, including data on actual customer signal strength, demographics, site readiness or competitive structures. In addition, the web-based tool assists us in estimating potential demand for our wireless infrastructure with greater speed and accuracy. We believe these and other tools we have developed assist our customers in their site selection or deployment of their wireless networks and provide us with an opportunity to have proactive discussions with them regarding their wireless infrastructure deployment plans and the timing or location of their demand for our wireless infrastructure. A key aspect to our sales and marketing strategy is a continued emphasis on our process-centric approach to reduce cycle time related to new leasing or amendments, which helps provide our customers with faster deployment of their networks.

Competition. We compete with (1) other independent tower owners which also provide site rental or network services, (2) wireless carriers which build, own or operate their own tower networks and lease space to other wireless communication companies and (3) owners of alternative infrastructure, including rooftops, water towers, broadcast towers, utility poles, DAS or other small cells. Some of the larger independent tower companies with which we compete in the U.S. include American Tower Corporation and SBA Communications

Corporation. In addition, some wireless carriers own and operate their own tower networks. We believe that tower location, deployment speed, quality of service, capacity and price have been and will continue to be the most significant competitive factors affecting the leasing of wireless infrastructure. See the section entitled “Risk Factors”.

Competitors in our network services offering include site acquisition consultants, zoning consultants, real estate firms, right-of-way consulting firms, construction companies, tower owners or managers, radio frequency engineering consultants, telecommunications equipment vendors who can provide turnkey site development services through multiple subcontractors, or our customers’ internal staff. We believe that our customers base their decisions on the outsourcing of network services on criteria such as a company’s experience, track record, local reputation, price, or time for completion of a project.

CCAL

Our primary business in Australia is providing access to antenna space on towers to our customers. We own 77.6% of CCAL. CCAL is the largest independent tower operator in Australia. As of June 30, 2014, 55% of CCAL’s towers were located in seven major metropolitan areas. The majority of CCAL’s towers were acquired from Optus (in 2000) and Vodafone (in 2001). CCAL also provides site development services and property management services for towers owned by third parties.

For the six months ended June 30, 2014, CCAL comprised approximately 4% of our consolidated net revenues. CCAL’s principal customers are Vodafone Hutchison Australia (a joint venture between Vodafone and Hutchison, or VHA), Optus and Telstra, which collectively accounted for approximately 85% of CCAL’s net revenues for the six months ended June 30, 2014. During the first half of 2014, the Australian government continued the development and roll out of the National Broadband Network, or NBN. NBN is a national high-speed open-access data network targeting nearly all Australian premises and includes a fixed wireless broadband network expected to be deployed by 2016. We believe that the continued development of NBN may result in additional future demand for (1) new tenant additions on CCAL’s existing towers or (2) the construction of new towers.

In Australia, CCAL competes with wireless carriers, which own and operate their own tower networks; service companies that provide site development or property management services; and other site owners, such as broadcasters and building owners. The other significant tower owners in Australia are Broadcast Australia, an independent operator of broadcast towers, and Telstra and Optus, wireless carriers. We believe that tower location, quality of service, deployment speed, capacity or price within a geographic market are the most significant competitive factors affecting the leasing of wireless infrastructure in Australia.

Properties

Offices

Our principal corporate headquarters is owned and located in Houston, Texas. In addition, we have offices in the U.S. where we have high wireless infrastructure concentrations and an office in Sydney, Australia.

Wireless Infrastructure

Towers are vertical metal structures generally ranging in height from 50 to 500 feet. In addition, wireless communications equipment may also be placed on building rooftops and other structures. Our towers are located on tracts of land with an average size of approximately 20,000 square feet. These tracts of land support the towers, equipment shelters, and where applicable, guyed wires to stabilize the structure. Our small cells are typically located in areas in which zoning restrictions or other barriers may prevent or delay the deployment of a tower and often are attached to public right-of-way infrastructure, including utility poles or street lights, or are located at venues or universities. To date, our small cells are DAS, which is a network of antennas for the benefit of wireless carriers and is connected by fiber to communication hubs designed to facilitate wireless communications.

See the section entitled “Our Business—Overview” for information regarding our wireless infrastructure portfolio including with respect to our land interests and for a discussion of the location of our towers in the U.S. and Australia, including the percentage of our U.S. towers in the top 50 and 100 BTAs. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Cash Obligations” for a tabular presentation of the remaining terms to final expiration of the leases for the land interests which we do not own and on which our towers are located as of June 30, 2014.

As of June 30, 2014, approximately 78% of our debt is secured. Nearly all of our wireless infrastructure is held in subsidiaries whose equity interests have been pledged, directly or indirectly, along with other collateral to secure such indebtedness. See note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein.

Approximately 54% of our towers are leased or subleased or operated and managed under master leases, subleases, or other agreements with Sprint, T-Mobile and AT&T. We have the option to purchase these towers at the end of their respective lease terms; we have no obligation to exercise such purchase options. See note 1 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, and “Risk Factors” for a further discussion. Substantially all of our wireless infrastructure can accommodate additional tenancy either as currently constructed or with appropriate modifications to the structure. Additionally, if so inclined as a result of a customer request for a new co-location or amendment of an existing installation, we could generally replace an existing tower with another tower in its place providing additional capacity, subject to certain restrictions. As of June 30, 2014, the average number of tenants (defined as a unique license or any related amendments thereto for count purposes) per tower is approximately 2.3 on our towers, which is inclusive of the impact of the towers acquired as a result of the T-Mobile Acquisition and AT&T Acquisition that have a lower average tenancy than the remainder of our portfolio. The following is a summary of the number of existing tenants per tower as of June 30, 2014 (see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Accounting and Reporting Matters—Critical Accounting Policies and Estimates” for a discussion of our impairment evaluation and our towers with no tenants).

Number of Tenants	Percent of Towers
Greater than five	4%
Five	5%
Four	9%
Three	16%
Two	25%
Less than two	41%

Total	100%

Employees

At June 30, 2014, we employed approximately 2,100 people worldwide, including approximately 1,900 in the U.S. We are not a party to any collective bargaining agreements. We have not experienced any strikes or work stoppages, and management believes that our employee relations are satisfactory.

Regulatory and Environmental Matters

To date, we have not incurred any material fines or penalties or experienced any material adverse effects to our business as a result of any domestic or international regulations. The summary below is based on regulations currently in effect, and such regulations are subject to review or modification by the applicable governmental authority from time to time. If we fail to comply with applicable laws and regulations, we may be fined or even lose our rights to conduct some of our business.

United States

We are required to comply with a variety of federal, state, and local regulations and laws in the U.S., including Federal Communications Commission, or FCC, and Federal Aviation Administration, or FAA, regulations and those discussed under “—Environmental” below.

Federal Regulations. Both the FCC and the FAA regulate towers used for wireless communications, radio, or television broadcasting. Such regulations control the siting, lighting, or marking of towers and may, depending on the characteristics of particular towers, require the registration of tower facilities with the FCC and the issuance of determinations confirming no hazard to air traffic. Wireless communications devices operating on towers are separately regulated and independently licensed based upon the particular frequency used. In addition, the FCC and the FAA have developed standards to consider proposals for new or modified tower or antenna structures based upon the height or location, including proximity to airports. Proposals to construct or to modify existing tower or antenna structures above certain heights are reviewed by the FAA to ensure the structure will not present a hazard to aviation, which determination may be conditioned upon compliance with lighting or marking requirements. The FCC requires its licensees to operate communications devices only on towers that comply with FAA rules and are registered with the FCC, if required by its regulations. Where tower lighting is required by FAA regulation, tower owners bear the responsibility of notifying the FAA of any tower lighting outage and ensuring the timely restoration of such outages. Failure to comply with the applicable requirements may lead to civil penalties.

Local Regulations. The U.S. Telecommunications Act of 1996 amended the Communications Act of 1934 to preserve state and local zoning authorities’ jurisdiction over the siting of communications towers and small cells. The law, however, limits local zoning authority by prohibiting actions by local authorities that discriminate between different service providers of wireless services or ban altogether the provision of wireless services. Additionally, the law prohibits state and local restrictions based on the environmental effects of radio frequency emissions to the extent the facilities comply with FCC regulations.

Local regulations include city and other local ordinances (including subdivision and zoning ordinances), approvals for construction, modification and removal of towers and small cells, and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require us to obtain approval from local officials prior to tower construction. Local zoning authorities may render decisions that prevent the construction or modification of towers or place conditions on such construction or modifications that are responsive to community residents’ concerns regarding the height, visibility, or other characteristics of the towers. To expedite the deployment of wireless networks, the FCC issued a declaratory ruling in 2009, which is currently under appeal, establishing timeframes for the review of applications by local and state governments of 90 days for co-locations and 150 days for new tower construction. The Middle Class Tax Relief and Job Creation Act of 2012 mandates that state and local governments must approve an eligible facility’s request for the modification of an existing tower that does not substantially change the dimensions of such tower. Notwithstanding the FCC declaratory ruling and recent legislation, decisions of local zoning authorities may also adversely affect the timing or cost of wireless infrastructure construction or modification.

Some of our small cell related subsidiaries hold authorization to provide intrastate telecommunication services as CLECs in numerous states and to provide domestic interstate telecommunication services as authorized by the FCC. These small cell subsidiaries are primarily regulated by state public service commissions which have jurisdiction over public rights-of-way. CLEC status, in certain cases, helps promote access to such public rights-of-way, which is beneficial to the deployment of our small cells on a timely basis. Status as a CLEC often allows us to deploy our small cell systems in locations where zoning restrictions might otherwise delay, restrict, or prevent building or expanding traditional wireless tower sites or traditional wireless rooftop sites.

Environmental. We are required to comply with a variety of federal, state, and local environmental laws and regulations protecting environmental quality, including air and water quality and wildlife protection. To date, we have not incurred any material fines or penalties or experienced any material adverse effects to our business as a result of any domestic or international environmental regulations or matters. See the section entitled “Risk Factors”.

The construction of new towers or, in some cases, the modification of existing towers in the U.S. may be subject to environmental review under the National Environmental Policy Act of 1969, as amended, or NEPA, which requires federal agencies to evaluate the environmental impact of major federal actions. The FCC has promulgated regulations implementing NEPA which require applicants to investigate the potential environmental impact of the proposed tower construction. Should the proposed tower construction present a significant environmental impact, the FCC must prepare an environmental impact statement, subject to public comment. If the proposed construction or modification of a tower may have a significant impact on the environment, the FCC’s approval of the construction or modification could be significantly delayed.

Our operations are subject to federal, state, and local laws and regulations relating to the management, use, storage, disposal, emission, or remediation of, or exposure to, hazardous or non-hazardous substances, materials, or wastes. As an owner, lessee, or operator of real property, we are subject to certain environmental laws that impose strict, joint-and-several liability for the cleanup of on-site or off-site contamination relating to existing or historical operations; or we could also be subject to personal injury or property damage claims relating to such contamination. In general, our customer contracts prohibit our customers from using or storing any hazardous substances on our tower sites in violation of applicable environmental laws and require our customers to provide notice of certain environmental conditions caused by them.

As licensees and wireless infrastructure owners, we are also subject to regulations and guidelines that impose a variety of operational requirements relating to radio frequency emissions. As employers, we are subject to Occupational Safety and Health Administration (and similar occupational health and safety legislation in Australia) and similar guidelines regarding employee protection from radio frequency exposure. The potential connection between radio frequency emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years.

We have compliance programs and monitoring projects to help assure that we are in substantial compliance with applicable environmental laws. Nevertheless, there can be no assurance that the costs of compliance with existing or future environmental laws will not have a material adverse effect on us.

Other Regulations. We hold, through certain of our subsidiaries, licenses for common carrier microwave service, which are subject to additional regulation by the FCC. Our FCC license relating to our 1670-1675 MHz U.S. nationwide spectrum license, which we refer to as Spectrum, is pending FCC renewal and contains certain conditions related to the services that may be provided thereunder, the technical equipment used in connection therewith and the circumstances under which it may be renewed. We have leased the Spectrum to a third party through 2023, subject to the lessee’s option to purchase the spectrum.

Australia

Federal Regulations. Carrier licenses and nominated carrier declarations issued under the Australian Telecommunications Act 1997 authorize the use of network units for the supply of telecommunications services to the public. The definition of “network units” includes line links and base stations used for wireless voice services but does not include tower infrastructure. Accordingly, CCAL as a tower owner and operator does not require a carrier license under the Australian Telecommunications Act 1997. Similarly, because CCAL does not own any transmitters or spectrum, it does not currently require any apparatus or spectrum licenses issued under the Australian Radiocommunications Act 1992.

Carriers have a statutory obligation to provide other carriers with access to towers, and if there is a dispute (including a pricing dispute), the matter may be referred to the Australian Competition and Consumer Commission for resolution. As a non-carrier, CCAL is not subject to this requirement, and our customers negotiate site access on a commercial basis.

While the Australian Telecommunications Act 1997 grants certain exemptions from planning laws for the installation of “low impact facilities”, newly constructed towers are expressly excluded from the definition of “low impact facilities”. Accordingly, in connection with the construction of towers, CCAL is subject to state and local planning laws that vary on a site-by-site basis, typically requiring us to obtain approval from local government agencies prior to tower construction, subject to certain exceptions. Structural enhancements may be undertaken on behalf of a carrier without state or local planning approval under the general “maintenance power” under the Australian Telecommunications Act 1997, although these enhancements may be subject to state and local planning laws if CCAL is unable to obtain carrier cooperation to use such power. For a limited number of towers, CCAL is also required to install aircraft warning lighting in compliance with federal aviation regulations. In Australia, a carrier may arguably be able to utilize the “maintenance power” under the Australian Telecommunications Act 1997 to remain as a tenant on a tower after the expiration of a site license or sublease; however, CCAL’s customer access agreements generally limit the ability of customers to do this, and, even if a carrier did utilize this power, the carrier would be required to pay for CCAL’s financial loss, which would roughly equal the site rental revenues that would have otherwise been payable.

Local Regulations. In Australia there are various local, state, and territory laws and regulations which relate to, among other things, town planning and zoning restrictions, standards or approvals for the design, construction or alteration of a structure or facility, or environmental regulations. As in the U.S., these laws vary greatly, but typically require tower owners to obtain approval from governmental bodies prior to tower construction and to comply with environmental laws on an ongoing basis.

Legal Proceedings

We are periodically involved in legal proceedings that arise in the ordinary course of business. Most of these proceedings arising in the ordinary course of business involve disputes with landlords, vendors, collection matters involving bankrupt customers, zoning or variance matters, condemnation, or wrongful termination claims. While the outcome of these matters cannot be predicted with certainty, management does not expect any pending matters to have a material adverse effect on us.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our anticipated policies with respect to distributions, investments, financing, lending and certain other activities of CCR. Upon completion of the merger, these policies will be determined and periodically thereafter amended without notice to, or a vote of, the stockholders of CCR, except that changes in certain policies with respect to conflicts of interest must be consistent with legal and contractual requirements.

Dividend Policy

In the first quarter of 2014, our board of directors initiated a quarterly cash dividend on our common stock. For each of the first three quarters of 2014, the dividend declared on our common stock was $0.35 per share. For a discussion of our dividend and distribution policy, see the section entitled “Dividend Policy”.

Investment Policy

Effective as of January 1, 2014, we hold and operate substantially all of our domestic site rental business directly and indirectly through one or more QRSs, and we hold our small cell business, our tower operations in Australia and certain other assets and operations through one or more TRSs. We seek to allocate our available capital, including the net cash provided by our operating activities, in a manner that will increase long-term stockholder value, such as through the payment of dividends to common stockholders. Our historical discretionary investments have included the following (in no particular order):

•	purchasing shares of our common stock from time to time;

•	acquiring or constructing wireless infrastructure;

•	acquiring land interests under towers;

•	making improvements and structural enhancements to our existing wireless infrastructure; or

•	purchasing, repaying or redeeming our debt.

We will continue to reinvest in our existing assets through capital expenditures. We categorize our capital expenditures as sustaining or discretionary. Sustaining capital expenditures include capitalized costs related to (a) maintenance activities on our wireless infrastructure, which are generally related to replacements and upgrades that extend the life of the asset, (b) vehicles, (c) information technology equipment and (d) office equipment. Discretionary capital expenditures, which we commonly refer to as “revenue-generating capital expenditures”, include (i) purchases of land interests under towers, (ii) wireless infrastructure improvements and structural enhancements in order to support additional site rentals and (iii) the construction of wireless infrastructure. Our discretionary capital expenditures are made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. Our decisions regarding capital expenditures are influenced by the availability and cost of capital and expected returns on alternative uses of cash, such as payments of dividends and investments.

The majority of our towers in Australia were acquired from Optus (in 2000) and Vodafone (in 2001). For the six months ended June 30, 2014, our international operations accounted for approximately 4% of our consolidated net revenues. There are currently no limitations, other than restrictive covenants in our debt instruments, or policies on (a) the percentage of our assets that may be invested in any one property, venture or type of security, (b) the number of properties in which we may invest or (c) the concentration of investments in a single geographic region. The board of directors may establish limitations, and other policies, as it deems appropriate from time to time.

Financing Policy

We seek to maintain a capital structure that we believe drives long-term stockholder value and optimizes our weighed-average cost of capital. Our financing policies will largely depend on the nature and timeline of our investment opportunities and the prevailing economic and market conditions. If we determine that additional funding is desirable, we may raise funds through the following means:

•	debt financings, including accessing the credit markets and drawings from the 2012 Revolver;

•	accessing the equity markets; and

•	any combination of the above methods.

Over the next 12 months, we expect that our cash on hand, undrawn availability under the 2012 Revolver and net cash provided by operating activities should be sufficient to cover our expected debt service obligations, capital expenditures, common stock dividend payments and Convertible Preferred Stock dividend payments and to fund future discretionary investments.

We expect our primary source of external funding will continue to be the debt capital markets, the syndicated loan markets and drawings from the 2012 Revolver. As of September 15, 2014, we had $1.2 billion in undrawn availability under the 2012 Revolver. We have issued senior unsecured notes and currently have an automatic shelf registration statement filed with the SEC to facilitate further issuances of debt. We also have a credit facility consisting of the 2012 Revolver and term loan facilities, and we also have several classes and series of securitized notes and secured notes.

We do not have a formal policy limiting the amount of indebtedness that we may incur, although we are subject to certain restrictions in our indentures and loan agreements with regard to permitted indebtedness and, in certain cases, we could be restricted from paying dividends on our capital stock.

The board of directors may also authorize the obtaining of additional capital through the issuance of equity securities. Pursuant to the CCR Charter, we will have authority to issue up to 600,000,000 shares of CCR common stock and 20,000,000 shares of preferred stock (of which 9,775,000 shares will initially be designated and issued as 4.50% Mandatory Convertible Preferred Stock, Series A). We may seek to offer equity securities as a source of discretionary investment funding when it is (a) a requirement of a seller, (b) if the size of a strategic transaction would increase our leverage beyond what the board of directors or management believes to be appropriate or (c) as otherwise determined appropriate by the board of directors.

In the future, we may seek to extend, expand, reduce or renew our credit facilities, obtain new credit facilities or lines of credit, or issue new unsecured or secured debt that may contain limitations on indebtedness.

We will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of indebtedness, including overall prudence, the purchase price of assets to be acquired with debt financing, the estimated market value of our assets upon refinancing, our ability to generate cash flow to cover our expected debt service and dividend payments and restrictions under our existing debt arrangements. For additional information, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”.

Lending Policy

We expect we will continue to make loans to our operating subsidiaries to the extent to which they require additional financing to fund growth through their discretionary capital programs and acquisitions.

Reports to Stockholders

We make available to our stockholders our annual reports, including our audited financial statements. We are subject to the information reporting provisions of the Exchange Act, which require us to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Other Activities

We intend to operate and to invest so as to comply with the Code requirements related to REIT qualification unless, due to changing circumstances or changes to the Code or in Treasury regulations, the board of directors determines that it is no longer in the best interests of CCR and its stockholders to qualify as a REIT.

REPORT OF CROWN CASTLE REIT INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Sole Stockholder of

Crown Castle REIT Inc.

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Crown Castle REIT Inc. at June 9, 2014 in conformity with accounting principles generally accepted in the United States of America. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

June 11, 2014

CROWN CASTLE REIT INC.

BALANCE SHEET

As of June 9, 2014
Assets:
Intercompany receivable	$10

Total assets	$10

Commitments and contingencies
Liabilities and stockholder’s equity:
Liabilities	$—
Stockholder’s equity:
Common stock, $0.01 par value per share, 5,000 shares authorized, 1,000 shares issued and outstanding	10

Total stockholder’s equity	10

Total liabilities and stockholder’s equity	$10

See accompanying note to the balance sheet.

CROWN CASTLE REIT INC.

NOTE TO THE BALANCE SHEET

1.	Organization

CCR was incorporated on May 27, 2014, under the laws of the State of Delaware and was authorized to issue 5,000 shares of $0.01 par value common stock. CCR, a wholly owned subsidiary of Crown Castle, was created to effect the merger described below.

Prior to the merger, CCR will conduct no business other than incident to the merger. In the merger, Crown Castle will merge with and into CCR. Upon effectiveness of the merger, shares of Crown Castle will be cancelled and the outstanding shares of common stock will be converted into the same number of shares of CCR common stock. Also upon effectiveness of the merger, shares of Crown Castle’s Convertible Preferred Stock will be cancelled and the outstanding shares of Crown Castle’s Convertible Preferred Stock will be converted into the same number of shares of CCR’s Convertible Preferred Stock. CCR will, by virtue of the merger, directly or indirectly own all of the assets and business formerly owned by Crown Castle.

Also effective at the time of the merger, CCR will change its name to “Crown Castle International Corp.” and its certificate of incorporation will be amended and restated. The amended and restated certificate is substantially the same as the Crown Castle Charter, except for the addition of ownership limitations and transfer restrictions on CCR capital stock to facilitate CCR’s continued compliance with the rules applicable to REITs. The existing board of directors and executive officers of Crown Castle immediately prior to the merger will be the board of directors and executive officers, respectively, of CCR immediately following the merger.

SELECTED FINANCIAL DATA

The selected consolidated statement of operations data set forth below for the six months ended June 30, 2014 and 2013 and the selected consolidated balance sheet data as of June 30, 2014 have been derived from Crown Castle’s unaudited consolidated financial statements and related notes thereto, incorporated by reference into this proxy statement/prospectus. The selected consolidated statement of operations data set forth below for the fiscal years ended December 31, 2013, 2012 and 2011 and the selected consolidated balance sheet data as of December 31, 2013 and 2012 have been derived from Crown Castle’s audited consolidated financial statements and related notes thereto, incorporated by reference into this proxy statement/prospectus. The selected consolidated statement of operations data set forth below for the fiscal years ended December 31, 2010 and 2009 and the selected consolidated balance sheet data as of December 31, 2011, 2010 and 2009 have been derived from Crown Castle’s audited consolidated financial statements and related notes thereto, which are not included or incorporated by reference into this proxy statement/prospectus.

The following information does not provide all of the information contained in Crown Castle’s financial statements, including the related notes. The information set forth below should be read in conjunction with the sections entitled “Our Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes incorporated by reference into this proxy statement/prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2013(a)	2012(a)	2011	2010	2009	2014	2013
	(In thousands, except per share amounts)					(unaudited)
Statements of Operations Data:
Net revenues:
Site Rental	$2,503,620	$2,124,190	$1,853,550	$1,700,761	$1,543,192	$1,493,502	$1,232,264
Network services and other	518,764	308,490	179,179	177,897	142,215	298,793	242,724

Net revenues	3,022,384	2,432,680	2,032,729	1,878,658	1,685,407	1,792,295	1,474,988
Operating expenses:
Cost of operations(b):
Site rental	725,109	539,239	481,398	467,136	456,560	465,067	356,621
Network services and other	321,687	189,750	106,987	114,241	92,808	176,321	147,576

Total costs of operations	1,046,796	728,989	588,385	581,377	549,368	641,388	504,197

General and administrative	238,702	212,572	173,493	165,356	153,072	134,002	113,035
Asset write-down charges	14,863	15,548	22,285	13,687	19,237	5,869	6,812
Acquisition and integration costs	26,005	18,298	3,310	2,102	—	24,856	8,817
Depreciation, amortization and accretion	774,215	622,592	552,951	540,771	529,739	504,426	377,110

Operating income (loss)	921,803	834,681	692,305	575,365	433,991	481,754	465,017
Interest expense and amortization of deferred financing costs(c)	(589,630)	(601,044)	(507,587)	(490,269)	(445,882)	(290,934)	(304,625)
Gains (losses) on retirement of long-term obligations(c)	(37,127)	(131,974)	—	(138,367)	(91,079)	(44,629)	(36,486)
Net gain (loss) on interest rate swaps(d)	—	—	—	(286,435)	(92,966)	—	—
Interest income	1,355	4,556	666	2,204	2,967	362	625
Other income (expense)	(3,872)	(5,392)	(5,577)	(603)	2,446	(8,799)	(122)

Income (loss) before income taxes	292,529	100,827	179,807	(338,105)	(190,523)	137,754	124,409
Benefit (provision) for income taxes(e)	(198,628)	100,061	(8,347)	26,846	76,400	396	(54,295)

Net income (loss)(f)	93,901	200,888	171,460	(311,259)	(114,123)	138,150	70,114
Less: Net (income) loss attributable to the noncontrolling interest	3,790	12,304	383	(319)	209	2,644	2,293

Net income (loss) attributable to CCIC stockholders	90,111	188,584	171,077	(310,940)	(114,332)	135,506	67,821
Dividends on preferred stock and losses on purchases of preferred stock(g)	(11,363)	(2,629)	(22,940)	(20,806)	(20,806)	(21,994)	—

Net income (loss) attributable to CCIC common stockholders	$78,748	$185,955	$148,137	$(331,746)	$(135,138)	$113,512	$67,821

Net income (loss) attributable to CCIC common stock holders, per common share—basic and diluted	$0.26	$0.64	$0.52	$(1.16)	$(0.47)	$0.34	$0.23
Weighted-average common shares outstanding (in thousands):
Basic	298,083	289,285	283,821	286,764	286,622	332,189	291,164
Diluted	299,293	291,270	285,947	286,764	286,622	333,034	292,570
Dividends declared per common share	—	—	—	—	—	0.70	—

	Year Ended December 31,					Six Months Ended June 30,
	2013(a)	2012(a)	2011	2010	2009	2014	2013
	(In thousands, except per share amounts)					(unaudited)
Other Data:
Summary cash flow information:
Net cash provided by (used for) operating activities	$1,237,656	$772,557	$643,454	$603,430	$571,256	$763,676	$560,027
Net cash provided by (used for) investing activities	(5,520,969)	(4,199,596)	(399,865)	(390,949)	(172,145)	(397,804)	(275,456)
Net cash provided by (used for) financing activities(c)	4,063,133	3,786,803	(275,712)	(866,624)	214,396	(355,756)	(596,097)
Ratio of earnings to fixed charges(h)(i)	1.4	1.1	1.3	—	—	1.3	1.3
Ratio of earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock(h)(j)	1.4	1.1	1.2	—	—	1.3	1.3

	As of December 31,					As of June 30,
	2013(a)	2012(a)	2011	2010	2009	2014
	(In thousands)					(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$223,394	$441,364	$80,120	$112,531	$766,146	$227,479
Property and equipment, net	8,947,677	6,917,531	4,861,227	4,893,651	4,895,983	8,888,426
Total assets	20,594,908	16,088,709	10,545,096	10,469,529	10,956,606	20,672,059
Total debt and other long-term obligations(c)	11,594,500	11,611,242	6,885,699	6,778,894	6,579,150	11,570,251
Total CCIC stockholders’ equity(k)	6,926,717	2,938,746	2,386,245	2,445,373	2,936,241	6,861,338

(a)	Inclusive of the impact of acquisitions. See note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.
(b)	Exclusive of depreciation, amortization and accretion, which are shown separately.
(c)	Over the last five years, we have used debt to refinance other debt and fund discretionary investments such as acquisitions. We maintain debt leverage at levels that we believe optimize our weighted-average cost of capital. During 2013 and 2012, we (1) refinanced debt to lower rates and extend maturities and (2) borrowed to fund our acquisitions. See notes 7 and 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for additional information regarding our debt during 2013 and 2012. During 2010 and 2009, we issued $3.5 billion and $2.9 billion face value of debt, respectively, and purchased and repaid $3.4 billion and $2.4 billion face value of debt, respectively. These refinancings extended the maturities of our debt portfolio. We incurred losses on the purchase and repayment of this debt. See note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for information regarding the 2014 Refinancings. See also the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Cash Obligations”.
(d)	The 2010 and 2009 amounts are predominately losses on various interest rate swaps that no longer qualified for hedge accounting and included swaps that were no longer economic hedges. As of June 30, 2014, we had no interest rate swaps outstanding.
(e)	See notes 10 and 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, regarding our tax position as of and for the years ended December 31, 2013, 2012 and 2011 including our reversal of valuation allowances in 2012 and our derecognition of net deferred tax assets in 2013 related to our REIT election.
(f)	No cash dividends on our common stock were declared or paid in 2013, 2012, 2011, 2010 or 2009. See the section entitled “Dividend Policy” regarding our commencement of regular quarterly cash dividends to the holders of Crown Castle common stock beginning with the first quarter of 2014.
(g)	In 2012, we converted our 6.25% redeemable convertible preferred stock into shares of our common stock. In October 2013, we issued our Convertible Preferred Stock. See notes 11 and 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.
(h)	For purposes of computing the ratio, earnings represent income (loss) before income taxes and fixed charges less interest capitalized. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, interest capitalized and the interest component of operating lease expense.
(i)	For 2010 and 2009, earnings were insufficient to cover fixed charges by $338.1 million and $190.5 million, respectively.
(j)	For 2010 and 2009, earnings were insufficient to cover combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock by $358.9 million and $211.3 million, respectively.
(k)	In October 2013, we issued 41.4 million shares of common stock, which generated net proceeds of $3.0 billion and approximately 9.8 million shares of Convertible Preferred Stock, which generated net proceeds of $950.9 million to partially fund the AT&T Acquisition. See notes 3 and 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, regarding the AT&T Acquisition and October Equity Financings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Set forth below is a discussion and analysis of the financial condition and results of operations of Crown Castle. After the merger, CCR will succeed to the assets, continue the business and assume the obligations of Crown Castle.

General Overview

Overview

We own, operate and lease shared wireless infrastructure. See the section entitled “Our Business” for a further discussion of our business, including our long-term strategy, certain key terms of our lease agreements, and growth trends in the wireless communications industry. Site rental revenues represented 83% of our consolidated net revenues for the six months ended June 30, 2014. CCUSA, our largest operating segment, accounted for 95% of our site rental revenues for the six months ended June 30, 2014. The vast majority of our site rental revenues is of a recurring nature and has been contracted for in a prior year.

The following are certain highlights of our business fundamentals and results as of and for the six months ended June 30, 2014.

•	Effective January 1, 2014, we commenced operating as a REIT for U.S. federal income tax purposes (see “—REIT Election”)

•	Potential growth resulting from wireless network expansion and new entrants

•	We expect wireless carriers will continue their focus on improving network quality and expanding capacity by adding additional antennas or other equipment on our wireless infrastructure.

•	We expect existing and potential new wireless carrier demand for our wireless infrastructure will result from (1) next generation technologies, (2) continued development of mobile internet applications, (3) adoption of other emerging and embedded wireless devices, (4) increasing smartphone penetration, (5) wireless carrier focus on expanding quality and capacity or (6) the availability of additional spectrum.

•	Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure.

•	U.S. wireless carriers continue to invest in their networks.

•	Our site rental revenues grew $261.2 million, or 21%, from the six months ended June 30, 2013 to the six months ended June 30, 2014. This growth was predominately comprised of the following, exclusive of the impact of straight-line accounting:

•	An approximate 15% increase due to the AT&T Acquisition (based on initial run rates), which was completed in December 2013.

•	An approximate 5% increase from new tenant additions and amendments to existing customer contracts.

•	An approximate 4% increase from cash escalations, partially offset by a decrease of approximately 2% in site rental revenues caused by the non-renewal of customer contracts.

•	Site rental revenues under long-term customer contracts with contractual escalations

•	Initial terms of five to 15 years with multiple renewal periods at the option of the tenant of five to ten years each.

•	Weighted-average remaining term of approximately seven years, exclusive of renewals at the customer’s option, representing approximately $22 billion of expected future cash inflows.

•	Revenues predominately from large wireless carriers

•	Approximately 89% of our consolidated revenues were derived from Sprint, AT&T (after giving effect to AT&T’s acquisition of Leap Wireless (completed in March 2014)), T-Mobile and Verizon Wireless, which represented 26%, 26%, 21% and 16%, respectively, of our consolidated revenues for such period.

•	Majority of land interests under our towers under long-term control

•	Approximately nine-tenths and three-fourths of our site rental gross margin is derived from towers that reside on land that we own or control for greater than ten and 20 years, respectively. The aforementioned amounts include towers that reside on land interests that are owned, including fee interests and perpetual easements, which represents approximately one-third of our site rental gross margin.

•	Relatively fixed wireless infrastructure operating costs

•	Our wireless infrastructure operating costs tend to increase at approximately the rate of inflation and are not typically influenced by new tenant additions.

•	Minimal sustaining capital expenditure requirements

•	Sustaining capital expenditures represented less than 2% of net revenues.

•	Debt portfolio with long-dated maturities extended over multiple years, with the majority of such debt having a fixed rate (see “—Quantitative and Qualitative Disclosures About Market Risk” for a further discussion of our debt).

•	67% of our debt has fixed rate coupons.

•	Our debt service coverage and leverage ratios were comfortably within their respective financial maintenance covenants.

•	During January 2014, we amended our senior secured credit facility, which we refer to as the 2012 Credit Facility, by extending the maturity date on a portion of the tranche B term loans, including the incremental tranche B term loans, to January 2021. As of June 30, 2014, our tranche B term loans, including the incremental tranche B term loans and the incremental tranche B-2 term loans, consist of $2.3 billion aggregate principal amount due January 2021 and $568.4 million aggregate principal amount due January 2019.

•	During April 2014, we issued $850 million of 4.875% Senior Notes, due in April 2022.

•	We utilized a portion of the net proceeds from the 4.875% Senior Notes offering to (1) repay $300.0 million of the January 2010 Tower Revenue Notes and (2) redeem all of the previously outstanding 7.125% Senior Notes.

•	Significant cash flows from operations

•	Net cash provided by operating activities was $763.7 million.

•	We believe our core business of providing access to our wireless infrastructure can be characterized as a stable cash flow stream, which we expect to grow as a result of contractual escalators and future anticipated demand for our wireless infrastructure.

•	Capital allocated to drive long-term stockholder value (see also “—Liquidity and Capital Resources” below)

•	During February 2014 and May 2014, we declared quarterly cash dividends of $0.35 per common share, totaling approximately $234 million for the six months ended June 30, 2014.

•	Our quarterly common stock dividends, if paid in each quarter of 2014, will result in an annual aggregate payment of approximately $470 million.

•	Historical discretionary investments include (in no particular order): purchasing our common stock, acquiring or constructing wireless infrastructure, acquiring land interests under our towers, improving or structurally enhancing our existing wireless infrastructure, or purchasing, repaying or redeeming our debt.

•	Discretionary investments included:

•	The purchase of 0.3 million shares of our common stock for $21.7 million.

•	Discretionary capital expenditures of $285.7 million, including wireless infrastructure improvements in order to support additional site rentals, construction of wireless infrastructure and land purchases.

The following are certain highlights of our full year 2014 outlook that impact our business fundamentals described above.

•	We expect that our full year 2014 site rental revenue growth will also be impacted by similar items that impacted first half 2014 site rental revenue growth, namely a substantial expected contribution from the AT&T Acquisition. See note 3 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for a further discussion of our AT&T Acquisition.

•	We expect the site rental revenue contribution from new tenant installations to increase in 2014 from 2013, as a result of our customers’ focus on improving network quality and capacity.

•	We expect that the negative impact from customer contracts that come to the end of their respective terms and are not renewed will be approximately 2% of site rental revenues for 2014, of which approximately half is expected to come from typical non-renewal activity and approximately half is expected to come from Sprint’s decommissioning of its legacy Nextel iDEN network. Based on Sprint’s stated intention to decommission its iDEN network and our contractual terms with Sprint, we expect approximately 3% of our run-rate site rental revenues to be impacted by the iDEN network decommissioning. The impact of the iDEN network decommissioning is included as a component of non-renewals of customer contracts as referenced herein.

•	These iDEN leases have effective term-end dates spread throughout 2014 and 2015. As such, we expect our site rental revenues to be impacted by approximately $30 million in 2014 and $60 million to $70 million in 2015.

•	We expect sustaining capital expenditures of approximately 2% of net revenues for full year 2014.

REIT Election

Effective January 1, 2014, we commenced operating as a REIT for U.S. federal income tax purposes. As a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. We also may be subject to certain federal, state, local and foreign taxes on our income or assets, including alternative minimum taxes, taxes on any undistributed income, and state, local or foreign income, franchise, property and transfer taxes. In addition, we could in certain circumstances be required to pay an excise or penalty tax, which could be significant in amount, in order to utilize one or more relief provisions under the Code to maintain qualification for taxation as a REIT. Our small cells are currently included in one or more wholly owned TRSs. On August 29, 2014, we received a favorable private letter ruling from the IRS, which provides that the real property portion of our small cells and the related rents qualify as real property and rents from real property, respectively, under the rules governing REITs. We are evaluating the impact of this private letter ruling and, subject to board approval, we expect to take appropriate action to include the qualifying portion of our small cells as part of the REIT, effective the beginning of 2015. Once we have completed all necessary actions to include such small cells in the REIT and have obtained approval from our board of directors, we expect to de-recognize our net deferred tax liability related to those small cells. Additionally, we have included in TRSs our tower operations in Australia and certain other assets and operations. Those TRS assets and operations will continue to be subject, as applicable, to federal and state corporate income taxes or to foreign taxes in the jurisdictions in which such assets and operations are located. Our foreign assets and operations (including our tower operations in Puerto Rico and Australia) most likely will be subject to foreign income taxes in the jurisdictions in which such assets and operations are located, regardless of whether they are included in a TRS or not.

To qualify and be taxed as a REIT, we will generally be required to distribute at least 90% of our REIT taxable income after the utilization of our NOLs (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our stockholders. Our determination as to the timing and amount of future dividends that we may make as a REIT will be based on a number of factors, including investment opportunities around our core business and our NOLs of approximately $2.2 billion, of which approximately $1.9 billion is available to offset REIT taxable income (see note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein).

Consolidated Results of Operations

The following discussion of our results of operations should be read in conjunction with the sections entitled “Our Business” and “—Liquidity and Capital Resources” below and our consolidated financial statements incorporated by reference into this proxy statement/prospectus. The following discussion of our results of operations is based on our condensed consolidated financial statements prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, which requires us to make estimates and judgments that affect the reported amounts (see “—Accounting and Reporting Matters—Critical Accounting Policies and Estimates” below and note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein).

Comparison of Consolidated Results—First Half 2014 and 2013

The following is a comparison of our historical consolidated statements of operations for the periods indicated.

	Six Months Ended June 30,		Percent Change(b)
	2014	2013
	(In thousands of dollars)
Net revenues:
Site rental	$1,493,502	$1,232,264	21%
Network services and other	298,793	242,724	23%

Net revenues	1,792,295	1,474,988	22%

Operating expenses:
Costs of operations(a):
Site rental	465,067	356,621	30%
Network services and other	176,321	147,576	19%

Total costs of operations	641,388	504,197	27%

General and administrative	134,002	113,035	19%
Asset write-down charges	5,869	6,812	*
Acquisition and integration costs	24,856	8,817	*
Depreciation, amortization and accretion	504,426	377,110	34%

Total operating expenses	1,310,541	1,009,971	30%

Operating income (loss)	481,754	465,017	4%

Interest expense and amortization of deferred financing costs	(290,934)	(304,625)	(4)%
Gains (losses) on retirement of long-term obligations	(44,629)	(36,486)
Interest income	362	625
Other income (expense)	(8,799)	(122)

Income (loss) before income taxes	137,754	124,409
Benefit (provision) for income taxes	396	(54,295)

Net income (loss)	138,150	70,114
Less: Net income (loss) attributable to the noncontrolling interest	2,644	2,293

Net income (loss) attributable to CCIC stockholders	135,506	67,821
Dividends on preferred stock	(21,994)	—
Net income (loss) attributable to CCIC common stockholders	$113,512	$67,821

*	Percentage is not meaningful
(a)	Exclusive of depreciation, amortization and accretion shown separately.
(b)	Inclusive of the impact of foreign exchange fluctuations. See “—Consolidated Results of Operations—Comparison of Operating Segments” below.

First Half 2014 and 2013. Our consolidated results of operations for the first half of 2014 and 2013, respectively, consist predominately of our CCUSA segment, which accounted for (1) 96% and 95% of consolidated net revenues, (2) 96% and 95% of consolidated gross margins, and (3) 93% and 88% of net income (loss) attributable to CCIC stockholders. Our operating segment results, including CCUSA, are discussed below (see “—Consolidated Results of Operations—Comparison of Operating Segments” below).

Comparison of Operating Segments—First Half 2014 and 2013

Our reportable operating segments for the first half of 2014 are (1) CCUSA, consisting of our U.S. operations and (2) CCAL, our Australian operations. Our financial results are reported to management and the board of directors in this manner.

See note 10 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and note 17 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference herein, for segment results and a reconciliation of net income (loss) to Adjusted EBITDA (defined below).

Our measurement of profit or loss currently used to evaluate our operating performance and operating segments is earnings before interest, taxes, depreciation, amortization and accretion, as adjusted, which we refer to as Adjusted EBITDA. Our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in the tower sector or other similar providers of wireless infrastructure, and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA is discussed further under “—Accounting and Reporting Matters—Non-GAAP Financial Measures” below.

We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense (see note 10 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein). The reconciliation of Adjusted EBITDA to our net income (loss) is set forth in note 10 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and in note 17 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference herein. Adjusted EBITDA is not intended as an alternative measure of operating results or cash flows from operations as determined in accordance with GAAP, and our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is discussed further under “—Accounting and Reporting Matters—Non-GAAP Financial Measures” below.

CCUSA—First Half 2014 and 2013. See note 3 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for further discussion on the impact of the AT&T Acquisition.

Net revenues for the first half of 2014 increased by $324.2 million, or 23%, from the same period in the prior year. This increase in net revenues resulted from an increase from the same period in the prior year in (1) site rental revenues of $260.7 million, or 22%, and (2) network services and other revenues of $63.5 million, or 28%.

The AT&T Acquisition increased our site rental revenues for the first half of 2014 from the same period in the prior year as discussed in “—General Overview”. The increase in site rental revenues was also impacted by the following items, inclusive of straight-line accounting, in no particular order: new tenant additions across our entire portfolio, renewals or extensions of customer contracts, escalations, other acquisitions and non-renewals of customer contracts. Tenant additions were influenced by our customers’ upgrading to LTE and their ongoing efforts to improve network quality and capacity.

Site rental gross margins for the first half of 2014 increased by $151.9 million, or 18%, from the same period in the prior year. The increase in the site rental gross margins was related to the previously mentioned 22% increase in site rental revenues, primarily as a result of the AT&T Acquisition and the growth in our site rental activities. The $151.9 million incremental margin represents 58% of the related increase in site rental revenues, inclusive of (1) the impact of the towers acquired in the AT&T Acquisition, which have a lower average tenancy than the average tenancy for our other wireless infrastructure and (2) the high incremental margin from our other wireless infrastructure.

Network services and other gross margin increased by $27.7 million, or 30%, from the same period in the prior year. The increase in our gross margin from our network services and other revenues is a reflection of (1) the volume of activity from carrier network enhancements such as LTE upgrades, (2) the volume and mix of network services work and (3) the expansion in the size of our wireless infrastructure portfolio due to acquisitions. Our network services offering is of a variable nature as these revenues are not under long-term contracts.

General and administrative expenses for the first half of 2014 increased by $20.2 million, or approximately 20%, from the same period in the prior year. General and administrative expenses were 7% of net revenues for both the first half of 2014 and the first half of 2013. General and administrative expenses are inclusive of stock-based compensation charges. The increase in general and administrative expenses in nominal dollars was commensurate with the growth in our business, including (1) the expansion in size of our wireless infrastructure portfolio primarily due to acquisitions and (2) growth in network services. Typically, our general and administrative expenses do not significantly increase as a result of new tenant additions on our wireless infrastructure.

Adjusted EBITDA for the first half of 2014 increased by $171.6 million, or 20%, from the same period in the prior year. Adjusted EBITDA was positively impacted by the AT&T Acquisition and the growth in our site rental and network services activities.

Depreciation, amortization and accretion for the first half of 2014 increased by $129.3 million, or 36%, from the same period in the prior year. This increase predominately resulted from the fixed assets and intangible assets recorded related to the AT&T Acquisition.

Interest expense and amortization of deferred financing costs decreased $13.7 million, or 4%, from the first half of 2013 to the first half of 2014, as a result of our refinancing activities, partially offset by an increase in borrowings under the 2012 Credit Facility to partially fund the AT&T Acquisition. During the first half of 2013, we redeemed and repaid the remaining outstanding 7.75% secured notes and 9% senior notes. During the first half of 2014, we issued $850.0 million of 4.875% Senior Notes, which provided us with funding to (1) repay $300.0 million of the January 2010 Tower Revenue Notes and (2) redeem all of the previously outstanding 7.125% Senior Notes. As a result of the repayment and redemption of certain of our debt during the first half of 2014 and the first half of 2013, we incurred losses of $44.6 million and $36.5 million, respectively. For a further discussion of our debt, see note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference herein.

Our acquisition and integration expenses for the first half of 2014 and the first half of 2013 were $24.8 million and $8.6 million, respectively, and relate to our acquisitions in 2012 and 2013.

The benefit (provision) for income taxes for the first half of 2014 was a benefit of $6.1 million, compared to a provision of $49.9 million for the first half of 2013. For the first half of 2014, the effective tax rate differs from the federal statutory rate predominately due to our REIT status, including the dividends paid deduction. For the first half of 2013, the effective tax rate differs from the federal statutory rate predominately due to state taxes. See “—General Overview” and also note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

Net income (loss) attributable to CCIC stockholders for the first half of 2014 was net income of $126.1 million compared to net income of $59.7 million for the first half of 2013. The increase in net income was predominately due to (1) a change in our benefit (provision) for income taxes due to our REIT status, including the dividends paid deduction, and (2) the aforementioned 2013 and 2014 refinancing activities.

Dividends on preferred stock for the first half of 2014 relate to the Crown Castle Convertible Preferred Stock issued in October 2013.

CCAL—First Half 2014 and 2013

The increases and decreases between the first half of 2014 and the first half of 2013 were inclusive of exchange rate fluctuations. The average exchange rate of one Australian dollar expressed in U.S. dollars for the first half of 2014 was approximately 0.91, a decrease of 10% from approximately 1.02 for the same period in the prior year. See “—Quantitative and Qualitative Disclosures About Market Risk” below.

Total net revenues decreased from the first half of 2013 to the first half of 2014 by 9%, almost entirely due to the negative impact of 10% from the aforementioned change in exchange rates. Site rental revenues, site rental gross margins and Adjusted EBITDA increased from the first half of 2013 to the first half of 2014 by 1%, 2% and 2%, inclusive of the negative impact of 11%, 11% and 11%, respectively, from the aforementioned change in exchange rates. Total net revenues, exclusive of the impact of exchange rate fluctuations, was comprised of an increase in site rental revenues and a decrease in network service and other revenue. This increase in site rental revenues exclusive of the negative exchange rates was driven by various other factors, inclusive of straight-line accounting, including in no particular order: tenant additions on our wireless infrastructure, renewals of customer contracts, acquisitions, escalations and non-renewals of customer contracts. The change in site rental gross margin and Adjusted EBITDA was primarily due to the same factors that drove the changes in net revenues. Net income (loss) attributable to CCIC stockholders for the first half of 2014 was net income of $9.4 million, compared to net income of $8.2 million for the first half of 2013.

Comparison of Consolidated Results—Years Ended 2013, 2012, 2011

The following is a comparison of our 2013, 2012 and 2011 consolidated results of operations:

	Years Ended December 31,			Percent Change(b)
	2013	2012	2011	2013 vs. 2012	2012 vs. 2011
	(In thousands of dollars)
Net revenues:
Site rental	$2,503,620	$2,124,190	$1,853,550	18%	15%
Network services and other	518,764	308,490	179,179	68%	72%

Net revenues	3,022,384	2,432,680	2,032,729	24%	20%

Operating expenses:
Costs of operations(a):
Site rental	725,109	539,239	481,398	34%	12%
Network services and other	321,687	189,750	106,987	70%	77%

Total costs of operations	1,046,796	728,989	588,385	44%	24%
General and administrative	238,702	212,572	173,493	12%	23%
Asset write-down charges	14,863	15,548	22,285	*	*
Acquisition and integration costs	26,005	18,298	3,310	*	*
Depreciation, amortization and accretion	774,215	622,592	552,951	24%	13%

Total operating expenses	2,100,581	1,597,999	1,340,424	31%	19%

Operating income (loss)	921,803	834,681	692,305	10%	21%
Interest expense and amortization of deferred financing costs	(589,630)	(601,044)	(507,587)	(2)%	18%
Gains (losses) on retirement of long-term obligations	(37,127)	(131,974)	—	*	*
Net gain (loss) on interest rate swaps	—	—	—	*	*
Interest income	1,355	4,556	666	*	*
Other income (expense)	(3,872)	(5,392)	(5,577)	*	*

Income (loss) before income taxes	292,529	100,827	179,807	*	*
Benefit (provision) for income taxes	(198,628)	100,061	(8,347)	*	*

Net income (loss)	93,901	200,888	171,460	*	*

Less: Net income (loss) attributable to the noncontrolling interest	3,790	12,304	383	*	*

Net income (loss) attributable to CCIC stockholders	$90,111	$188,584	$171,077	*	*
Dividends on preferred stock and losses on purchases of preferred stock	$(11,363)	$(2,629)	$(22,940)	*	*
Net income (loss) attributable to CCIC common stockholders	$78,748	$185,955	$148,137

*	Percentage is not meaningful
(a)	Exclusive of depreciation, amortization and accretion, which are shown separately.
(b)	Inclusive of the impact of foreign exchange fluctuations. See “—Consolidated Results of Operations—Comparison of Operating Segments” below.

2013 and 2012. Our consolidated results of operations for 2013 and 2012, respectively, predominately consist of our CCUSA segment, which accounted for (1) 95% and 94% of consolidated net revenues, (2) 95% and 94% of consolidated gross margins, and (3) 85% and 77% of consolidated net income (loss) attributable to Crown Castle stockholders. Our operating segment results for 2013 and 2012, including CCUSA, are discussed below (see “—Consolidated Results of Operations—Comparison of Operating Segments” below).

2012 and 2011. Our consolidated results of operations for 2012 and 2011, respectively, predominately consist of our CCUSA segment, which accounted for (1) 94% and 94% of consolidated net revenues, (2) 94% and 94% of consolidated gross margins, and (3) 77% and 98% of consolidated net income (loss) attributable to Crown Castle stockholders. Our operating segment results for 2012 and 2011, including CCUSA, are discussed below (see “—Consolidated Results of Operations—Comparison of Operating Segments” below).

Comparison of Operating Segments—Years Ended 2013, 2012, 2011

CCUSA—2013 and 2012. See note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for further discussion of the impact of the 2012 Acquisitions and the AT&T Acquisition.

Net revenues for 2013 increased by $579.4 million, or 25%, from 2012. This increase in net revenues resulted from an increase in (1) site rental revenues of $370.3 million, or 19%, and (2) network services and other revenues of $209.1 million, or 73%, in each case as compared to 2012.

This increase in site rental revenues was impacted by the following items, inclusive of straight-line accounting, in no particular order: new tenant additions across our entire portfolio, renewals or extensions of customer contracts, escalations, acquisitions, and cancellations of customer contracts. The 2012 Acquisitions and the AT&T Acquisition also increased our site rental revenues from 2012 to 2013 by 14% (based on initial run rate revenues from these acquisitions). See “—Accounting and Reporting Matters—Critical Accounting Policies and Estimates” below for a further discussion of our revenue recognition policies. Tenant additions were influenced by our customers’ upgrading to LTE and their ongoing efforts to improve network quality and capacity.

Site rental gross margins for 2013 increased by $187.1 million, or 12%, from 2012. The increase in the site rental gross margins was related to the previously mentioned 19% increase in site rental revenues. Site rental gross margins for 2013 increased primarily as a result of (1) the high incremental margins associated with tenant additions given the relatively fixed costs to operate wireless infrastructure and (2) acquisitions. The $187.1 million incremental margin represents 51% of the related increase in site rental revenues, inclusive of impact of acquisitions.

Network services and other gross margin for 2013 increased by $78.7 million, or 71%, from 2012. The increase in our gross margin from our network services and other revenues is a reflection of the volume of activity from carrier network enhancements such as LTE upgrades, the increase in our market share and the general volatility in the volume and mix of network services work. Our network services offering is of a variable nature as these revenues are not under long-term contracts.

General and administrative expenses for 2013 increased by $28.6 million, or 15%, from 2012 but decreased to 7% of net revenues in 2013 from 8% of net revenues in 2012. General and administrative expenses are inclusive of stock-based compensation charges. See also note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein. The increase in general and administrative expenses in nominal dollars was commensurate with the growth in our business as a result of our acquisitions. Typically, our general and administrative expenses do not significantly increase as a result of the co-location of additional tenants on our wireless infrastructure.

Adjusted EBITDA for 2013 increased by $235.8 million, or 16%, from 2012. Adjusted EBITDA was positively impacted by the growth in our site rental and network services activities and the 2012 Acquisitions.

Depreciation, amortization, and accretion for 2013 increased by $149.9 million, or 25%, from 2012. This increase predominately resulted from the fixed asset and intangible asset additions related to the NextG Acquisition and the T-Mobile Acquisition.

Interest expense and amortization of deferred financing costs decreased $11.4 million, or 2%, from 2012 to 2013, as a result of our refinancings during 2012 and 2013, partially offset by additional borrowings to fund the 2012 Acquisitions and the AT&T Acquisition. During 2012 and 2013, we completed several debt transactions, resulting in (1) lowering our average cost of debt, (2) funding for our acquisitions, (3) the refinancing of certain of our debt, and (4) the extension of certain of our debt maturities. See “—Liquidity and Capital Resources” below.

As a result of our debt transactions, we incurred a net loss of $37.1 million for 2013, inclusive of (1) non-cash losses of $1.1 million resulting from the write-off of deferred financing costs and discounts and (2) cash losses of $36.0 million including with respect to make whole payments. During 2012, as a result of repurchasing and redeeming certain of our debt, we incurred a net loss of $132.0 million, inclusive of (1) non-cash losses of $48.1 million resulting from the write-off of deferred financing costs and discounts and (2) cash losses of $83.9 million including with respect to make whole payments. For a further discussion of the debt refinancings, see notes 7 and 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and “—Liquidity and Capital Resources” and “—Quantitative and Qualitative Disclosures About Market Risk” below.

Our acquisition and integration expenses for 2012 and 2013 predominately related to the 2012 Acquisitions and AT&T Acquisition. See note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

The benefit (provision) for income taxes for 2013 was a provision of $191.0 million compared to a benefit of $60.1 million for 2012. For 2013, the effective tax rate differed from the federal statutory rate predominately due to the de-recognition of deferred tax assets and liabilities related to our REIT election resulting in a non-cash income tax charge of $67.4 million. For 2012, the effective tax rate differed from the federal statutory rate predominately due to a valuation allowance reversal of $115.2 million resulting from (1) the NextG Acquisition and (2) our determination to reverse a portion of the valuation allowance based upon our consideration of our recent historical trends and anticipated future taxable income. See “—Accounting and Reporting Matters—Critical Accounting Policies and Estimates” below and note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

Net income (loss) attributable to CCIC stockholders for 2013 was income of $76.5 million compared to income of $144.6 million for 2012. The decrease in net income was predominately due to a change in our benefit (provision) for income taxes as discussed above, partially offset by (1) the growth in our existing business, (2) a decrease in interest expense, and (3) a decrease in the net losses on the retirement of debt.

Dividends on preferred stock and losses on purchases of preferred stock for 2013 is inclusive of the dividends related to the Crown Castle Convertible Preferred Stock.

CCAL—2013 and 2012. The increases and decreases between 2013 and 2012 were inclusive of exchange rate fluctuations. The average exchange rate of Australian dollars expressed in U.S. dollars for 2013 was approximately 0.9687, a decrease of approximately 6% from approximately 1.036 for the same period in the prior year. See “—Quantitative and Qualitative Disclosures About Market Risk” below.

Total net revenues for 2013 increased by $10.3 million, or 7%, from 2012. Site rental revenues for 2013 increased by $9.1 million, or 7%, from 2012. The decrease in the exchange rate negatively impacted net revenues by 7% in 2013 from 2012. Site rental revenues were also impacted by various other factors, inclusive of straight-line accounting, including, in no particular order: tenant additions on our wireless infrastructure, renewals of customer contracts, acquisitions, escalations, and cancellations of customer contracts.

Site rental gross margins for 2013 increased by $6.4 million, or 7%, from 2012 and Adjusted EBITDA for 2013 increased by $5.7 million, or 8%, from 2012. The increase in the site rental gross margin and Adjusted EBITDA were primarily due to the same factors that drove the increase in net revenues.

Net income (loss) attributable to CCIC stockholders for 2013 was net income of $13.6 million, compared to net income of $44.0 million for 2012, inclusive of income tax benefit of $39.9 million resulting from the reversals of the valuation allowance related to deferred tax assets. In addition to the valuation allowance reversal, net income was favorably impacted by the growth in the site rental business.

CCUSA—2012 and 2011. See note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for further discussion of the impact of the 2012 Acquisitions.

Net revenues for 2012 increased by $379.8 million, or 20%, from 2011. This increase in net revenues resulted in part from an increase in site rental revenues of $256.1 million, or 15%, for the same periods. This increase in site rental revenues was impacted by the following items, inclusive of straight-line accounting, in no particular order: new tenant additions across our entire portfolio, renewals or extensions of customer contracts, acquisitions, escalations, and cancellations of customer contracts. The 2012 Acquisitions increased our site rental net revenues from 2011 to 2012 by 6% (based on initial run rate revenues from these acquisitions). See “—Accounting and Reporting Matters—Critical Accounting Policies and Estimates” below for a further discussion of our revenue recognition policies. Tenant additions were influenced by the previously mentioned growth in the wireless communications industry.

Site rental gross margins for 2012 increased by $199.3 million, or 15%, from 2011. The increase in site rental gross margins was related to the previously mentioned 15% increase in site rental revenues. Site rental gross margins for 2012 increased primarily as a result of (1) the high incremental margins associated with tenant additions given the relatively fixed costs to operate wireless infrastructure and (2) acquisitions. The $199.3 million incremental margin represents 78% of the related increase in site rental revenues.

Network services and other revenues for 2012 increased by $123.8 million, or 77%, from 2011, and the related gross margin increased by $46.1 million, or 70%, from 2011. The increase in our gross margin from our network services and other revenues is a reflection of the carrier network enhancements such as LTE upgrades and the general volatility in the volume and mix of such work. Our network services offering is of a variable nature as these revenues are not under long-term contracts.

General and administrative expenses for 2012 increased by $33.2 million, or 22%, from 2011 but were 8% of net revenues for both 2012 and 2011. General and administrative expenses are inclusive of stock-based compensation charges, which increased $5.7 million during 2012 primarily related to a non-recurring stock grant. See also note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein. The increase in general and administrative expenses in nominal dollars was commensurate with the growth in our business as a result of acquisitions. Typically, our general and administrative expenses do not significantly increase as a result of the co-location of additional tenants on our wireless infrastructure.

Adjusted EBITDA for 2012 increased by $235.5 million, or 19%, from 2011. Adjusted EBITDA was positively impacted by the growth in our site rental, as well as the contributions from network services activities and acquisitions.

Depreciation, amortization, and accretion for 2012 increased by $68.7 million, or 13%, from 2011. The increase predominately resulted from the fixed asset and intangible asset additions related to the NextG Acquisition and the T-Mobile Acquisition.

During 2012, we completed several debt transactions. These financing transactions provided funding for the 2012 Acquisitions as well as refinanced certain of our debt and extending our debt maturities. As a result of repurchasing and redeeming certain of our debt, we incurred a net loss of $132.0 million for 2012, inclusive of (1) non-cash losses of $48.1 million resulting from the write-off of deferred financing costs and discounts and (2) cash losses of $83.9 million including with respect to make whole payments. During 2011, we had no significant debt transactions. The increase in interest expense and amortization of deferred financing costs of $93.8 million, or 18%, in 2012 resulted predominately from the increase in debt outstanding. For a further discussion of the debt refinancings, including the impact to our results of operations related to the January 2013 Debt Retirements, see notes 7 and 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, “—Liquidity and Capital Resources” and “—Quantitative and Qualitative Disclosures About Market Risk” below.

Our acquisition and integration expenses for 2012 predominately related to the NextG Acquisition and T-Mobile Acquisition. See note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

Benefit (provision) for income taxes for 2012 was a benefit of $60.1 million inclusive of a valuation allowance reversal of $115.2 million resulting from (1) the NextG Acquisition and (2) our determination to reverse a portion of the valuation allowance based upon our consideration of our recent historical trends and anticipated future taxable income. For 2012 and 2011, the effective tax rate differs from the federal statutory rate predominately due to our federal deferred valuation allowances and the net impact of state taxes. See “—Accounting and Reporting Matters—Critical Accounting Policies and Estimates” below and note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

Net income (loss) attributable to CCIC stockholders for 2012 was income of $144.6 million compared to income of $168.1 million for 2011. The decrease in net income was predominately due to the increase in interest expense and the net losses on the retirement of debt partially offset by (1) the growth in our existing business and (2) a change in our benefit (provision) for income taxes primarily as a result of the reversal of the U.S. federal and state deferred tax valuation allowances.

Dividends on preferred stock and losses on purchases of preferred stock for 2011 is inclusive of the dividends related to the 6.25% redeemable convertible preferred stock, which was converted in 2012.

CCAL—2012 and 2011. The increases and decreases between 2012 and 2011 are inclusive of exchange rate fluctuations. The average exchange rate of Australian dollars expressed in U.S. dollars for 2012 was approximately 1.04, an increase of approximately 1% from approximately 1.03 for the same period in the prior year. See “—Quantitative and Qualitative Disclosures About Market Risk” below.

Total net revenues for 2012 increased by $20.1 million, or 16%, from 2011. Site rental revenues for 2012 increased by $14.6 million, or 13%, from 2011. The increase in the exchange rate did not have a significant impact on the growth from 2012 to 2011. Site rental revenues were also impacted by various other factors, inclusive of straight-line accounting, including, in no particular order: tenant additions on our wireless infrastructure, renewals of customer contracts, acquisitions, escalations, and cancellations of customer contracts. Net revenues were also impacted by a $5.5 million increase in network services and other revenues.

Site rental gross margins for 2012 increased by $13.5 million, or 18%, from 2011, and Adjusted EBITDA for 2012 increased by $10.3 million, or 17%, from 2011. The increase in the site rental gross margin and Adjusted EBITDA were primarily due to previously mentioned growth in our site rental revenues.

Net income (loss) attributable to CCIC stockholders for 2012 was a net income of $44.0 million, inclusive of income tax benefit of $39.9 million resulting from the reversals of the valuation allowance related to deferred tax assets, compared to a net income of $3.0 million for 2011, inclusive of income tax provision of $2.2 million. The increase in net income was primarily related to the change in income tax benefit (provision) and the previously mentioned increase in net revenues.

Liquidity and Capital Resources

Overview

General. We believe our core business can be characterized as a stable cash flow stream generated by revenues under long-term contracts (see “—General Overview—Overview”). Since we became a public company in 1998, our cumulative net cash provided by operating activities (net of cash interest payments) has exceeded our sustaining capital expenditures and provided us with cash available for discretionary investments. For the foreseeable future, we expect to continue to generate net cash provided by operating activities that exceeds our expected (1) principal amortization payments, (2) common stock and preferred stock cash dividends (see note 9 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein), and (3) capital expenditures, and we thus expect to have excess cash available for discretionary investments. We seek to allocate the net cash provided by our operating activities in a manner that will enhance long-term stockholder value. We measure “long-term stockholder value” as the combined growth in our per share results and dividends to common stockholders. In addition to investing net cash provided by operating activities, in certain circumstances, we may also use debt financings and issuances of equity or equity related securities to fund discretionary investments, such as the AT&T Acquisition.

We seek to maintain a capital structure that we believe drives long-term stockholder value and optimizes our weighted-average cost of capital. We target a leverage ratio of approximately four to six times Adjusted EBITDA and interest coverage of approximately three times Adjusted EBITDA, subject to various factors such as the availability and cost of capital and the potential long-term return on our discretionary investments. We may choose to increase or decrease our leverage or coverage from these targets for various periods of time.

Effective January 1, 2014, we commenced operating as a REIT for U.S. federal income tax purposes. Historically, we have paid and we expect to continue to pay minimal cash income taxes as a result of our NOLs and our recent REIT conversion. See “—General Overview” and note 5 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein.

Historically, we have endeavored to utilize our net cash provided by operating activities to engage in discretionary investments. Our historical discretionary investments include (in no particular order): purchasing our common stock, acquiring or constructing wireless infrastructure, acquiring land interests under our towers, improving and structurally enhancing our existing wireless infrastructure, and purchasing, repaying, or redeeming our debt. We expect to continue to utilize cash flow to pay dividends and engage in discretionary investments in a manner consistent with our past practice, which we believe will maximize long-term stockholder value. Based on recent small cell activity, we expect to spend an increased percentage of our discretionary investments on the construction of new small cell networks. We seek to maintain flexibility in our discretionary investments with both net cash provided by operating activities and cash available from financing capacity. See “—General Overview” for a discussion of our cash dividends on shares of our common stock.

Liquidity Position. The following is a summary of our capitalization and liquidity position. See “—Quantitative and Qualitative Disclosures About Market Risk” below and note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for additional information regarding our debt.

June 30, 2014
(In thousands of dollars)
Cash and cash equivalents(a)	$227,479
Undrawn revolving credit facility availability(b)	1,166,000
Total debt and other long-term obligations	11,570,251
Total equity	6,879,436

(a)	Exclusive of restricted cash.
(b)	Availability at any point in time is subject to certain restrictions based on our compliance with financial maintenance covenants contained in the credit agreement governing the 2012 Credit Facility. See “—Liquidity and Capital Resources—Financing Activities” and “—Liquidity and Capital Resources—Debt Covenants”.

Over the next 12 months:

•	We expect that our cash on hand, undrawn 2012 Revolver availability and net cash provided by operating activities (net of cash interest payments) should be sufficient to cover our expected (1) debt service obligations of $105.6 million (principal payments), (2) capital expenditures in excess of $500 million (sustaining and discretionary), (3) Crown Castle Convertible Preferred Stock dividend payments of approximately $45 million and (4) common stock dividend payments (currently approximately $117 million per quarter). As Crown Castle and CCOC are holding companies, this cash flow from operations is generated by our operating subsidiaries.

•	We have no debt maturities other than principal payments on amortizing debt. We do not anticipate that we will be required to access the capital markets to refinance our existing debt until at least 2015. See “—Quantitative and Qualitative Disclosures About Market Risk” for a tabular presentation of our debt maturities as of June 30, 2014.

Summary Cash Flow Information

	Years Ended December 31,			Six Months Ended June 30,
	2013	2012	2011	2014	2013
	(In thousands of dollars)
Net cash provided by (used for):
Operating activities	$1,237,656	$772,557	$643,454	$763,676	$560,027
Investing activities	(5,520,969)	(4,199,596)	(399,865)	(397,804)	(275,456)
Financing activities	4,063,133	3,786,803	(275,712)	(355,756)	(596,097)
Effect of exchange rate changes on cash	2,210	1,480	(288)	(6,031)	(2,952)

Net increase (decrease) in cash and cash equivalents	$(217,970)	$361,244	$(32,411)	$4,085	$(314,478)

Operating Activities

The increase in net cash provided by operating activities for the first six months of 2014 of $203.6 million, or 36%, from the first six months of 2013, was due primarily to (1) the AT&T Acquisition and (2) growth in our core business, including a year-over-year incremental net increase of $50.6 million in customer prepaid rent. Changes in working capital (including changes in accounts receivable, deferred site rental receivables, deferred rental revenues, prepaid ground leases, restricted cash, and accrued interest) can have a significant impact on net cash provided by operating activities, largely due to the timing of prepayments and receipts. We expect to grow our net cash provided by operating activities in the future (exclusive of movements in working capital) if we realize expected growth in our core business.

The increase in net cash provided by operating activities for 2013 from 2012 and 2011 was due primarily to (1) growth in our core business, including the 2012 Acquisitions and a year over year incremental increase of $99.0 million in customer prepaid rent and (2) growth in our network services. Changes in working capital, and particularly changes in accounts receivable, deferred site rental receivables, deferred rental revenues, prepaid ground leases, restricted cash, and accrued interest, can have a significant impact on net cash provided by operating activities, largely due to the timing of prepayments and receipts. We expect to grow our net cash provided by operating activities in the future (exclusive of movements in working capital) if we realize expected growth in our core business.

Investing Activities

Capital Expenditures. We categorize our capital expenditures as sustaining or discretionary. Sustaining capital expenditures include capitalized costs related to (1) maintenance activities on our wireless infrastructure, which are generally related to replacements and upgrades that extend the life of the asset, (2) vehicles, (3) information technology equipment and (4) office equipment. Discretionary capital expenditures, which we also commonly refer to as “revenue-generating capital expenditures”, include (1) purchases of land interests under towers, (2) wireless infrastructure improvements and structural enhancements in order to support additional site rentals and (3) the construction of wireless infrastructure.

A summary of our capital expenditures for the period indicated is as follows:

	For Years Ended December 31,			Six Months Ended June 30,
	2013	2012	2011	2014	2013
	(In thousands of dollars)
Discretionary:
Purchases of land interests	$84,555	$134,171	$196,380	$45,257	$42,896
Wireless infrastructure construction and improvements	435,535	270,106	128,171	240,412	194,965
Sustaining	47,720	37,106	23,391	24,071	16,959

Total	$567,810	$441,383	$347,942	$309,740	$254,820

Our sustaining capital expenditures have historically been less than 2% of net revenues annually and are expected to be slightly higher in 2014 due to expansion of our office facilities. Our discretionary capital expenditures are made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. We expect to use in excess of $500 million of our cash flows on capital expenditures (sustaining and discretionary) for full year 2014. Our decisions regarding capital expenditures are influenced by the availability and cost of capital and expected returns on alternative uses of cash, such as payments of dividends and investments. The following is a discussion of certain aspects of our capital expenditures:

•	We endeavor to further extend or purchase (including fee interest and perpetual easements) the land interests under towers. Changes in the mix between purchases and extensions of ground leases may impact the amount of capital expenditures related to purchases of land interests in any given period. The decrease in purchases of land interests from 2011 to 2012 was driven by a single transaction during 2011 for $87.7 million for perpetual easements and other interests.

•

Capital expenditures for wireless infrastructure improvements increased from the first half of 2013 to the first half of 2014 and from 2012 to 2013 primarily as a result of improvements to towers to accommodate new tenant additions and small cell network builds or improvements. Capital expenditures for construction of wireless infrastructure increased from 2011 to 2012 primarily as a result of additional small cell network builds. Capital expenditures for wireless infrastructure improvements typically vary based on (1) the type of work performed on the wireless infrastructure, with the installation of a new antenna typically requiring greater capital expenditures than a modification to an existing installation, (2) the existing capacity of the wireless structure prior to installation, or (3) changes in structural engineering regulations and our internal structural standards.

Acquisitions. Acquisitions consist of the acquisition of businesses such as towers, small cells, and third party land sites. See note 3 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for a discussion of the AT&T Acquisition. See also notes 3 and 5 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for a further discussion of the AT&T Acquisition and the 2012 Acquisitions.

Financing Activities

We seek to allocate cash generated by our operations in a manner that will enhance long-term stockholder value, which may include various financing activities, such as (in no particular order) paying dividends on our common stock (currently approximately $117 million per quarter), paying dividends on the Crown Castle Convertible Preferred Stock (expected to be approximately $45 million in 2014), purchasing our common stock, or purchasing, repaying, or redeeming our debt.

See note 9 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for more information regarding the common stock and preferred stock cash dividends.

In 2012, our financing activities predominately related to the issuance and borrowing of an aggregate $6.5 billion of face value of debt which provided funding for the 2012 Acquisitions, as well as the refinancing of our credit facility and the repurchase and redemption of the 7.75% secured notes and the 9% senior notes, which lowered our cost of debt. In 2013, our financing activities predominately related to our October Equity Financings and the 2012 Credit Facility, borrowings and amendments. See “—Liquidity and Capital Resources—Overview”.

Credit Facility. The proceeds of the 2012 Revolver may be used for general corporate purposes, which may include the financing of capital expenditures, acquisitions and purchases of our common stock. As of September 15, 2014, there was $281 million outstanding and $1.2 billion in undrawn availability under the 2012 Revolver. See note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, and “—General Overview” regarding the January 2014 extension of the maturity dates for a portion of our tranche B term loans.

In January 2012, we refinanced our previously outstanding credit facility with a new credit facility that initially consisted of a $1.0 billion revolving credit facility and $2.1 billion of term loan facilities. As of June 30, 2014, our term loan facilities were comprised of $654.2 million of tranche A term loans and $2.9 billion of tranche B term loans.

Incurrence of Debt. See note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for a discussion of our April 2014 issuance of the 4.875% Senior Notes, which (1) provided us with funding to repay $300.0 million of January 2010 Tower Revenue Notes and redeem all of the previously outstanding 7.125% Senior Notes, (2) lowered our cost of debt, and (3) extended the weighted-average maturity of our debt obligations.

See note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for a discussion of our issuances of debt during 2012 and 2013, which extended the maturities of our debt portfolio, provided funding for our acquisitions and lowered our cost of debt.

Debt Purchases and Repayments. See note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for a summary of our debt redemptions and repayments during April and May 2014, including the gains (losses) on the repayment of $300.0 million of January 2010 Tower Revenue Notes and the redemption of all of the previously outstanding 7.125% Senior Notes, which were funded by the 4.875% Senior Notes.

See note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for a summary of our repurchases, redemptions and repayments of debt during 2012 and 2013.

Common Stock Activity. As of June 30, 2014 and December 31, 2013, we had 333.9 million and 334.1 million common shares outstanding, respectively. See note 9 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for further discussion of the cash dividends on our common stock paid in March 2014 and June 2014.

Crown Castle Convertible Preferred Stock Activity. As of June 30, 2014 and December 31, 2013, we had approximately 9.8 million shares of Crown Castle Convertible Preferred Stock outstanding. See note 9 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for further discussion of the cash dividends on Crown Castle Convertible Preferred Stock paid in February 2014 and May 2014.

Restricted Cash. Pursuant to the indentures governing certain of our operating companies’ debt securities, all rental cash receipts of the issuers of these debt instruments and their subsidiaries are restricted and held by an indenture trustee. The restricted cash in excess of required reserve balances is subsequently released to us in accordance with the terms of the indentures. During 2012, $316.6 million of restricted cash was held by the trustee in connection with the redemption of the 7.75% secured notes. That amount was subsequently released in January 2013 when the 7.75% secured notes were redeemed in their entirety. See also notes 2 and 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

Contractual Cash Obligations

The following table summarizes our contractual cash obligations as of June 30, 2014. The following table does not reflect our declaration of a dividend of $0.35 per common share, or approximately $117 million in aggregate, in August of 2014, which is payable on September 30, 2014. These contractual cash obligations relate primarily to our outstanding borrowings or lease obligations for land interests under our towers. The debt maturities reflect contractual maturity dates and do not consider the impact of the principal payments that will commence following the anticipated repayment dates on the Tower Revenue Notes (see footnote (b)) and the WCP Securitized Notes (see footnote (c)).

	Six Months Ended December 31,	Years Ending December 31,
Contractual Obligations(a)	2014	2015	2016	2017	2018	Thereafter	Totals
	(In thousands of dollars)
Debt and other long-term obligations(b)(c)	$52,048	$102,038	$116,788	$614,705	$958,929	$9,724,299	$11,568,807
Interest payments on debt and other long-term obligations(c)(d)	243,523	491,398	524,625	574,446	581,612	7,932,813	10,348,417
Operating lease obligations(e)	286,494	579,604	585,456	590,308	592,197	7,679,951	10,374,204
Other	—	2,587	1,626	283	41	—	4,537

Total contractual obligations	$582,065	$1,175,627	$1,228,495	$1,779,742	$2,132,779	$25,337,063	$32,295,965

(a)	The following items are in addition to the obligations disclosed in the above table:

•	We have a legal obligation to perform certain asset retirement activities, including requirements upon lease and easement terminations to remove wireless infrastructure or remediate the land upon which our wireless infrastructure resides. The cash obligations disclosed in the above table, as of June 30, 2014, are exclusive of estimated undiscounted future cash outlays for asset retirement obligations of approximately $1.2 billion. As of June 30, 2014, the net present value of these asset retirement obligations was approximately $123.2 million.

•	We are contractually obligated to pay or reimburse others for property taxes related to our wireless infrastructure. See note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

•	We have the option to purchase approximately 54% of our towers that are leased or subleased or operated and managed under master leases, subleases, and other agreements with Sprint, T-Mobile, and AT&T at the end of their respective lease terms; we have no obligation to exercise such purchase options. See note 1 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein.

(b)	The impact of principal payments that will commence following the anticipated repayment dates of our Tower Revenue Notes is not considered. The January 2010 Tower Revenue Notes consist of two series of notes with principal amounts of $350.0 million and $1.3 billion, having anticipated repayment dates in 2017 and 2020, respectively. The August 2010 Tower Revenue Notes consist of three series of notes with principal amounts of $250.0 million, $300.0 million, and $1.0 billion, having anticipated repayment dates in 2015, 2017 and 2020, respectively. If the Tower Revenue Notes are not repaid in full by the applicable anticipated repayment dates, the applicable interest rate increases by approximately 5% per annum and monthly principal payments commence using the Excess Cash Flow (as defined in the indenture governing the applicable Tower Revenue Notes) of the issuers of the Tower Revenue Notes. The Tower Revenue Notes are presented based on their contractual maturity dates ranging from 2035 to 2040 and include the impact of an assumed 5% increase in interest rate that would occur following the anticipated repayment dates but exclude the impact of monthly principal payments that would commence using Excess Cash Flow of the issuers of the Tower Revenue Notes. The annualized 2014 Excess Cash Flow of the issuers of the Tower Revenue Notes was approximately $550.8 million, based on the first half of 2014. We currently expect to refinance these notes on or prior to the respective anticipated repayment dates.
(c)	The impact of principal payments that will commence following the anticipated repayment dates of our WCP Securitized Notes are not included. The anticipated repayment date is 2015 for each class of the WCP Securitized Notes. If the WCP Securitized Notes with a current face value of $268.5 million are not repaid in full by their anticipated repayment dates, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP Securitized Notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence using the Excess Cash Flow (as defined in the indenture governing the WCP Securitized Notes) of the issuers of the WCP Securitized Notes. The WCP Securitized Notes are presented based on their contractual maturity dates in 2040. We currently expect to refinance these notes on or prior to the respective anticipated repayment dates.
(d)	Interest payments on the floating rate debt are based on estimated rates currently in effect.
(e)	These operating lease obligations include (1) payments for certain renewal periods at our option up to the estimated wireless infrastructure useful life of 20 years and (2) an estimate of contingent payments based on revenues and gross margins derived from existing tenant leases.

The following table summarizes our rights to the land interests under our towers, including renewal terms at our option, as of June 30, 2014. As of June 30, 2014, the leases for the land interests under our towers had an average remaining life of approximately 30 years, weighted based on site rental gross margin. See the section entitled “Risk Factors”.

Remaining Term, In Years(a)(e)	Percent of Total Towers	Percent of Total Site Rental Gross Margins(b)(c)
Owned(d)	19%	33%
20+ years	39%	38%
10 years to less than 20 years	27%	17%
5 years to less than 10 years	10%	8%
1 year to less than 5 years	4%	3%
0 to less than 1 year	1%	1%

Total	100%	100%

(a)	Inclusive of renewal terms at our option.
(b)	For the six months ended June 30, 2014.
(c)	Without consideration of the term of the customer contract agreement.
(d)	Inclusive of fee interests and perpetual easements.
(e)	Exclusive of the impact of the term for which our towers are leased or subleased or operated and managed under master leases, subleases or other agreements with Sprint, T-Mobile and AT&T.

Debt Covenants

The credit agreement governing the 2012 Credit Facility contains financial maintenance covenants. We are currently in compliance with these financial maintenance covenants and, based upon our current expectations, we believe we will continue to comply with these financial maintenance covenants. In addition, certain of our debt agreements also contain restrictive covenants that place restrictions on Crown Castle or our subsidiaries and may limit our ability to, among other things, incur debt and liens, purchase our securities, make capital expenditures, dispose of assets, undertake transactions with affiliates, make other investments, pay dividends or distribute excess cash flow. See note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for a further discussion of our debt covenants. See the section entitled “Risk Factors” regarding factors that may impact our ability to comply with our financial maintenance covenants.

The following are ratios applicable to the financial maintenance covenants under the credit agreement governing the 2012 Credit Facility as of June 30, 2014.

Borrower / Issuer	Financial Maintenance Covenant(a)	Covenant Level Requirement	As of June 30, 2014
CCOC	Total Net Leverage Ratio(b)	< 5.50x	4.2
CCOC	Consolidated Interest Coverage Ratio(b)	> 2.50x	6.0

(a)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing the 2012 Credit Facility.
(b)	As defined in the credit agreement governing the 2012 Credit Facility.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Accounting and Reporting Matters

Critical Accounting Policies and Estimates

The following is a discussion of the accounting policies and estimates that we believe (1) are most important to the portrayal of our financial condition and results of operations or (2) require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The critical accounting policies and estimates for 2014 are not intended to be a comprehensive list of our accounting policies and estimates. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP, with no need for management’s judgment. In other cases, management is required to exercise judgment in the application of accounting principles with respect to particular transactions. See note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for a summary of our significant accounting policies. The critical accounting policies and estimates for the first six months of 2014 have not changed from the critical accounting policies for the year ended December 31, 2013.

Revenue Recognition. 83% of our consolidated net revenues for the six months ended June 30, 2014 consists of site rental revenues, which are recognized on a monthly basis over the fixed, non-cancelable term of the relevant contract (generally ranging from five to 15 years), regardless of whether the payments from the customer are received in equal monthly amounts. If the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), prepaid rent or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. When calculating our straight-line rental revenues, we consider all fixed elements of tenant contractual escalation provisions, even if such escalation provisions contain a variable element (such as an escalator tied to an inflation-based index) in addition to a minimum. To the extent we acquire below-market tenant leases for contractual interests with tenants on the acquired wireless infrastructure (for example with respect to small cells) we record deferred credits and amortize such deferred credits to site rental revenues over their estimated lease term. Since we recognize revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods. Our assets related to straight-line site rental revenues are included in “other current assets” and “deferred site rental receivables, net”. Amounts billed or received prior to being earned, commonly referred to as prepaid rent, are deferred and reflected in “deferred revenues” and “deferred credits and other liabilities”. See note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

We provide network services relating to our wireless infrastructure, which represent approximately 17% of our total revenues for the first half of 2014. As part of CCUSA’s effort to provide comprehensive wireless infrastructure solutions, it offers certain network services relating to its wireless infrastructure, consisting of (1) installation services and (2) the following additional site development services relating to existing or new antenna installations on its wireless infrastructure: site acquisition, architectural and engineering, zoning or permitting, other construction or network development related services. Network services revenues are recognized after completion of the applicable service. We account for network services separately from the customer’s site rental.

See the section entitled “Our Business—The Company—CCUSA” for a further discussion of our business.

Accounting for Acquisitions—General. As described in the section entitled “Our Business”, much of our wireless infrastructure has been acquired in various transactions from the four largest U.S. wireless carriers (or their predecessors) through transactions consummated since 1999. We evaluate each of our acquisitions to determine if it should be accounted for as a business combination or as an acquisition of assets. For our business combinations, we allocate the purchase price to the assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition. Any purchase price in excess of the net fair value of the assets acquired and liabilities assumed is allocated to goodwill. See “Accounting for Acquisitions—Valuation” below. See note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for further information regarding the nature and composition of the site rental contracts and customer relationships intangible assets.

The determination of the final purchase price allocation could extend over several quarters resulting in the use of preliminary estimates that are subject to adjustment until finalized. Such changes could have a significant impact on our financial statements and could result in retrospective changes in results reported for the acquired business in prior periods in accordance with GAAP. The preliminary purchase price allocation related to the AT&T Acquisition is not finalized as of June 30, 2014, and is based upon preliminary valuation which is subject to change as the Company obtains additional information, including with respect to fixed assets, intangible assets and certain liabilities. See note 3 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, regarding additional information relating to the AT&T Acquisition.

Accounting for Acquisitions—Leases. With respect to business combinations that include towers that we lease and operate, such as the T-Mobile, Sprint, and AT&T leased and subleased towers, we evaluate such agreements to determine treatment as capital or operating leases. The evaluation of such agreements for capital or operating lease treatment includes consideration of each of the lease classification criteria under ASC 840-10-25, namely (1) the transfer of ownership provisions, (2) the existence of bargain purchase options, (3) the length of the remaining lease term and (4) the present value of the minimum lease payments. With respect to the AT&T Acquisition, T-Mobile Acquisition, and the Sprint Towers acquired in the acquisition of Global Signal, we determined that the tower leases were capital leases and the underlying land leases were operating leases based upon the lease term criterion, after considering the fragmentation criteria applicable under ASC 840-10-25 to leases involving both land and buildings (i.e., towers). We determined that the fragmentation criteria was met, and the tower leases could be accounted for as capital leases apart from the land leases, which are accounted for as operating leases, since (1) the fair value of the land in both business combinations was greater than 25% of the total fair value of the leased property at inception and (2) the tower lease expirations occur beyond 75% of the estimated economic life of the tower assets.

Accounting for Acquisitions—Valuation. As of June 30, 2014, our largest asset was property and equipment, which primarily consists of wireless infrastructure, followed by intangible assets and goodwill (approximately $3.9 billion and $4.9 billion in net book value, respectively). Approximately $3.5 billion net book value at June 30, 2014 of our identifiable intangibles relate to site rental contracts and customer relationships intangible assets.

The fair value of the vast majority of our assets and liabilities is determined by using either:

(1)	estimates of replacement costs (for tangible fixed assets such as towers), or

(2)	discounted cash flow valuation methods (for estimating identifiable intangibles such as site rental contracts and customer relationships and above-market and below-market leases).

The purchase price allocation requires subjective estimates that, if incorrectly estimated, could be material to our consolidated financial statements, including the amount of depreciation, amortization and accretion expense. The most important estimates for measurement of tangible fixed assets are (1) the cost to replace the asset with a new asset and (2) the economic useful life after giving effect to age, quality and condition. The most important estimates for measurement of intangible assets are (1) discount rates and (2) timing and amount of cash flows including estimates regarding customer renewals and cancellations. The most important estimates for measurement of above- and below-market leases is the determination of (1) favorability or unfavorability to the current market terms and (2) applicable lease term, including whether renewals or extensions should be measured. With respect to business combinations that include towers that we lease and operate, such as the T-Mobile, Sprint and AT&T leased and subleased towers, we evaluate such agreements to determine treatment as capital or operating leases and identification of any bargain purchase options.

We record the fair value of obligations to perform certain asset retirement activities, including requirements, pursuant to our ground leases or easements, to remove wireless infrastructure or remediate the land upon which our wireless infrastructure resides. In determining the fair value of these asset retirement obligations we must make several subjective and highly judgmental estimates such as those related to: (1) timing of cash flows,

(2) future costs, (3) discount rates and (4) the probability of enforcement to remove the wireless infrastructure or remediate the land. See note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

Accounting for Long-Lived Assets—Useful Lives. We are required to make subjective assessments as to the useful lives of our tangible and intangible assets for purposes of determining depreciation, amortization and accretion expense that, if incorrectly estimated, could be material to our consolidated financial statements. Depreciation expense for our property and equipment is computed using the straight-line method over the estimated useful lives of our various classes of tangible assets. The substantial portion of our property and equipment represents the cost of our wireless infrastructure which is depreciated with an estimated useful life equal to the shorter of (1) 20 years or (2) the term of the lease (including optional renewals) for the land interests under the wireless infrastructure.

The useful life of our intangible assets is estimated based on the period over which the intangible asset is expected to benefit us and gives consideration to the expected useful life of other assets to which the useful life may relate. Amortization expense for intangible assets is computed using the straight-line method over the estimated useful life of each of the intangible assets. The useful life of the site rental contracts and customer relationships intangible assets is limited by the maximum depreciable life of the wireless infrastructure (20 years), as a result of the interdependency of the wireless infrastructure and site rental contracts and customer relationships. In contrast, the site rental contracts and customer relationships are estimated to provide economic benefits for several decades because of the low rate of customer cancellations and high rate of renewals experienced to date. Thus, while site rental contracts and customer relationships are valued based upon the fair value of the site rental contracts and customer relationships which includes assumptions regarding both (1) customers’ exercise of optional renewals contained in the acquired contracts and (2) renewals of the acquired contracts past the contractual term including exercisable options, the site rental contracts are amortized over a period not to exceed 20 years as a result of the useful life being limited by the depreciable life of the wireless infrastructure.

Accounting for Long-Lived Assets—Impairment Evaluation—Intangibles. We review the carrying values of property and equipment, intangible assets or other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. We utilize the following dual grouping policy for purposes of determining the unit of account for testing impairment of the site rental contracts and customer relationships:

(1)	we pool site rental contracts and customer relationships intangible assets and property and equipment into portfolio groups, and

(2)	we separately pool site rental contracts and customer relationships by significant customer or by customer grouping for individually insignificant customers, as appropriate.

We first pool site rental contracts and customer relationships intangible assets and property and equipment into portfolio groups for purposes of determining the unit of account for impairment testing, because we view wireless infrastructure as portfolios and wireless infrastructure in a given portfolio and its related customer contracts are not largely independent of the other wireless infrastructure in the portfolio. We re-evaluate the appropriateness of the pooled groups at least annually. This use of grouping is based in part on (1) our limitations regarding disposal of wireless infrastructure, (2) the interdependencies of wireless infrastructure portfolios and (3) the manner in which wireless infrastructure is traded in the marketplace. The vast majority of our site rental contracts and customer relationships intangible assets and property and equipment are pooled into the U.S. owned wireless infrastructure group. Secondly, and separately, we pool site rental contracts and customer relationships by significant customer or by customer grouping for individually insignificant customers, as appropriate, for purposes of determining the unit of account for impairment testing because we associate the value ascribed to site rental contracts and customer relationships intangible assets to the underlying contracts and related customer relationships acquired.

Our determination that an adverse event or change in circumstance has occurred that indicates that the carrying amounts may not be recoverable will generally involve (1) a deterioration in an asset’s financial performance compared to historical results, (2) a shortfall in an asset’s financial performance compared to forecasted results or (3) changes affecting the utility and estimated future demands for the asset. When considering the utility of our assets, we consider events that would meaningfully impact (1) our wireless infrastructure or (2) our customer relationships. For example, consideration would be given to events that impact (1) the structural integrity and longevity of our wireless infrastructure or (2) our ability to derive benefit from our existing customer relationships, including events such as bankruptcy or insolvency or loss of a significant customer. During 2013 and the six months ended June 30, 2014, there were no events or circumstances that caused us to review the carrying value of our intangible assets or property and equipment due in part to our assets performing consistently with or better than our expectations.

If the sum of the estimated future cash flows (undiscounted) from an asset, or portfolio group, significant customer or customer group (for individually insignificant customers), as applicable, is less than its carrying amount, an impairment loss may be recognized. If the carrying value were to exceed the undiscounted cash flows, measurement of an impairment loss would be based on the fair value of the asset, which is based on an estimate of discounted future cash flows. The most important estimates for such calculations of undiscounted cash flows are (1) the expected additions of new tenants and equipment on our wireless infrastructure and (2) estimates regarding customer cancellations and renewals of contracts. We could record impairments in the future if changes in long-term market conditions, expected future operating results or the utility of the assets results in changes for our impairment test calculations which negatively impact the fair value of our property and equipment and intangible assets, or if we changed our unit of account in the future.

When grouping assets into pools for purposes of impairment evaluation, we also consider individual towers, nodes, and third party land interests within a grouping for which we currently have no tenants. Approximately 2% of our total towers currently have no tenants. We continue to pay operating expenses on these towers in anticipation of obtaining tenants on these towers in the future, primarily because of the individual tower site demographics. We estimate, based on current visibility, potential tenants on over half of these towers. To the extent we do not believe there are long-term prospects of obtaining tenants on an individual tower, node, or third party land interest and all other possible avenues for recovering the carrying value has been exhausted, including sale of the asset, we appropriately reduce the carrying value of such assets to fair value.

Accounting for Long-Lived Assets—Impairment Evaluation—Goodwill. Nearly all of our goodwill is recorded at CCUSA. We test goodwill for impairment on an annual basis, regardless of whether adverse events or changes in circumstances have occurred. The annual test begins with goodwill and all intangible assets being allocated to applicable reporting units. We then perform a qualitative assessment to determine whether it is “more likely than not” that the fair value of the reporting unit is less than its carrying amount. If it is concluded that it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount, it is necessary to perform the two-step goodwill impairment test. Otherwise the two-step goodwill impairment test is not required. Our reporting units are the operating segments (CCUSA and CCAL) since segment management operates their respective wireless infrastructure portfolios as a single network.

We performed our most recent annual goodwill impairment test as of October 1, 2013, which resulted in no impairments. This assessment included consideration of our market capitalization which exceeded over three times the aggregate carrying amount of the reporting units as of December 31, 2013.

Deferred Income Taxes. We record deferred income tax assets and liabilities on our consolidated balance sheet related to events that impact our financial statements and tax returns in different periods. In order to compute these deferred tax balances, we first analyze the differences between the book basis and tax basis of our assets and liabilities (referred to as “temporary differences”). These temporary differences are then multiplied by current tax rates to arrive at the balances for the deferred income tax assets and liabilities. A valuation allowance is provided on deferred tax assets that do not meet the “more likely than not” realization threshold. We recognize a tax position if it is more likely than not it will be sustained upon examination. The tax position is measured at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement.

If our expectations about the future tax consequences of past events should prove to be inaccurate, the balances of our deferred income tax assets and liabilities could require significant adjustments in future periods. Our ability to utilize our NOLs is dependent, in part, upon our having sufficient future earnings to utilize our NOLs before they expire. If market conditions change materially and we determine that we will be unable to generate sufficient taxable income in the future to utilize our NOLs, we would be required to record an additional valuation allowance, which would reduce our earnings. Such adjustments could cause a material effect on our results of operations for the period of the adjustment. The change in our valuation allowance has no effect on our cash flows.

From and after January 1, 2014, the date on which we commenced operating as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is distributed to our stockholders. As a result, while we will still be permitted to use NOLs to offset REIT taxable income, we do not expect to pay taxes on our REIT taxable income, and therefore we do not expect to be able to realize such deferred tax assets. We also have TRSs which include our tower operations in Australia and our small cells, that will continue to be subject, as applicable, to federal and state corporate income taxes or to foreign taxes in the jurisdictions in which such assets and operations are located. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Overview” for a discussion of the private letter ruling regarding our small cells, including the potential impact on deferred taxes.

For a further discussion of our benefit (provision) for income taxes and our REIT conversion, see “—Consolidated Results of Operations—Comparison of Operating Segments”, note 5 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and notes 10 and 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference herein.

Recently Adopted Accounting Pronouncements.

No accounting pronouncements adopted during the six months ended June 30, 2014 had a material impact on our consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted.

In May 2014, the Financial Accounting Standards Board released updated guidance regarding the recognition of revenue from contracts with customers, exclusive of those contracts within lease accounting. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (1) identify the contracts with the customer; (2) identify the performance obligations in the contract; (3) determine the contract price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This guidance is effective for us as of January 1, 2017. This guidance is required to be applied (1) retrospectively to each prior reporting period presented or (2) with the cumulative effect being recognized at the date of initial application. We are evaluating the guidance including the impact on our consolidated financial statements.

Non-GAAP Financial Measures.

Our measurement of profit or loss currently used to evaluate the operating performance of our operating segments is earnings before interest, taxes, depreciation, amortization and accretion, as adjusted, or Adjusted

EBITDA. Our definition of Adjusted EBITDA is set forth in “—Consolidated Results of Operations—Comparison of Operating Segments”. Our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in the tower sector and other similar providers of wireless infrastructure, and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or loss, net income or loss, net cash provided by (used for) operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•	it is the primary measure used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our long-term contracts, our ability to obtain and maintain our customers and our ability to operate our wireless infrastructure effectively;

•	it is the primary measure of profit and loss used by management for purposes of making decisions about allocating resources to, and assessing the performance of, our operating segments;

•	it is similar to the measure of current financial performance generally used in our debt covenant calculations;

•	although specific definitions may vary, it is widely used in the tower sector and other similar providers of wireless infrastructure to measure operating performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets; and

•	we believe it helps investors meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our operating results.

Our management uses Adjusted EBITDA:

•	with respect to compliance with our financial maintenance covenants, which require us to maintain certain financial ratios including, or similar to, Adjusted EBITDA;

•	as the primary measure of profit and loss for purposes of making decisions about allocating resources to, and assessing the performance of, our operating segments;

•	as a performance goal in employee annual incentive compensation;

•	as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our operating results;

•	in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;

•	for planning purposes, including preparation of our annual operating budget;

•	as a valuation measure in strategic analyses in connection with the purchase and sale of assets; and

•	in determining self-imposed limits on our debt levels, including the evaluation of our leverage ratio and interest coverage ratio.

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company, including our competitors, and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income or loss. Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with their analysis of net income (loss).

Quantitative and Qualitative Disclosures About Market Risk

Our primary exposures to market risks are related to changes in interest rates or foreign currency exchange rates which may adversely affect our results of operations and financial position. We seek to manage exposure to changes in interest rates where economically prudent to do so by utilizing fixed rate debt. We do not currently hedge against foreign currency exchange risks.

Interest Rate Risk

Our interest rate risk relates primarily to the impact of interest rate movements on the following:

•	the potential refinancing of our existing debt ($11.6 billion and $11.6 billion of debt outstanding at June 30, 2014 and December 31, 2013, respectively);

•	our $3.8 billion and $3.9 billion of floating rate debt at June 30, 2014 and December 31, 2013, respectively; which represented approximately 33% and 34% of our total debt, as of June 30, 2014 and as of December 31, 2013, respectively; and

•	potential future borrowings of incremental debt.

We may refinance our current outstanding indebtedness on or prior to maturity at the then current prevailing market rates which may be higher than our current stated rates, including as a result of potential future increases in risk free rates. We currently have no interest rate swaps hedging any refinancings.

Sensitivity Analysis

We manage our exposure to market interest rates on our existing debt by controlling the mix of fixed and floating rate debt. As of June 30, 2014, we had $3.8 billion of floating rate debt, which included $2.8 billion of debt with a LIBOR floor of 75 basis points per annum. As a result, a hypothetical unfavorable fluctuation in market interest rates on our existing debt of 1/8 of a percent point over a 12 month period would increase our interest expense by approximately $1 million when giving effect to our LIBOR floor and would increase our interest expense by approximately $5 million exclusive of the impact of the LIBOR floor.

Potential Future Borrowings of Incremental Debt

We typically do not hedge our exposure to interest rates on potential future borrowings of incremental debt for a substantial period prior to issuance. See “—Liquidity and Capital Resources” regarding our liquidity strategy.

Tabular Information

The following table provides information about our market risk related to changes in interest rates. The future principal payments and weighted-average interest rates are presented as of June 30, 2014. These debt maturities reflect contractual maturity dates, and do not consider the impact of the principal payments that commence if the applicable debt is not repaid or refinanced on or prior to the anticipated repayment dates on the Tower Revenue Notes and the WCP Securitized Notes (see footnote (c)). The information presented below regarding the variable rate debt is supplementary to our sensitivity analysis regarding the impact of changes in the LIBOR rates. See note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein.

	Future Principal Payments and Interest Rates by the Debt Instruments’ Contractual Year of Maturity
	2014	2015	2016	2017	2018	Thereafter		Total		Fair Value(a)
	(Dollars in thousands)
Debt:
Fixed rate(c)	$29,446	$56,834	$55,021	$552,938 (e)	$33,163	$7,003,356	(c)	$7,730,758	(c)	$8,246,406
Average interest rate(b)(c)	4.7%	4.9%	6.5%	2.8%	5.4%	7.4	%(c)	7.1	%(c)
Variable rate	$22,602	$45,204	$61,767	$61,767	$925,767 (f)	$2,720,942		$3,838,049		$3,821,949
Average interest rate(d)	2.7%	2.7%	4.1%	4.1%	4.5%	5.5%		5.2%

(a)	The fair value of our debt is based on indicative quotes (that is, non-binding quotes) from brokers that require judgment to interpret market information, including implied credit spreads for similar borrowings on recent trades or bid/ask offers. These fair values are not necessarily indicative of the amount, which could be realized in a current market exchange.
(b)	The average interest rate represents the weighted-average stated coupon rate (see footnote (c)).
(c)	The impact of principal payments that will commence following the anticipated repayment dates is not considered. The January 2010 Tower Revenue Notes consist of two series of notes with principal amounts of $350.0 million and $1.3 billion, having anticipated repayment dates in 2017 and 2020, respectively. See note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein, for a discussion of the 2014 Refinancings, which includes discussion on the April 2014 repayment of our January 2010 Tower Revenue Notes with an anticipated repayment date in 2015. The August 2010 Tower Revenue Notes consist of three series of notes with principal amounts of $250.0 million, $300.0 million and $1.0 billion, having anticipated repayment dates in 2015, 2017 and 2020, respectively. If the Tower Revenue Notes are not repaid in full by the applicable anticipated repayment dates, the applicable interest rate increases by approximately 5% per annum and monthly principal payments commence using the Excess Cash Flow of the issuers of the Tower Revenue Notes. The Tower Revenue Notes are presented based on their contractual maturity dates ranging from 2035 to 2040 and include the impact of an assumed 5% increase in interest rate that would occur following the anticipated repayment dates but exclude the impact of monthly principal payments that would commence using Excess Cash Flow of the issuers of the Tower Revenue Notes. The annualized 2014 Excess Cash Flow of the issuers of the Tower Revenue Notes was approximately $550.8 million, based on the six months ended June 30, 2014. If the WCP securitized notes with a current face value of $268.5 million are not repaid in full by their anticipated repayment dates in 2015, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP securitized notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence using the Excess Cash Flow of the issuers of the WCP securitized notes. The WCP securitized notes are presented based on their contractual maturity dates in 2040. We currently expect to refinance these notes on or prior to the respective anticipated repayment dates.
(d)	The average variable interest rate is based on the currently observable forward rates. The 2012 Revolver and the tranche A term loans bear interest at a per annum rate equal to LIBOR plus 1.5% to 2.25%, based on CCOC’s total net leverage ratio. The tranche B term loans bear interest at a per annum rate equal to LIBOR (with LIBOR subject to a floor of 75 basis points per annum) plus 2.25% to 2.5%, based on CCOC’s total net leverage ratio.
(e)	Predominantly consists of a portion of the 2012 secured notes in an aggregate principal amount of $500 million of 2.381% secured notes due 2017.
(f)	Predominantly consists of the 2012 Revolver and tranche A term loans. See note 4 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference herein.

Foreign Currency Risk

Foreign exchange markets have recently been volatile, and we expect foreign exchange markets to continue to be volatile over the near term. The vast majority of our foreign currency risk is related to the Australian dollar which is the functional currency of CCAL. CCAL represented 4% of our consolidated net revenues and 5% of our operating income for the six months ended June 30, 2014, and represented 5% and 6%, respectively, of our consolidated revenues and 4% and 4%, respectively, of our consolidated operating income for 2013 and 2012. See “—Consolidated Results of Operations—Comparison of Operating Segments” for a discussion of the change in the Australian dollar to U.S. dollar exchange rate. We believe the risk related to our financial instruments (exclusive of inter-company financing deemed a long-term investment) denominated in Australian dollars should not be material to our financial condition. A hypothetical increase or decrease of 25% in the Australian dollar to U.S. dollar exchange rate would increase or decrease the fair value of our Australian dollar denominated financial instruments by approximately $9 million.

DESCRIPTION OF CCR CAPITAL STOCK

The following summarizes the material terms of CCR common stock and CCR Convertible Preferred Stock as will be set forth in the CCR Charter, CCR By-Laws and the CCR Certificate of Designations, which will govern the rights of CCR common stock and CCR Convertible Preferred Stock, as applicable, if the merger agreement is adopted by the holders of Crown Castle common stock and the merger is thereafter completed. A copy of the form of the CCR Charter, the form of the CCR By-Laws and the form of the CCR Certificate of Designations is attached as Annex B-1, Annex B-2 and Annex B-3 to this proxy statement/prospectus, respectively. While we believe that the following description covers the material terms of CCR’s capital stock, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement/prospectus, the CCR Charter, the CCR By-Laws, the CCR Certificate of Designations and the other documents we refer to for a more complete understanding of CCR’s capital stock following the merger.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Company”, “Crown Castle”, “we”, “our” and “us” refer to Crown Castle and not to any of its subsidiaries with respect to the period prior to the merger, and to CCR and not to any of its subsidiaries with respect to the period after the merger.

Authorized Capital

The CCR Charter will authorize CCR to issue up to 600,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

CCR Common Stock

When issued as contemplated in the merger agreement, the CCR common stock will be validly issued, fully paid and nonassessable. Under the DGCL, stockholders generally are not personally liable for a corporation’s acts or debts.

The holders of CCR common stock will have no preemptive, subscription or redemption rights and will not be entitled to the benefit of any sinking fund.

Voting Rights

Each share of CCR common stock will be entitled to one vote. CCR common stock will vote together as a single class on all matters presented for a vote of the stockholders, except as provided under the DGCL. See also “—Amendment to Declassify Our Board of Directors and Related Provisions” below.

Dividends and Liquidation Rights

Each share of CCR common stock will be entitled to receive dividends if, as and when declared by CCR’s board of directors out of funds legally available for that purpose, subject to certain rights of holders of preferred stock, including the rights of holders of CCR Convertible Preferred Stock. See the section entitled “Dividend Policy”. In the event of our voluntary or involuntary liquidation, dissolution or winding up, after satisfaction of amounts payable to our creditors and distribution of any preferential amounts to the holders of outstanding preferred stock, including CCR Convertible Preferred Stock, holders of CCR common stock will be entitled to share ratably in the assets available for distribution to the stockholders.

Amendment to Declassify Our Board of Directors and Related Provisions

On May 23, 2013, at the annual meeting of stockholders, Crown Castle’s stockholders approved an amendment to Article VII of the Crown Castle Charter to declassify its board of directors and provide for the annual election of directors. Pursuant to the amendment, such declassification began phasing in commencing with the 2014 annual meeting of stockholders and would have resulted in the board of directors of Crown Castle being fully declassified (and all members of the board of directors standing for annual elections) commencing with the 2016 annual meeting of stockholders. The Crown Castle Charter amendment became effective upon the filing of a Certificate of Amendment of the Crown Castle Charter with the Secretary of State of the State of Delaware on May 24, 2013. The CCR Charter contains substantially identical phasing in provisions with respect to a declassified board of directors and, as such, the CCR board of directors will be fully declassified commencing with the 2016 annual meeting of stockholders.

The CCR Charter provides that any director, except for directors who may be elected by the holders of any series of preferred stock, may be removed from office at any time, with or without cause only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. However, any director serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class of directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. “Voting Stock” is defined in the CCR Charter as the outstanding shares of CCR capital stock entitled to vote in a general vote of our stockholders as a single class with shares of CCR common stock.

Anti-takeover Provisions in the CCR Charter and the CCR By-laws

Stockholders’ rights and related matters will be governed by the DGCL, the CCR Charter and the CCR By-Laws. Certain provisions of the CCR Charter and the CCR By-Laws, descriptions of which are summarized or otherwise incorporated within this proxy statement/prospectus, may have the effect, either alone or in combination with each other, of discouraging or making more difficult a tender offer or takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest. Such provisions may also adversely affect prevailing market prices for CCR capital stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by the CCR board of directors to be in its best interests and those of CCR’s stockholders.

CCR Convertible Preferred Stock

Under the CCR Charter, the CCR board of directors is authorized, without further stockholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the designations, powers, preferences and rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights. Immediately prior to the effective time of the merger, CCR will file a certificate of designations with the Secretary of State of the State of Delaware to create the CCR Convertible Preferred Stock, which will be substantially similar to the Crown Castle Certificate of Designations.

In each of February, May and August of 2014, Crown Castle’s board of directors declared quarterly cash dividends of $0.35 to the holders of Crown Castle common stock, which were paid in March, June and September of 2014, respectively. As a consequence of the dividends to the holders of Crown Castle common stock, the fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value for the Crown Castle Convertible Preferred Stock are subject to adjustment pursuant to the anti-dilution provisions of the Crown Castle Certificate of Designations. These adjustments are given effect to in the fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value presented herein, and are each subject to further adjustment as described in “—Anti-dilution Adjustments” below, including anti-dilution adjustments between the date of this proxy statement/prospectus and the date of the merger, which we expect to be completed no later than [        ].

When issued, the CCR Convertible Preferred Stock and any of our common stock issued upon the conversion of the CCR Convertible Preferred Stock will be fully paid and nonassessable. The holders of the CCR Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class or series.

Ranking

The CCR Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•	senior to (i) our common stock and (ii) each class or series of CCR capital stock established after the date the merger is completed, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the CCR Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•	on parity with each class or series of CCR capital stock established after the date the merger is completed, the terms of which expressly provide that such class or series will rank on parity with the CCR Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•	junior to each class or series of CCR capital stock established after the date the merger is completed, the terms of which expressly provide that such class or series will rank senior to the CCR Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to CCR’s existing and future indebtedness.

Dividends

Subject to the rights of holders of any class or series of CCR capital stock ranking senior to the CCR Convertible Preferred Stock with respect to dividends, holders of the CCR Convertible Preferred Stock will be entitled to receive, when, as and if declared by the CCR board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 4.50% on the liquidation preference of $100.00 per share of the CCR Convertible Preferred Stock (equivalent to $4.50 per annum per share), payable in cash, by delivery of shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends” below. Declared dividends on the CCR Convertible Preferred Stock will be payable quarterly on February 1, May 1, August 1 and November 1 of each year to and including the mandatory conversion date (as defined below), commencing [            ] (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from [            ] (the date that is the most recent dividend payment date of the Crown Castle Convertible Preferred Stock prior to the merger), whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record of the CCR Convertible Preferred Stock as they appear on our stock register at 5:00 p.m., New York City time, on the immediately preceding January 15, April 15, July 15 and October 15 (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will be deemed to have commenced on and include [            ] (the date that is the most recent dividend payment date of the Crown Castle Convertible Preferred Stock prior to the merger), and will end on and exclude the [            ] dividend payment date (the date that would be the next succeeding dividend payment date of the Crown Castle Convertible Preferred Stock after the merger). We refer to the period commencing on and including [             ] and ending on and excluding [             ] as the “initial dividend period”. The amount of dividends payable on each share of the CCR Convertible Preferred Stock for each dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the CCR Convertible Preferred Stock for any period other than a full dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of 12 30-day months). The dividend on the CCR Convertible Preferred Stock for each dividend period, including the initial dividend period, when, as and if declared, will be $1.125 per share (based on the annual dividend rate of 4.50% and a liquidation preference of $100.00 per share). Accumulations of dividends on shares of the CCR Convertible Preferred Stock will not bear interest.

No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of CCR Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of CCR Convertible Preferred Stock.

Our ability to declare and pay cash dividends and to make other distributions with respect to CCR capital stock, including the CCR Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law.

So long as any share of CCR Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of junior stock, and no common stock or any other class or series of junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of CCR Convertible Preferred Stock. See the section entitled “Dividend Policy”. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other junior stock, (ii) purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the share dilution amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount; (iii) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) purchases of common stock or junior stock pursuant to a contractually binding requirement to buy common stock or junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; (v) the deemed purchase or acquisition of fractional interests in shares of common stock or junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; or (vi) purchases, redemptions or acquisitions deemed to occur as a result of the merger. The phrase “share dilution amount” means the increase in the number of diluted shares of our common stock outstanding (determined in accordance with U.S. GAAP, and as measured from October 28, 2013) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on shares of the CCR Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of CCR Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of CCR Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of CCR Convertible Preferred Stock and such parity stock bear to each other; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of any funds legally available for such payment, and holders of the CCR Convertible Preferred Stock shall not be entitled to participate in any such dividends. See the section entitled “Dividend Policy”.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of CCR Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	by delivery of any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the shares of CCR Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the CCR Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of our common stock no later than 10 scheduled trading days (as defined below) prior to the dividend payment date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the average VWAP per share of our common stock (as defined below) over the five consecutive trading day (as defined below) period beginning on and including the seventh scheduled trading day (as defined below) prior to the applicable dividend payment date (the “average price”).

No fractional shares of our common stock will be delivered to the holders of the CCR Convertible Preferred Stock in payment or partial payment of a dividend. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of our common stock based on the average price with respect to such dividend.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend on the shares of CCR Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the NYSE (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $25.54, which amount represents 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) the 97% of the average price, we will, if we are legally able to do so, pay such excess amount in cash.

Redemption

The CCR Convertible Preferred Stock will not be redeemable.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the CCR Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of the CCR Convertible Preferred Stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares to but excluding the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of liabilities to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference plus an amount equal to accumulated and unpaid dividends on the shares of CCR Convertible Preferred Stock and all parity stock are not paid in full, the holders of the CCR Convertible Preferred Stock and any other such parity stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the CCR Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The CCR Charter, including the CCR Certificate of Designations, will not contain any provision requiring funds to be set aside to protect the liquidation preference of the CCR Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the CCR Convertible Preferred Stock will not have voting rights except as described below and as specifically required by Delaware law from time to time.

Whenever dividends on any shares of the CCR Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the authorized number of directors on CCR’s board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of such shares of the CCR Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, to fill such newly created directorships by electing two additional directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that CCR’s board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of at least 25% of the shares of the CCR Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of stockholders be called to elect such preferred stock directors (provided, however, that if CCR’s next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by the CCR By-Laws, will be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The preferred stock directors will stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of the CCR Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the CCR Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of a majority of the then outstanding shares of the CCR Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the CCR Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this proxy statement/prospectus, “voting preferred stock” means any series of our preferred stock, in addition to the CCR Convertible Preferred Stock, ranking equally with the CCR Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the CCR Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the CCR Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum (which may include shares of our common stock) sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of the CCR Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the CCR Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the CCR Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the CCR Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter.

So long as any shares of the CCR Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the CCR Convertible Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at an annual or special meeting of such stockholders:

•	amend or alter the provisions of the CCR Charter or the CCR Certificate of Designations so as to authorize or create, or increase the authorized amount of, any class or series of senior stock; or

•	amend, alter or repeal the provisions of the CCR Charter or the CCR Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the CCR Convertible Preferred Stock; or

•	consummate a binding share exchange or reclassification involving the shares of the CCR Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the CCR Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the CCR Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) such shares of the CCR Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the CCR Convertible Preferred Stock immediately prior to the consummation of such transaction (any such preferred stock being referred to herein as “qualifying preferred stock”), provided, however, that (1) any increase in the amount of CCR’s authorized but unissued shares of CCR’s preferred stock, (2) any increase in the amount of our authorized CCR Convertible Preferred Stock or the issuance of any additional shares of the CCR Convertible Preferred Stock, (3) the authorization or creation of any class or series of parity or junior stock, any increase in the amount of authorized but unissued shares of such class or series of parity or junior stock or the issuance of additional shares of such class or series of parity or junior stock or (4) the adoption or inclusion (by amendment, alteration, share exchange, reclassification, merger, consolidation or similar means) of charter provisions (whether in the CCR Charter or a successor entity certificate of incorporation or other equivalent governing document) applicable to capital stock (including CCR Convertible Preferred Stock or any successor preferred stock) relating to the ownership limitations and transfer restrictions that are customary, in the sole determination of our board of directors, for the protection of our or any successor entity’s status as a REIT and a “domestically controlled qualified investment entity” for tax purposes will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the CCR Convertible Preferred Stock and shall not require the affirmative vote of holders of the CCR Convertible Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock, then only the series of voting preferred stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting preferred stock.

Mandatory Conversion

Each share of the CCR Convertible Preferred Stock, unless previously converted, will automatically convert on November 1, 2016 (the “mandatory conversion date”), into a number of shares of our common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above under “—Dividends”. If on or prior to the mandatory conversion date we have not declared all or any portion of the accumulated dividends on the CCR Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends (the “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the CCR Convertible Preferred Stock.

The conversion rate, which is the number of shares of our common stock issuable upon conversion of each share of the CCR Convertible Preferred Stock on the mandatory conversion date, will, subject to adjustment as described in “—Anti-dilution Adjustments” below, be as follows:

•	if the applicable market value of our common stock is greater than $91.23 (the “threshold appreciation price”), then the conversion rate will be 1.0962 shares of our common stock per share of the CCR

Convertible Preferred Stock (the “minimum conversion rate”), which is approximately equal to $100.00 divided by the threshold appreciation price;

•	if the applicable market value of our common stock is less than or equal to the threshold appreciation price but greater than or equal to $72.98 (the “initial price”), then the conversion rate will be equal to $100.00 divided by the applicable market value of our common stock, which will be between 1.0962 and 1.3701 shares of our common stock per share of the CCR Convertible Preferred Stock; or

•	if the applicable market value of our common stock is less than the initial price, then the conversion rate will be 1.3701 shares of our common stock per share of the CCR Convertible Preferred Stock (the “maximum conversion rate”), which is approximately equal to $100.00 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates”. The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described in “—Anti-dilution Adjustments” below, including anti-dilution adjustments between the date of this proxy statement/prospectus and the date of the merger, which we expect to be completed no later than [        ].

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the CCR Convertible Preferred Stock would receive upon mandatory conversion of one share of the CCR Convertible Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments, prior to the date of the merger or otherwise, as described below in “—Anti-dilution Adjustments” and that dividends on the CCR Convertible Preferred Stock will be paid in cash and not in additional shares of our common stock. The actual applicable market value of our common stock may differ from those set forth in the table below. Given an initial price of $72.98 and a threshold appreciation price of $91.23, a holder of the CCR Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per share of the CCR Convertible Preferred Stock set forth below:

Applicable market value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Conversion value (applicable market value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$50.00	1.3701	$68.51
$60.00	1.3701	$82.21
$70.00	1.3701	$95.91
$72.98	1.3701	$100.00
$80.00	1.2500	$100.00
$85.00	1.1765	$100.00
$90.00	1.1111	$100.00
$91.23	1.0962	$100.00
$100.00	1.0962	$109.62
$120.00	1.0962	$131.54
$140.00	1.0962	$153.47

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the CCR Convertible Preferred Stock will be greater than the $100.00 liquidation preference of a share of the CCR Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is equal to or greater than the initial price and equal to or less than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the CCR

Convertible Preferred Stock will be equal to the $100.00 liquidation preference of a share of the CCR Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the CCR Convertible Preferred Stock will be less than the $100.00 liquidation preference of a share of the CCR Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions

“Applicable market value” means the average VWAP per share of our common stock over the 20 consecutive trading day period (the “settlement period”) beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date.

The “threshold appreciation price” represents a 25% appreciation over the initial price.

A “trading day” is a day on which our common stock:

•	is not suspended from trading, and on which trading in our common stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

•	has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock;

provided that if our common stock is not traded on any such exchange, association or market, “trading day” means any business day.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “CCI <EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means the average of the VWAPs for each trading day in the relevant period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of the CCR Convertible Preferred Stock have the right to convert their CCR Convertible Preferred Stock, in whole or in part (but in no event less than one share of the CCR Convertible Preferred Stock), at any time prior to the mandatory conversion date, into shares of our common stock at the minimum conversion rate of 1.0962 shares of our common stock per share of the CCR Convertible Preferred Stock, subject to adjustment as described in “—Anti-dilution Adjustments” below, including anti-dilution adjustments between the date of this proxy statement/prospectus and the date of the merger, which we expect to be completed no later than [        ].

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their CCR Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period (the “early conversion settlement period”) commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (the “early conversion average price”). Notwithstanding the last sentence under “—Method of Payment of Dividends” above, to the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described above, upon any optional conversion of any CCR Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the CCR Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of the CCR Convertible Preferred Stock as of such record date, as described in the section above entitled “—Dividends”.

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a “fundamental change” (as defined below) occurs on or prior to the mandatory conversion date, holders of the CCR Convertible Preferred Stock will have the right to:

(i)	convert their CCR Convertible Preferred Stock, in whole or in part (but in no event less than one share of the CCR Convertible Preferred Stock), into common stock at the fundamental change conversion rate described below;

(ii)	with respect to such converted shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or shares of our common stock; and

(iii)	with respect to such converted shares, receive the accumulated dividend amount (as defined below) payable in cash or shares of our common stock,

subject in the case of clauses (ii) and (iii) to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the effective date of a fundamental change falls during a dividend period for which we have declared a dividend, we will pay such dividend on the relevant dividend payment date to the holders of record on the immediately preceding record date, as described in “—Dividends”, and the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.

To exercise this right, holders must submit their CCR Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change (as defined below) and ending at 5:00 p.m., New York City time, on the date that is 20 calendar days after the effective date (or, if earlier, the mandatory conversion date) at the conversion rate specified in the table below (the “fundamental change conversion rate”). Holders of the CCR Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their CCR Convertible Preferred Stock at the relevant fundamental change conversion rate or to receive the relevant fundamental change dividend make-whole amount or the relevant accumulated dividend amount.

We will notify holders of the anticipated effective date of a fundamental change at least 20 calendar days prior to such anticipated effective date or, if such prior notice is not practicable, notify holders of the effective date of a fundamental change no later than the second business day immediately following the actual effective date. If we notify holders of a fundamental change later than the 20th calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date.

A “fundamental change” will be deemed to have occurred, at such time after the date that is 20 calendar days prior to the date of the merger, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our majority-owned subsidiaries or any of our or our majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors; or (iii) our common stock (or, following a reorganization event, any common stock, depositary receipts or other securities representing common equity interests into which the CCR Convertible Preferred Stock becomes convertible in connection with such reorganization event) ceases to be listed for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange (each, a “qualifying market”).

Fundamental change conversion rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change (the “effective date”) and the price (the “share price”) paid or deemed paid per share of our common stock therein. If the holders of our common stock receive only cash in the fundamental change, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average VWAP per share of our common stock over the 10 consecutive trading day period ending on the trading day preceding the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the CCR Convertible Preferred Stock are adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth in “—Anti-dilution Adjustments” below, including anti-dilution adjustments between the date of this proxy statement/prospectus and the date of the merger, which we expect to be completed no later than [        ].

The following table sets forth the fundamental change conversion rate per share of the CCR Convertible Preferred Stock for each share price and effective date set forth below.

	Share price on effective date
Effective date	$14.79	$29.59	$44.38	$59.18	$72.98	$81.86	$91.23	$98.63	$108.49	$118.35	$138.08	$157.80	$177.53	$197.25	$216.98
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
November 1, 2015	1.3667	1.3667	1.3651	1.3372	1.2602	1.2027	1.1541	1.1283	1.1085	1.0994	1.0942	1.0935	1.0935	1.0935	1.0935
November 1, 2016	1.3701	1.3701	1.3701	1.3701	1.3701	1.2216	1.0962	1.0962	1.0962	1.0962	1.0962	1.0962	1.0962	1.0962	1.0962

The exact share price and effective date may not be set forth in the table, in which case:

•	if the share price is between two share price amounts on the table or the effective date is between two dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

•	if the share price is in excess of $216.98 per share (subject to adjustment as described above), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment; and

•	if the share price is less than $14.79 per share (subject to adjustment as described above), then the fundamental change conversion rate will be the maximum conversion rate, subject to adjustment.

Fundamental change dividend make-whole amount and accumulated dividend amount

For any shares of the CCR Convertible Preferred Stock converted by holders of CCR Convertible Preferred Stock during the fundamental change conversion period, in addition to the common stock issued upon conversion at the fundamental change conversion rate, we will at our option:

(a)	pay to such holders in cash, to the extent we are legally permitted to do so, the present value, computed using a discount rate of 4.50% per annum, of all dividend payments on the CCR Convertible Preferred Stock for all the remaining dividend periods (excluding any accumulated dividend amount) from such effective date to but excluding the mandatory conversion date (the “fundamental change dividend make-whole amount”),

(b)	increase the number of shares of our common stock to be issued on conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the share price, or

(c)	pay the fundamental change dividend make-whole amount in a combination of cash and shares of our common stock in accordance with the provisions of clauses (a) and (b) above.

In addition, to the extent that the accumulated dividend amount exists as of the effective date of the fundamental change, holders who convert their CCR Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount upon conversion. As used herein, the term “accumulated dividend amount” means, in connection with a fundamental change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for dividend periods prior to the effective date for the relevant fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such effective date to, but excluding, such effective date. The accumulated dividend amount will be payable at our election:

•	in cash, to the extent we are legally permitted to do so,

•	in an additional number of shares of our common stock equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the share price, or

•	in a combination of cash and shares of our common stock in accordance with the provisions of the preceding two bullets.

We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments in our common stock. In addition, if we elect to deliver common stock in respect of all or any portion of the fundamental change dividend make-whole amount or the accumulated dividend amount, to the extent that the fundamental change dividend make-whole amount or the accumulated dividend amount or the dollar amount of any portion thereof paid in common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the share price, we will, if we are legally able to do so, pay such excess amount in cash. Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants.

No fractional shares of our common stock will be delivered to converting holders of the CCR Convertible Preferred Stock in respect of the fundamental change dividend make-whole amount or the accumulated dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of our common stock based on the average VWAP per share of our common stock over the five consecutive trading day period beginning on and including the seventh scheduled trading day immediately preceding the conversion date.

Not later than the second business day following the effective date of a fundamental change (or, if we provide notice to holders of the fundamental change prior to the anticipated effective date of a fundamental change as described above, on the date we give holders notice of the anticipated effective date of a fundamental change), we will notify holders of:

•	the fundamental change conversion rate;

•	the fundamental change dividend make-whole amount and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable; and

•	the accumulated dividend amount as of the effective date of the fundamental change and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable.

Our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash, our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon mandatory conversion

Any outstanding shares of CCR Convertible Preferred Stock will automatically convert into common stock on the mandatory conversion date. The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the CCR Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided in “—Anti-dilution Adjustments”, prior to 5:00 p.m., New York City time, on the mandatory conversion date, the common stock issuable upon conversion of the CCR Convertible Preferred Stock will not be outstanding for any purpose and holders of CCR Convertible Preferred Stock will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the CCR Convertible Preferred Stock. A certificate representing the shares of common stock issuable upon conversion will be issued and delivered to the converting holder or, if the shares of the CCR Convertible Preferred Stock being converted are in global form, the shares of common stock issuable upon conversion will be delivered to the converting holder through the facilities of The Depository Trust Company (“DTC”), in each case together with delivery by CCR to the converting holder of any cash to which the converting holder is entitled, on the later of (i) the third business day immediately succeeding the Mandatory Conversion Date and (ii) the third business day immediately succeeding the last day of the settlement period.

Upon early conversion

If a holder elects to convert the CCR Convertible Preferred Stock prior to the mandatory conversion date, in the manner described in “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”, such holder must observe the following conversion procedures:

If shares of the CCR Convertible Preferred Stock are in global form, to convert the CCR Convertible Preferred Stock a holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. If shares of the CCR Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the CCR Certificate of Designations. In either case, if required, such holder must pay all taxes or duties, if any.

The conversion date will be the date on which a holder has satisfied the foregoing requirements. Such holder will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if such holder exercises its conversion rights, but such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than such holder’s own. Common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by such holder have been paid in full and will be issued on the latest of (i) the third business day immediately succeeding the conversion date, (ii) the third business day immediately succeeding the last day of the early conversion settlement period and (iii) the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the common stock issuable upon conversion of the CCR Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the common stock issuable upon conversion of the CCR Convertible Preferred Stock will not be outstanding for any purpose and holders of CCR Convertible Preferred Stock will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the CCR Convertible Preferred Stock.

Fractional shares

No fractional shares of our common stock will be issued to holders of the CCR Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the CCR Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction and (ii) the average VWAP of our common stock over the five consecutive trading day period beginning on and including the seventh scheduled trading day immediately preceding the conversion date.

If more than one share of the CCR Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the CCR Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1)	We issue shares of common stock to all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be divided by a fraction:

•	the numerator of which is the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and

•	the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of our common stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay or make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purpose of this clause (1), the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.

(2)	We issue to all holders of shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase our common stock at less than the “current market price” (as defined below) of shares of our common stock, in which case each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•	the numerator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of our common stock issuable pursuant to such rights or warrants; and

•	the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of our common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the current market price of our common stock.

Any adjustment made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock is otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final). For the purpose of this clause (2), the number of shares of our common stock at the time outstanding shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not issue any such rights or warrants in respect of shares of our common stock that we hold in treasury.

(3)	We subdivide or combine our common stock, in which event the conversion rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(4)	We distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, excluding:

•	any dividend or distribution covered by clause (1) above;

•	any rights or warrants covered by clause (2) above;

•	any dividend or distribution covered by clause (5) below; and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock; and

•	the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final), on such date fixed for determination of the portion of the evidences of indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets so distributed applicable to one share of our common stock.

In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “spin-off”), each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the sum of the current market price of our common stock and the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final), of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock as of the 15th trading day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the current market price of such securities); and

•	the denominator of which is the current market price of our common stock.

Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate is required under this clause (4) during any settlement period or any early conversion settlement period in respect of shares of the CCR Convertible Preferred Stock that have been tendered for conversion, delivery of the common stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

(5)	We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our common stock, excluding:

•	any cash that is distributed in a reorganization event (as described below);

•	any dividend or other distribution in connection with our voluntary or involuntary liquidation, dissolution or winding up; and

•	any consideration payable as part of a tender or exchange offer;

in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock; and

•	the denominator of which is the current market price of our common stock minus the amount per share of such dividend or other distribution.

Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay such dividend or make such other distribution, to such fixed conversion rate which would then be in effect if such dividend or other distribution had not been declared.

(6)	We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)	the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the current market price of our common stock; and

2.	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

•	the denominator of which shall be equal to the product of:

(i)	the current market price of our common stock; and

(ii)	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the expiration date but will be given effect as of the open of business on the expiration date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during any settlement period or any early conversion settlement period in respect of shares of the CCR Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

Except with respect to a spin-off, in cases where the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets as to which clauses (4) or (5) above apply, applicable to one share of our common stock, distributed to stockholders equals or exceeds the current market price (as determined for purposes of calculating the conversion rate adjustment pursuant to such clause (4) or (5)), rather than being entitled to an adjustment in each fixed conversion rate, holders of the CCR Convertible Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of our common stock otherwise deliverable on the applicable conversion date, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of the CCR Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any CCR Convertible Preferred Stock, a holder will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any common stock, the rights described therein (unless such rights or warrants have separated from our common stock) shall not constitute a distribution of rights or warrants that would entitle such holder to an adjustment to the conversion rate.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•	clauses (2), (4) but only in the event of an adjustment thereunder not relating to a spin-off and (5) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the five consecutive trading day period ending on the trading day before the “ex-date” (as defined below) with respect to the issuance or distribution requiring such computation;

•	clause (4) above in the event of an adjustment thereunder relating to a spin-off, the “current market price” of our common stock and the capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, is the average VWAP per share over the first 10 consecutive trading days commencing on and including the fifth trading day following the effective date of such distribution; and

•	clause (6) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of the tender or exchange offer.

The term “ex-date”, when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade without the right to receive such issuance or distribution.

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of the CCR Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material United States Federal Income Tax Considerations”.

Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share of our common stock. Prior to the mandatory conversion date, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the mandatory conversion date, an early conversion date and the effective date of a fundamental change, adjustments to the fixed conversion rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the fixed conversion rates will be made if holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding

CCR Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of the CCR Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.

The fixed conversion rates will not be adjusted:

(a)	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b)	upon the issuance of any shares of our common stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of October 28, 2013;

(d)	for a change in the par value of our common stock; or

(e)	for accumulated dividends on the CCR Convertible Preferred Stock, except as described above under “—Mandatory Conversion”, “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”.

We will be required, within 10 business days after the fixed conversion rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the CCR Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the mandatory conversion date and (y) an inversely proportional adjustment will also be made to the floor price. Whenever the terms of the CCR Convertible Preferred Stock require us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors or an authorized committee thereof will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the current market price and the average price (as the case may be)) to account for any adjustments to the initial price, the threshold appreciation price, the floor price and the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•	the record date for a dividend or distribution on shares of our common stock occurs after the end of the 20 consecutive trading day period used for calculating the applicable market value and before the mandatory conversion date; and

•	that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the CCR Convertible Preferred Stock had such record date occurred on or before the last trading day of such 20-trading day period, then we will deem the holders of the CCR Convertible Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the CCR Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the CCR Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•	any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each share of the CCR Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the CCR Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its CCR Convertible Preferred Stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property”, with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the CCR Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made. The number of units of exchange property for each share of the CCR Convertible Preferred Stock converted following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder and conversion at the option of the holder upon a fundamental change were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such CCR Convertible Preferred Stock is actually converted). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors or an authorized committee thereof (which determination will be final), except that if a unit of exchange property includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive trading day period used for calculating the applicable market value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event provide written notice to the holders of the CCR Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock, solely for issuance upon conversion of the CCR Convertible Preferred Stock, a number of shares of our common stock equal to the product of the maximum conversion rate then in effect and the number of shares of the CCR Convertible Preferred Stock then outstanding.

Book-Entry, Delivery and Form

The CCR Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the CCR Convertible Preferred Stock. Ownership of beneficial interests in the CCR Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the CCR Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the CCR Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the CCR Convertible Preferred Stock represented by such global certificate for all purposes under the CCR Certificate of Designations establishing the terms of the CCR Convertible Preferred Stock. No beneficial owner of an interest in the shares of the CCR Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the CCR Certificate of Designations establishing the terms of the CCR Convertible Preferred Stock.

Payments of dividends on the global certificate representing the shares of the CCR Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the CCR Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the CCR Convertible Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the CCR Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the CCR Convertible Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the shares of the CCR Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Ownership Limitations and Transfer Restrictions

To facilitate our continued qualification as a REIT under the Code, the CCR Charter contains ownership limitations and transfer restrictions on our capital stock. These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of CCR that might involve a premium price for CCR capital stock or otherwise be in the best interest of its stockholders. All certificates representing shares of capital stock, if any, will bear a legend describing or referring to such ownership limitations and transfer restrictions.

In order for us to continue to satisfy the requirements for REIT qualification, CCR capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of CCR capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). See the section entitled “Material United States Federal Income Tax Considerations—Taxation as a REIT”. To satisfy these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among CCR’s stockholders, the CCR Charter contains provisions limiting the ownership and restricting the transfer of shares of CCR capital stock.

The relevant section of the CCR Charter provides that, among other things and subject to certain exceptions described below, no person (as defined in the CCR Charter) may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of CCR common stock

(which restriction we refer to as the “common stock ownership limit”), or 9.8% in aggregate value of the outstanding shares of all classes and series of our capital stock, including CCR common stock and CCR Convertible Preferred Stock (which restriction we refer to as the “aggregate stock ownership limit”).

The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of CCR’s outstanding capital stock or less than 9.8% in value or number of CCR’s outstanding shares of common stock (including through the acquisition of an interest in an entity that owns, actually or constructively, CCR common stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of CCR’s outstanding capital stock or 9.8% in value or number of CCR’s outstanding shares of common stock.

The board of directors, in its sole discretion, may exempt a person from the aggregate stock ownership limit and common stock ownership limit described above and may establish different limits on ownership for any such person (which we refer to as an “excepted holder limit”) and may increase any excepted holder limit with respect to any person. However, the board of directors may not exempt any person or increase an excepted holder limit for any person whose ownership of outstanding capital stock would violate the other provisions on transferability and ownership set forth in the CCR Charter and described below. In order to be considered by the board of directors for an exemption from the aggregate stock ownership limit and common stock ownership limit or for an increase in an excepted holder limit, a person must make such representations and undertakings as the board of directors determines are reasonably necessary to determine that no person’s beneficial or constructive ownership of CCR capital stock will violate the other provisions on transferability and ownership set forth in the CCR Charter and described below, and that such person does not and will not own, actually or constructively, an interest in a tenant of CCR that would cause CCR to own, actually or constructively, more than a 9.9% interest in such tenant. As a condition to such exemption or such increase in an excepted holder limit, the board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors and may impose such other conditions or restrictions as it deems necessary, appropriate or desirable in connection with granting such exemption or such increase in an excepted holder limit.

The board of directors, in its sole discretion, may also increase or decrease the aggregate stock ownership limit and common stock ownership limit for all stockholders, provided that the new ownership limits would not allow five or fewer persons to beneficially own more than 49.9% of the value of the outstanding CCR capital stock. A reduced aggregate stock ownership limit and common stock ownership limit will not apply to any person whose percentage ownership of CCR capital stock or CCR common stock, as applicable, is in excess of such decreased ownership limit, until such time as such person’s percentage ownership of CCR capital stock or CCR common stock, as applicable, equals or falls below such decreased ownership limit. However, until such time as such person’s percentage ownership of CCR capital stock or CCR common stock, as applicable, falls below such decreased ownership limit any further acquisition of CCR capital stock or CCR common stock, as applicable, will be in violation of the decreased ownership limit.

The CCR Charter further prohibits:

•	any person from beneficially owning shares of CCR capital stock to the extent that such beneficial ownership would result in CCR being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

•	any person from beneficially or constructively owning shares of CCR capital stock to the extent that such beneficial or constructive ownership would otherwise result in CCR failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in CCR owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by CCR from such tenant would cause CCR to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

•	any person from beneficially or constructively owning shares of CCR capital stock to the extent such beneficial or constructive ownership could result in CCR failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code; and

•	any person from transferring shares of CCR capital stock if such transfer would result in shares of CCR capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

The foregoing provisions on transferability and ownership, including the aggregate stock ownership limit and common stock ownership limit, will not apply if the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of CCR capital stock that will or may violate the aggregate stock ownership limit and common stock ownership limit or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, notice at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit.

Pursuant to the CCR Charter, if there is any purported transfer of CCR capital stock or other event or change of circumstances that, if effective, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to CCR capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the “purported transferee”. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the CCR Charter, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of CCR capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price on the day of such event and (ii) the market price of the shares on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of CCR capital stock held in the trust pursuant to the clauses discussed below. We may reduce the amount payable to the purported transferee by the amount of dividends or other distributions that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. We shall pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above.

Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of CCR capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand and immediately paid to the charitable beneficiary. The purported transferee will have no rights in the shares held by the trustee.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of CCR capital stock set forth in the CCR Charter, the board of directors may take such action as it deems necessary, appropriate or desirable to refuse to give effect to or to prevent such violation, including causing us to redeem shares of CCR capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Within 30 days after the end of each taxable year, every owner of more than 5% (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of CCR capital stock must provide us written notice of the person’s name and address, the number of shares of each class and series of CCR capital stock that such person beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial or constructive ownership on our qualification as a REIT and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit. In addition, each beneficial or constructive owner of CCR capital stock, and any person (including the stockholder of record) who is holding shares of CCR capital stock for a beneficial or constructive owner will, upon demand, be required to provide us with such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit.

Transfer Agent and Registrar

Computershare Inc. will serve as the transfer agent and registrar for CCR common stock and the transfer agent, registrar and conversion and dividend disbursing agent for the CCR Convertible Preferred Stock.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF CROWN CASTLE AND CCR

The following describes some of the differences between the current rights of holders of Crown Castle common stock and Crown Castle Convertible Preferred Stock and the rights of holders of CCR common stock and CCR Convertible Preferred Stock after the merger. The following summary may not contain all the information that is important to you. We encourage you to carefully read the Crown Castle Charter, the Crown Castle By-Laws, the CCR Charter and the CCR By-Laws. For information on how you can obtain the Crown Castle Charter and the Crown Castle By-Laws, see the section entitled “Where You Can Find More Information”. A copy of the forms of the CCR Charter and CCR By-Laws are attached as Annex B-1 and Annex B-2, respectively, to this proxy statement/prospectus. We also encourage you to carefully read the CCR Certificate of Designations, a copy of which is attached as Annex B-3 to this proxy statement/prospectus.

General

If the merger is completed, holders of Crown Castle common stock will receive a number of shares of CCR common stock equal to, and in exchange for, the number of shares of Crown Castle common stock that such holders then own. In addition, the holders of Crown Castle Convertible Preferred Stock will receive a number of shares of CCR Convertible Preferred Stock equal to, and in exchange for, the number of shares of Crown Castle Convertible Preferred Stock that such holders then own. The rights of the holders of Crown Castle common stock are governed by the DGCL, the Crown Castle Charter and the Crown Castle By-Laws. If the merger is completed, the rights of the holders of Crown Castle common stock will be governed by the DGCL, the CCR Charter and the CCR By-Laws. The rights of the holders of Crown Castle Convertible Preferred Stock are governed by the DGCL, the Crown Castle Charter, the Crown Castle By-Laws and the Crown Castle Certificate of Designations. If the merger is completed, the rights of the holders of Crown Castle Convertible Preferred Stock will be governed by the DGCL, the CCR Charter, the CCR By-Laws and the CCR Certificate of Designations.

Generally, except as described below, the CCR Charter, the CCR By-Laws and the CCR Certificate of Designations will be the same in all material respects as the current Crown Castle Charter, CCR By-Laws and the Crown Castle Certificate of Designations, respectively, which currently govern your rights as a holder of Crown Castle common stock or Crown Castle Convertible Preferred Stock, as applicable.

Ownership Limitations and Transfer Restrictions of the CCR Charter

Although the REIT rules do not require the completion of the merger, we intend to complete the merger, subject to approval by the holders of Crown Castle common stock, to facilitate our continued compliance with such rules, which, among other requirements, prohibit more than 50% of our capital stock from being owned by five or fewer individuals and require our capital stock to be beneficially owned by 100 or more persons, during certain periods of the taxable year. By merging Crown Castle with and into CCR, whose charter includes REIT-related provisions limiting the ownership and restricting the transfer of our capital stock, we will ensure the effective adoption of such provisions and facilitate our continued compliance with the REIT rules. See the section entitled “Description of CCR Capital Stock—Ownership Limitations and Transfer Restrictions”.

These provisions of the CCR Charter, as well as other provisions, could have the effect of delaying, deferring, or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interests of our stockholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the merger and an investment in our capital stock. For purposes of this section, the term “stock” means both the CCR Convertible Preferred Stock and the CCR common stock. This summary is based upon the Code, the regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in our stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	passive foreign investment companies;

•	controlled foreign corporations;

•	companies that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates;

•	former long-term permanent residents of the United States;

•	partnerships, other pass-through entities and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock in connection with employment or other performance of services;

•	persons holding our stock as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or other integrated investment; and, except to the extent discussed below:

•	real estate investment trusts;

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their stock as a capital asset, which generally means property held for investment.

Your U.S. federal income tax consequences may depend on whether or not you are a “U.S. stockholder”. For purposes of this summary, a “U.S. stockholder” is any holder of our stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

A “non-U.S. stockholder” is any holder of our stock other than a partnership or U.S. stockholder. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment in, or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of, our stock.

U.S. Federal Income Tax Consequences of the Merger

The merger of Crown Castle with and into CCR is intended to qualify as a reorganization under Section 368(a)(1)(F) of the Code. It is a condition to closing that our special tax counsel, Cravath, Swaine & Moore LLP, deliver an opinion that the merger will be treated for U.S. federal income tax purposes as a reorganization under section 368(a)(1)(F) of the Code. The opinion of our special tax counsel is based on the U.S. federal income tax law in effect as of the date issued, relies on certain representations of our management and assumes, among other things, that the merger will be consummated in accordance with the applicable documents and as described herein. An opinion of counsel is not binding on the IRS or any court. The remainder of this discussion assumes that the merger will qualify as a reorganization.

Neither Crown Castle nor CCR will recognize any gain or loss as a result of the merger. Except as described below with respect to non-U.S. stockholders that own or have owned in excess of 5% of the Crown Castle common stock, stockholders will not recognize any gain or loss upon the conversion of shares of Crown Castle common stock into CCR common stock or shares of Crown Castle Convertible Preferred Stock into CCR Convertible Preferred Stock pursuant to the merger. The initial tax basis of the CCR common stock received by a stockholder pursuant to the merger will be the same as such stockholder’s adjusted tax basis in the shares of the Crown Castle common stock being converted pursuant to the merger. The holding period of the CCR common stock received by a stockholder pursuant to the merger will include the stockholder’s holding period with respect to the shares of Crown Castle common stock being converted pursuant to the merger. The initial tax basis of the CCR Convertible Preferred Stock received by a stockholder pursuant to the merger will be the same as such stockholder’s adjusted tax basis in the shares of the Crown Castle Convertible Preferred Stock being converted pursuant to the merger. The holding period of the CCR Convertible Preferred Stock received by a stockholder pursuant to the merger will include the stockholder’s holding period with respect to the shares of Crown Castle Convertible Preferred Stock being converted pursuant to the merger.

If we are not a “domestically controlled qualified investment entity” within the meaning of the Code, then in the case of non-U.S. stockholders that own or have owned in excess of 5% of Crown Castle common stock or shares of Crown Castle Convertible Preferred Stock, it may be necessary for those persons to comply with the reporting and other requirements of the Treasury regulations under Section 897 of the Code in order to achieve nonrecognition of gain, carryover tax basis and tacked holding period upon the conversion of shares of the Crown Castle common stock into CCR common stock or shares of Crown Castle Convertible Preferred Stock into CCR Convertible Preferred Stock pursuant to the merger. If you are such a non-U.S. stockholder, we urge you to consult with your own tax advisor to determine your reporting and other obligations with respect to the conversion of shares of Crown Castle common stock into CCR common stock or shares of Crown Castle Convertible Preferred Stock into CCR Convertible Preferred Stock pursuant to the merger.

Taxation as a REIT

We expect to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2014, upon the filing of our U.S. federal income tax return for such year. We believe that, as of January 1, 2014, we have been organized, and as of such date we have operated and intend to continue to operate, in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.

We have received opinions from our Special Tax Counsel to the effect that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT, commencing with our taxable year ending December 31, 2014. It must be emphasized that the opinions of our Special Tax Counsel are based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by our Special Tax Counsel or by us that we will qualify as a REIT for any particular year. The opinions are expressed as of the date issued. Our Special Tax Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by our Special Tax Counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General”. While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify”.

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. The highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See “—Taxation of Taxable U.S. Stockholders—Distributions”.

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Taxable U.S. Stockholders—Distributions”.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General”.

•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, including assets owned by us at the effective date of our election to be taxed as a REIT, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of our TRSs may be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property, gross receipts, franchise and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

7.	that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. To help comply with conditions (5) and (6), the CCR Charter will restrict transfers of our capital stock that would result in concentrated ownership positions. See “Description of CCR Capital Stock—Ownership Limitations and Transfer Restrictions”. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary”, that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries”.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Income Tests” and “—Asset Tests”.

Taxable REIT Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to declare and pay dividends to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as certain fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s length basis.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions”, discharge of indebtedness and certain hedging transactions, generally must be derived from “rents from real property”, gains from the sale of real estate assets, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property. Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

•	The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property”. For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•	Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property”. Any amounts that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We believe that substantially all of the services we render at our tower sites will be of the type that are usually or customarily performed in connection with the rental of tower space and are not primarily for the benefit or convenience of our tenants. Therefore, we believe that our provision of these services will not cause rents received with respect to our properties to fail to qualify as “rents from real property”. We intend to cause any services that are not “usually or customarily rendered”, or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor”. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Dividend Income. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income. Certain fee income that we may earn will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

Failure to Satisfy the Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets”, cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other corporations that qualify as REITs, as well as some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold, together with other non-qualified assets (such as furniture and equipment or other tangible personal property, or non-real estate securities) may not, in the aggregate, exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt”, which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests”. In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to declare and pay dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

1.	the sum of

a.	90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and

b.	90% of our after tax net income, if any, from foreclosure property (as described below); minus

2.	the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.

We generally must declare and pay these dividends in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. These dividends will be treated as received by our stockholders in the year in which paid. In order for dividends to be counted as satisfying the annual dividend requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends must not be “preferential dividends”. A dividend is not a preferential dividend if the dividend is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with any preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than pay as dividends, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

We have approximately $2.2 billion in NOLs, of which approximately $1.9 billion is available to offset REIT taxable income and reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made. See “—Taxation of Taxable U.S. Stockholders—Distributions”.

If we fail to declare and pay dividends during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

We expect that in the future, our REIT taxable income will be less than our cash flow because of our existing NOLs as well as depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the dividend requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than pay it as a dividend, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property (including shares of our stock) in order to meet the dividend requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the dividend requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of a position in such a transaction and (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests”.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct dividends paid to stockholders in any year in which we are not a REIT, nor would we be required to declare and pay dividends in such a year. In this situation, to the extent of current and accumulated earnings and profits, dividends paid to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Taxable U.S. Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code, which treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation as a REIT—Annual Distribution Requirements”. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation as a REIT—Annual Distribution Requirements”. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. Except upon the conversion of the CCR Convertible Preferred Stock, if a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder’s adjusted tax basis in the shares of stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters”, are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Stock Distributions. We may make distributions to holders of the CCR Convertible Preferred Stock that are paid in common stock. These distributions will generally be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus would generally be subject to the rules described under “—Distributions”. Accordingly, a U.S. stockholder may have a tax liability on account of such distribution in excess of the cash (if any) that is received. A U.S. stockholder’s tax basis in any common stock received as a distribution on the CCR Convertible Preferred Stock will generally equal the fair market value of the common stock on the date of the distribution, and the holding period for that common stock will begin on the day after the distribution.

Adjustments to the Conversion Rate. The conversion rate of the CCR Convertible Preferred Stock will be adjusted in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. stockholder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the U.S. stockholder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. stockholder of the CCR Convertible Preferred Stock, however, will generally not be considered to result in a deemed distribution to the U.S. stockholder. Certain of the possible conversion rate adjustments provided in the terms of the CCR Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. stockholders of CCR Convertible Preferred Stock will be deemed to have received a distribution even though they have not received any cash or property. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain as described above under “—Distributions”.

Conversion into Common Stock. A U.S. stockholder generally will not recognize gain or loss upon the conversion of the CCR Convertible Preferred Stock into shares of common stock, except that (1) a U.S. stockholder’s receipt of cash (if any) in respect of accrued and unpaid dividends or dividends in arrears will be taxable as described under “—Distributions” above, (2) a U.S. stockholder’s receipt of common stock (if any) in respect of accrued and unpaid dividends or dividends in arrears will be taxable as described under “—Distributions” above as if the U.S. stockholder had received cash in respect of such accrued dividends or dividends in arrears equal to the fair market value of such common stock on the date of conversion and (3) a U.S. stockholder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the holder’s tax basis in the fractional share of our common stock).

Except as discussed in the next sentence, a U.S. stockholder’s basis in shares of common stock received upon conversion of the CCR Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the converted shares of CCR Convertible Preferred Stock and the holding period of such shares of common stock will include the holding period of the converted shares of CCR Convertible Preferred Stock. Common stock received in payment of dividends in arrears and taxed as a dividend upon receipt, if any, will have a basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.

Additional Shares of Common Stock Received. Although it is not free from doubt, any additional shares of common stock received by a U.S. stockholder as a result of a fundamental change (see “Description of CCR Capital Stock—CCR Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) should be treated as part of the consideration received in the conversion. If this treatment is correct, then the U.S. stockholder would be treated in the manner described above under “—Conversion into Common Stock”. U.S. stockholders should consult their own tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.

Medicare 3.8% Tax on Investment Income. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our stock.

Taxation of Non-U.S. Stockholders

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders that (i) is payable out of our earnings and profits, (ii) is not attributable to capital gains that we recognize and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will generally not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution (including distributions consisting of common stock received on conversion attributable to undeclared, accumulated and unpaid dividends or dividends in arrears (if any)) will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder’s proportionate share of our earnings and profits, plus (ii) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or

USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends”, for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. We expect that a significant portion of our assets will be USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Ordinary Dividends”), if (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the recipient non-U.S. stockholder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our stock will be “regularly traded” on an established securities exchange.

Stock Distributions. We may make distributions to holders of the CCR Convertible Preferred Stock that are paid in common stock. These distributions will generally be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus would generally be subject to the rules described under “—Ordinary Dividends”, “—Non-Dividend Distributions” and “—Capital Gain Dividends”. If we are required to withhold an amount in excess of any cash distributed along with the common stock, we will retain and sell some of the common stock that would otherwise be distributed in order to satisfy our withholding obligations.

Adjustments to the Conversion Rate. As described above under “—Taxation of Taxable U.S. Stockholders—Adjustments to the Conversion Rate”, adjustments to the conversion rate (or failure to make adjustments) that have the effect of increasing a non-U.S. stockholder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the non-U.S. stockholder that are taxed as described above under “—Ordinary Dividends”, “—Non-Dividend Distributions” and “—Capital Gain Dividends”. Any constructive dividend deemed paid to a non-U.S. stockholder will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by treaty. However, any constructive dividends that are effectively connected with the conduct of a trade or business by a non-U.S. stockholder within the United States will be taxed as described above under “—Ordinary Dividends”. Any withholding tax that we are required to pay on behalf of a non-U.S. stockholder will reduce future amounts otherwise payable to such stockholder.

Conversion into Common Stock. A non-U.S. stockholder will not recognize gain or loss in respect of the receipt of common stock upon the conversion of the CCR Convertible Preferred Stock, except that shares of our common stock received that are attributable to undeclared, accumulated and unpaid dividends or dividends in arrears, if any, will be treated in the manner described above under “—Ordinary Dividends”, “—Non-Dividend Distributions” and “—Capital Gain Dividends”.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will consist of USRPIs.

Even if the foregoing 50% test is met, however, our stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity”. A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. stockholders at all times during a specified testing period. The CCR Charter will contain certain restrictions designed to protect our status as a “domestically controlled qualified investment entity”, and we intend to be a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded”, as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder’s sale of our stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 5% or less of the relevant class of such stock any time during a prescribed testing period. We expect that our stock will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock (other than a conversion into common stock) that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

Estate tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT”. We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test and (ii) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

Other Tax Considerations

Foreign Account Tax Compliance Act

Legislation enacted in 2010 and existing guidance issued thereunder will require, after June 30, 2014, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Our foreign subsidiaries most likely will be subject to foreign income taxation. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

LEGAL MATTERS

The validity of the shares of CCR common stock and CCR Convertible Preferred Stock to be issued to the holders of Crown Castle common stock and the holders of Crown Castle Convertible Preferred Stock, respectively, pursuant to the merger will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain tax matters will be passed upon by each of Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Cravath, Swaine  & Moore LLP, New York, New York.

EXPERTS

The balance sheet of Crown Castle REIT Inc. as of June 9, 2014 included in this proxy statement/prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements, the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Crown Castle International Corp., incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Statement of Revenues and Certain Expenses of Tower Sites (a component of AT&T Inc.) for the year ended December 31, 2012 included in Exhibit 99.1 of the Crown Castle International Corp. Current Report on Form 8-K/A dated January 17, 2014 has been incorporated herein by reference in reliance upon the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

PROPOSALS OF STOCKHOLDERS

Stockholders wishing to have a proposal included in our 2015 proxy statement must submit the proposal so that our Corporate Secretary receives it at our principal executive offices no later than December 9, 2014. If the date of our 2015 annual meeting is changed by more than 30 days from the date of our 2014 annual meeting, the deadline for submitting proposals to be included in our 2015 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2015 annual meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at our 2015 annual meeting, provided such nominations, proposals and other business are made in accordance with our by-laws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for our 2015 annual meeting must be received not less than 90 days (March 1, 2015) nor more than 120 days (January 30, 2015) before May 30, 2015 (the first anniversary date of our 2014 annual meeting) at our offices located at Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, TX 77057, Attn: Corporate Secretary. If our 2015 annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of our 2014 annual meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to our 2015 annual meeting and not later than the later of the 90th day prior to our 2015 annual meeting or the 10th day following the announcement of the change in our 2015 annual meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable by-law provision may be obtained, without charge, upon written request to our Corporate Secretary.

If the date of our 2015 annual meeting is advanced or delayed by more than 30 calendar days from the date of our 2014 annual meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in our 2015 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.

WHERE YOU CAN FIND MORE INFORMATION

Crown Castle files annual, quarterly and current reports, proxy statements and other information with the SEC. Crown Castle’s SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document Crown Castle files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Crown Castle’s SEC filings are also available through the investor relations section of Crown Castle’s website at http://investor.crowncastle.com. Except for documents incorporated by reference into this proxy statement/prospectus as described below, no information in, or that can be accessed through, Crown Castle’s website is incorporated by reference into this proxy statement/prospectus, and no such information should be considered as part of this proxy statement/prospectus.

We are “incorporating by reference” into this proxy statement/prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement/prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting (other than information furnished under Items 2.02 or 7.01 of any Form 8-K or Rule 406T of Regulation S-T, which is not deemed filed under the Exchange Act).

We are “incorporating by reference” into this proxy statement/prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	our Definitive Proxy Statement filed April 7, 2014;

•	our Current Reports on Form 8-K filed December 16, 2013 (relating to Items 2.01 and 9.01) (as amended by Amendment No. 1 to such Form 8-K, filed on Form 8-K/A, on January 21, 2014), January 6, 2014 (two reports), January 21, 2014, February 21, 2014 (relating to Item 5.02) (as amended by Amendment No. 1 to such Form 8-K, filed on Form 8-K/A, on May 30, 2014), February 26, 2014, April 2, 2014 (relating to Items 1.01, 8.01 and 9.01), April 15, 2014, May 30, 2014 (relating to Item 5.07), June 3, 2014, June 13, 2014, July 1, 2014 and September 2, 2014; and

•	the “Description of Capital Stock” section of our Registration Statement on Form 8-A filed with the SEC on August 4, 1998, the “Description of Capital Stock” section of our Registration Statement on Form S-3 filed with the SEC on July 10, 2000, as amended by Amendment No. 1 to Form S-3 filed with the SEC on July 17, 2000, the “Description of Crown Castle Capital Stock” section of our Registration Statement on Form S-4 filed with the SEC on November 6, 2006, as amended by Amendment No. 1 to Form S-4 filed with the SEC on November 29, 2006, the “Description of Capital Stock” section of our Registration Statement on Form S-3 filed with the SEC on January 16, 2009, the “Description of Capital Stock” section of our Registration Statement on Form S-3 filed with the SEC on April 3, 2012, the “Description of the Mandatory Convertible Preferred Stock” section of our Registration Statement on Form 8-A filed with the SEC on October 28, 2013 and any other amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a proxy statement/prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this proxy statement/prospectus by reference. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, (713) 570-3000, or you may visit the investor relations section of our website at http://investor.crowncastle.com for copies of any such document.

This proxy statement/prospectus or information incorporated by reference herein contains summaries of certain agreements that we have filed as exhibits to various SEC filings. The descriptions of these agreements contained in this proxy statement/prospectus or information incorporated by reference herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us in the manner provided for above.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this proxy statement/prospectus.

Upon completion of the merger, CCR will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 19, 2014, by and between Crown Castle International Corp., a Delaware corporation (“CCI”), and Crown Castle REIT Inc., a Delaware corporation (“CCR”).

RECITALS

WHEREAS, CCI has completed the steps necessary in order to operate in compliance with the rules governing a “real estate investment trust” (“REIT”) and began operating as a REIT for U.S. federal income tax purposes, effective January 1, 2014 (collectively, the “REIT Conversion”);

WHEREAS, CCR is a wholly owned direct subsidiary of CCI formed in connection with the Merger (as defined below);

WHEREAS, in connection with the REIT Conversion, CCI contemplates, among other things, the merger of CCI with and into CCR pursuant to this Agreement;

WHEREAS, as a result of the Merger, CCR will be renamed “Crown Castle International Corp.” and will succeed to the assets, continue to operate the business and assume the obligations of CCI;

WHEREAS, Section 251 of the General Corporation Law of the State of Delaware (“DGCL”) authorizes the merger of a Delaware corporation with and into another Delaware corporation;

WHEREAS, for U.S. federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (“Code”); and

WHEREAS, the Board of Directors of CCI (“CCI Board”) and the Board of Directors of CCR (“CCR Board”) each has determined that the Merger and this Agreement are advisable and in the best interests of each such corporation and its respective stockholders and each has approved this Agreement and the Merger on the terms and subject to the conditions set forth in this Agreement and authorized this Agreement to be submitted to a vote of its respective stockholders entitled to vote hereon.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME; EFFECTS OF MERGER

1.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) and in accordance with Section 251 of the DGCL, CCI shall be merged with and into CCR and the separate corporate existence of CCI shall thereupon cease (“Merger”) and CCR shall be the surviving corporation of the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and the separate existence of CCR will continue unaffected by the Merger.

1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (“Closing”) shall take place at such time, date and place as the parties may agree but in no event prior to the satisfaction or waiver, to the extent permitted by law, of the conditions set forth in Section 3.1. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.3 Effective Time. Subject to the terms and conditions set forth in this Agreement, following the Closing, the parties hereto shall, at such time as they deem advisable, cause a certificate of merger (“Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as CCI and CCR shall agree and specify in the Certificate of Merger (“Effective Time”).

1.4 Certificate of Incorporation and By-laws.

(a) The Amended and Restated Certificate of Incorporation of CCR, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except that Article I shall be amended to read as follows:

“The name of the corporation (which is hereinafter referred to as the “Corporation”) is: Crown Castle International Corp.”

(b) The Amended and Restated By-laws of CCR, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed, except that the name of the corporation therein shall be amended to “Crown Castle International Corp.”

1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of CCI serving as directors or officers of CCI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, and each director and officer will continue his or her directorship or employment, as the case may be, with the Surviving Corporation under the same terms as his or her directorship or employment with CCI.

1.6 Effects of Merger. The Merger shall have the effects specified in the DGCL and this Agreement.

ARTICLE II

EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of CCI, CCR or the stockholders of such corporations, the following shall occur:

(a) The outstanding shares of Common Stock, par value $0.01 per share, of CCI (“CCI Common Stock”) issued and outstanding immediately prior to the Effective Time, other than those held in CCI’s treasury (if any), shall be converted into the same number of validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”).

(b) The outstanding shares of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of CCI (“CCI Preferred Stock”) issued and outstanding immediately prior to the Effective Time, other than those held in CCI’s treasury (if any), shall be converted into the same number of validly issued, fully paid and nonassessable shares of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of the Surviving Corporation (“Surviving Corporation Preferred Stock”).

(c) All shares of CCI Common Stock and CCI Preferred Stock shall no longer be outstanding and shall be canceled and shall cease to exist. At the Effective Time, each certificate formerly representing shares of CCI Common Stock (“Certificate”) shall thereafter only represent the right to receive (i) a certificate representing the same number of shares of Surviving Corporation Common Stock and (ii) an amount equal to any dividend or other distribution pursuant to Section 2.4(c).

(d) Each share of CCI Common Stock and CCI Preferred Stock held in CCI’s treasury at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled without payment of any consideration therefor and shall cease to exist.

(e) Each share of Common Stock, par value $0.01 per share, of CCR issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of CCR or the holder of such share, cease to be outstanding, shall be canceled without payment of any consideration therefor and shall cease to exist.

2.2 Dividends or Distributions Declared Prior to the Effective Time. CCI’s obligations with respect to any dividends or other distributions to the holders of CCI Common Stock or CCI Preferred Stock that have been declared by CCI but not paid prior to the Effective Time will be assumed by the Surviving Corporation in accordance with the terms thereof (excluding, for the avoidance of doubt, any dividends or other distributions that may be deemed to have accrued, but have not been declared, on CCI Preferred Stock prior to the Effective Time).

2.3 CCI Stock Plans. At the Effective Time, the rights and obligations of CCI under the Crown Castle International Corp. 2004 Stock Incentive Plan and the Crown Castle International Corp. 2013 Long-Term Incentive Plan (including all amendments or modifications, collectively, the “Plans”) and related award agreements will be assumed by the Surviving Corporation in accordance with the terms thereof, and all equity-based awards with respect to shares of CCI Common Stock granted pursuant to the Plans and such agreements will be converted into corresponding equity-based awards with respect to shares of Surviving Corporation Common Stock, in each case, to the extent set forth in, and in accordance with, the terms of such Plans and related award agreements and on the same terms and conditions applicable to such awards prior to the conversion. The number of shares of CCI Common Stock available for grant or subject to outstanding equity-based awards granted under the Plans and certain terms under each of the Plans are set forth in Schedule 2.3. For the avoidance of doubt, CCI Common Stock subject to forfeiture restrictions and other terms of any Plan and related award agreements converted to Surviving Corporation Common Stock pursuant to Section 2.1(a) shall remain subject to the forfeiture restrictions and other such terms of such Plan and agreements.

2.4 Exchange of Certificates.

(a) As of the Effective Time, the Surviving Corporation shall deposit, or shall cause to be deposited, with Computershare Inc., the transfer agent and registrar for the shares of Surviving Corporation Common Stock and the exchange agent for purposes of the Merger (“Exchange Agent”), for the benefit of the holders of Certificates, shares of Surviving Corporation Common Stock, in an amount sufficient to effect the exchange of all Certificates for shares of CCI Common Stock pursuant to Section 2.1(a). In addition, the Surviving Corporation shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of holders of Certificates as necessary from time to time after the Effective Time, any dividends or other distributions payable pursuant to Section 2.4(c).

(b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Certificate so surrendered shall forthwith be cancelled, and the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II and (B) the payment of any of dividends and other distributions that such holder has the right to receive pursuant to Section 2.4(c). No interest shall accrue or be paid on any Merger consideration or on unpaid dividends and distributions payable to holders of Certificates. In the event of a surrender of a Certificate representing shares of CCI Common Stock in exchange for a certificate representing shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) in the name of a person other than the person in whose name such shares of CCI Common Stock are registered, a certificate representing the proper number of shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) may be issued to such a transferee if the Certificate representing such securities is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent or the Surviving Corporation to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid.

(c) No dividends or other distributions declared by the Surviving Corporation in respect of Surviving Corporation Common Stock, the record date for which is at or after the Effective Time, shall be paid by the Exchange Agent to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, the Exchange Agent shall release to the holder of the certificates representing whole shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) issued in exchange therefor, without interest, (A) at the time of such surrender, the previously reserved amount equal to the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Surviving Corporation Common Stock that had been held by the Exchange Agent for the benefit of such holder, and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Surviving Corporation Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(d) At and after the Effective Time, there shall be no transfers on the stock transfer books of CCI of shares of CCI Common Stock or CCI Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) in accordance with the procedures set forth in this Article II.

(e) Any former stockholders of CCI who have not complied with this Article II within one year after the Effective Time shall thereafter look only to the Surviving Corporation for release of (A) their previously reserved shares of Surviving Corporation Common Stock or Surviving Corporation Preferred Stock deliverable in respect of each share of CCI Common Stock or CCI Preferred Stock, as applicable, such stockholder holds as determined pursuant to this Agreement and (B) any dividends or other distributions paid on such shares for the benefit of such stockholders, without any interest thereon.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the shares of Surviving Corporation Common Stock deliverable in respect thereof pursuant to this Agreement.

(g) None of CCI, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares or securities of CCI for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

ARTICLE III

CONDITIONS

3.1 Conditions as to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by law), of the following conditions at or prior to the Closing Date:

(a) This Agreement shall have been duly adopted by the requisite vote of the stockholders of CCI and CCR.

(b) CCR shall have amended and restated its Certificate of Incorporation to read substantially in the form attached hereto as Exhibit A.

(c) CCR shall have amended and restated its By-laws to read substantially in the form attached hereto as Exhibit B.

(d) CCR shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, to read substantially in the form attached hereto as Exhibit C.

(e) CCI shall have received from its tax counsel an opinion to the effect that the Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and that each of CCI and CCR is a party to a reorganization within the meaning of Section 368(b) of the Code.

(f) The shares of Surviving Corporation Common Stock issuable to holders of CCI Common Stock pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(g) The shares of Surviving Corporation Preferred Stock issuable to holders of CCI Preferred Stock pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(h) The Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission by CCR in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding seeking a stop order.

(i) The CCI Board shall have determined, in its sole discretion, that no legislation, or proposed legislation with a reasonable probability of being enacted, would have the effect of substantially (A) impairing the ability of the Surviving Corporation to qualify as a REIT, (B) increasing the federal tax liability of CCI or the Surviving Corporation resulting from the REIT Conversion or (C) reducing the expected benefits to the Surviving Corporation resulting from the REIT Conversion.

(j) CCI shall have received all governmental approvals and third party consents required to be obtained by CCI or its subsidiaries in connection with the Merger and the transactions constituting the REIT Conversion, except where the failure to obtain such approvals or consents would not reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Surviving Corporation and its subsidiaries, taken as a whole.

ARTICLE IV

DEFERRAL AND TERMINATION

4.1 Deferral. Consummation of the Merger may be deferred by the CCI Board or any authorized officer of CCI following the special meeting of the stockholders of CCI if the CCI Board or said authorized officer determines that such deferral would be advisable and in the best interests of CCI and its stockholders.

4.2 Termination of Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the holders of CCI Common Stock, by either (i) the mutual written consent of the CCI Board and the CCR Board or (ii) the CCI Board in its sole discretion.

4.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IV, this Agreement shall forthwith become null and void and shall have no effect and no party hereto (or any of its affiliates, directors, partners, officers or stockholders) shall have any liability or further obligation to any other party to this Agreement.

ARTICLE V

GENERAL PROVISIONS

5.1 Further Assurances. Each of CCI and CCR shall use its reasonable best efforts to take all such actions as may be necessary, appropriate or desirable to effectuate the Merger under the DGCL. If, at any time after the Effective Time, any further action is necessary, appropriate or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Surviving Corporation or CCI, the authorized officers and other authorized persons of the Surviving Corporation are authorized to take any such necessary, appropriate or desirable actions, including the execution, in the name and on behalf of the Surviving Corporation or CCI, of all such deeds, bills of sale, assignments and assurances.

5.2 No Appraisal Rights. The holders of shares of CCI Common Stock and CCI Preferred Stock are not entitled under applicable law to statutory appraisal rights as a result of the Merger or REIT Conversion.

5.3 Entire Agreement. This Agreement, the Exhibits and the Schedule hereto, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

5.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after adoption of this Agreement by the holders of CCI Common Stock, but after such adoption, no amendment shall be made which by law requires the further approval of such holders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

5.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

5.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

5.8 Incorporation. All Exhibits and the Schedule attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

5.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.10 Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

5.11 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

CROWN CASTLE REIT INC.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Index of Exhibits and Schedules

Exhibit A*	Amended and Restated Certificate of Incorporation
Exhibit B*	Amended and Restated By-laws
Exhibit C*	Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A
Schedule 2.3**	CCI Stock Plans

*	Included as an Annex to this proxy statement/prospectus.
**	Pursuant to Item 601(b)(2) of Regulation S-K, Schedule 2.3 has been omitted. The registrant hereby agrees to furnish supplementally a copy of such schedule to the SEC on a confidential basis upon request.

ANNEX B-1

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CROWN CASTLE REIT INC.

The present name of the corporation is Crown Castle REIT Inc. The corporation was incorporated on May 27, 2014, by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware. This Amended and Restated Certificate of Incorporation of the corporation, which both amends and restates the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Crown Castle REIT Inc.

ARTICLE II

Address

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the Corporation shall be to engage in any lawful act or activity (including, without limitation or obligation, engaging in such lawful acts or activities which are necessary, appropriate or desirable to qualify for taxation under Sections 856 through 860, or any successor sections, of the Code (as defined in Article IV), as a “real estate investment trust” (hereinafter referred to as a “REIT”)) for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (hereinafter referred to as the “DGCL”).

ARTICLE IV

Capitalization

The total number of shares of stock which the Corporation shall have authority to issue is six hundred twenty million (620,000,000), consisting of twenty million (20,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and six hundred million (600,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).

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The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

A. Undesignated Preferred Stock. The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors”) is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

1. The designation of the series, which may be by distinguishing number, letter or title.

2. The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

3. The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

4. Dates at which dividends, if any, shall be payable.

5. The redemption rights and price or prices, if any, for shares of the series.

6. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

7. The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

8. Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

9. Restrictions on the issuance of shares of the same series or of any other class or series.

10. The voting rights, if any, of the holders of shares of the series.

B. Common Stock.

1. General. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Amended and Restated Certificate of Incorporation or as required by applicable law, vote together with the holders of any other class or series of stock of the Corporation accorded such general voting rights, as one class.

Notwithstanding the foregoing, except as otherwise required by applicable law, the holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

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2. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment of all preferential amounts required to be paid to the holders of Preferred Stock, the holders of shares of Common Stock then outstanding shall share ratably in any distribution of the remaining assets and funds of the Corporation.

C. Restrictions on Transfer and Ownership of Shares of Stock.

1. Definitions. For the purpose of this Article IV, the following terms shall have the following meanings (unless otherwise specified, references to sections shall be to the sections of this Article IV, Section C):

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 2(8).

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 3(6), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, all as from time to time in effect, or any successor law, regulations and rulings, and any reference to any statutory, regulatory or ruling provision shall be deemed to be a reference to any successor statutory, regulatory or ruling provision.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 2(8).

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Article IV or by the Board of Directors pursuant to Section 2(8).

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors for such Excepted Holder pursuant to Section 2(8) and subject to adjustment pursuant to Section 2(8), the percentage limit established by the Board of Directors pursuant to Section 2(8).

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Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Initial Date. The term “Initial Date” shall mean the effective time of the merger of Crown Castle International Corp. with and into the Corporation pursuant to that Agreement and Plan of Merger, dated as of September 19, 2014, by and between Crown Castle International Corp. and the Corporation.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of such Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article IV, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 2(1), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to the final paragraph of Article VII of this Amended and Restated Certificate of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with any or all of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required for REIT qualification and taxation.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, redemption, gift, assignment, devise or other disposition, as well as any other event or change in circumstances (including, without limitation, any change in the value of any shares of Capital Stock and any redemption of any shares of Capital Stock) that causes any Person to acquire or possess beneficial ownership (determined under the principals of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote (other than revocable proxies or consents given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act) or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or

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rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in beneficial ownership (determined under the principals of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, beneficially owned (determined under the principals of Section 856(a)(5) of the Code), Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 3(1).

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust, or any successor trustee.

2. Capital Stock.

(1) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 4:

(A) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iv) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(v) Notwithstanding any other provision contained herein, any Transfer of shares of Capital Stock that, if effective, would result in the shares of Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

The number and value of the outstanding shares of Capital Stock (or any class or series thereof) Beneficially Owned or Constructively Owned by any Person shall be determined by the Board of Directors, which determination shall be final and conclusive for all purposes hereof. For purposes of determining the percentage ownership of Capital Stock (or any class or series thereof) by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or Constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion,

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exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

(B) Transfer in Trust. If any Transfer of shares of Capital Stock occurs on or after the Initial Date which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 2(1)(A)(i)-(iv),

(i) then that number of shares of Capital Stock, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 2(1)(A)(i)-(iv) (rounded up to the nearest whole share), shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 3, effective as of the close of business on the Business Day prior to the date of such Transfer (or if a Transfer results in a transfer to a Trust pursuant to this Section 2(1)(B) on the Initial Date, effective as of the close of business on the Initial Date), and such Person shall acquire no rights in such shares; or

(ii) if the transfer to the Trust described in clause (i) of this Section 2(1)(B) would not be effective for any reason to prevent the violation of Section 2(1)(A)(i)-(iv), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 2(1)(A)(i)-(iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii) Subject to Section 2(6), in determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 2(1)(B) and Section 3 hereof, shares shall be so transferred to a Trust in such manner that minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares transferred to the Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 2(1)(B)), and to the extent not inconsistent therewith, on a pro rata basis.

(iv) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 2(1)(B), a violation of any provision of this Article IV would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article IV.

(2) Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer has taken place that results in a violation of Section 2(1) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 2(1) (whether or not such violation is intended), the Board of Directors shall be entitled to take such action as it deems necessary, appropriate or desirable to refuse to give effect to or to prevent such Transfer, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 2(1) shall automatically result in the transfer to a Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

(3) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 2(1)(A) or any Person who held or would have owned shares of Capital Stock that resulted in a transfer to a Trust pursuant to the provisions of Section 2(1)(B) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may from time to time request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

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(4) Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(A) every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class and series of Capital Stock Beneficially Owned or Constructively Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(B) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

(5) Remedies Not Limited. Subject to the final paragraph of Article VII of this Amended and Restated Certificate of Incorporation, nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary, appropriate or desirable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

(6) Application of Remedies. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 2(2)) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 2(1), such remedies (as applicable) shall apply first to the shares of Capital Stock that, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person. In addition, any approvals, determinations or other actions which may be taken by the Board of Directors pursuant to this Article IV may, to the extent permissible under the DGCL and applicable law, be delegated by the Board of Directors to any duly authorized committee of the Board of Directors or other designee of the Board of Directors.

(7) Ambiguity. In the case of an ambiguity in the application of any of the provisions of, or any definition contained in, this Article IV, Section C, the Board of Directors shall have the power to determine the application of the provisions of, or definitions contained in, this Article IV, Section C with respect to any situation based on the facts known to it. In the event Article IV, Section C requires an action by the Board of Directors and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article IV, Section C and the final paragraph of Article VII.

(8) Exceptions.

(A) Subject to Section 2(1)(A)(ii)-(v), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit (prospectively or retroactively) for such Person if the Corporation obtains such representations and undertakings from such Person as the Board of Directors determines are reasonably necessary to determine that:

(i) no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 2(1)(A)(ii)-(v); and

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(ii) such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Corporation if the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 2(1) through 2(7)) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 2(1)(B) and 3.

(B) Prior to granting any exemption or establishing or increasing any Excepted Holder Limit pursuant to Section 2(8)(A), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion, as it may deem necessary, appropriate or desirable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems necessary, appropriate or desirable in connection with granting such exemption or establishing or increasing any Excepted Holder Limit.

(C) Subject to Section 2(1)(A)(ii)-(v), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(D) The Board of Directors may only reduce the Excepted Holder Limit applicable to any Excepted Holder: (1) with the written consent of such Excepted Holder or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment or increase of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be.

(9) Increase or Decrease in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 2(1)(A)(ii)-(v), the Board of Directors may from time to time, in its sole discretion, increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and/or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Common Stock Ownership Limit and/or whose percentage ownership in Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage ownership of Common Stock equals or falls below the decreased Common Stock Ownership Limit and/or such Person’s percentage ownership of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, as applicable, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock by such person will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable, and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

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(10) Legend. Each certificate for shares of Capital Stock, if certificated, or the notice in lieu of a certificate, if such shares are to be uncertificated, shall bear, in addition to any other legend required by law, substantially the following legend:

The shares represented by this certificate are subject to restrictions on beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Amended and Restated Certificate of Incorporation (“Charter”), (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code; (iv) no Person may Beneficially or Constructively Own shares of Capital Stock that would otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); (v) no Person may Beneficially Own or Constructively Own shares of Capital Stock that could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” under Section 897(h)(4)(B) of the Code; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own shares of Capital Stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership provided in (i), (ii), (iii), (iv) or (v) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares if the Board of Directors determines that ownership or a Transfer may violate the restrictions described above. Furthermore, if the ownership restriction provided in (vi) above would be violated, or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings given to them in the Charter, as the same may be amended and/or restated from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or notice may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

3. Transfer of Capital Stock in Trust.

(1) Ownership in Trust. Upon any purported Transfer described in Section 2(1)(B) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the

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Business Day prior to the purported Transfer that results in the transfer to the Trust pursuant to Section 2(1)(B); provided, however, if a Transfer results in a transfer to Trust pursuant to Section 2(1)(B) on the Initial Date, such transfer shall be deemed to be effective as of the close of business on the Initial Date. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 3(6).

(2) Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

(3) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary and, when received, shall be promptly distributed to the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to the laws of the State of Delaware, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IV, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(4) Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 2(1)(A). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3(4). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 3(3) of this Article IV. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be promptly paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3(4), such excess shall be paid to the Trustee upon demand and, when received, shall be promptly distributed to the Charitable Beneficiary.

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(5) Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (ii) the Market Price of the shares on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 3(3) of this Article IV. The Corporation shall pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 3(4). Upon such a sale to the Corporation, or its designee, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

(6) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 2(1)(A) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 2(1)(B) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

4. Transactions. Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article IV and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IV.

5. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IV.

6. Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right under this Article IV shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

7. Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

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ARTICLE V

By-laws

In furtherance of, and not in limitation of, the powers conferred by law and subject to the other provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is expressly authorized and empowered:

(1) to adopt, amend or repeal the Amended and Restated By-laws of the Corporation (hereinafter referred to as the “By-laws”); provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-laws or to adopt any additional By-law;

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law; and

(3) to manage and direct the business and affairs of the Corporation.

ARTICLE VI

Action of Stockholders

Except as otherwise specified with respect to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors of the Corporation (hereinafter referred to as “Directors”) under specified circumstances, the number of Directors shall initially be 11 and may hereafter be changed from time to time solely by the Board of Directors. At the Effective Time, the Board of Directors shall initially be composed of the directors of Crown Castle International Corp. then in office as of the Effective Time.

Unless and except to the extent that the By-laws shall so require, the election of Directors need not be by written ballot.

The Directors elected by the stockholders of Crown Castle International Corp. at the 2013 annual meeting of the stockholders of Crown Castle International Corp. (the “Class III Directors”) shall hold office for a term expiring at the second annual meeting of stockholders of the Corporation that occurs after the Effective Time, with each such Director to hold office until his or her successor shall have been duly elected and qualified. Directors elected by the stockholders of Crown Castle International Corp. (other than the Class III Directors) shall hold office for a term expiring at the first annual meeting of stockholders of the Corporation that occurs after the Effective Time, with each such Director to hold office until his or her successor shall have been duly

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elected and qualified. Commencing with the second annual meeting of stockholders following the Effective Time, the foregoing classification of the Board of Directors shall cease. At each annual meeting of stockholders, Directors (other than those Directors who may be elected by the holders of any series of Preferred Stock) elected by the stockholders of the Corporation shall be elected at such meeting to hold office for a term expiring at the first succeeding annual meeting of stockholders of the Corporation after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. Each such Director so chosen shall hold office for a term expiring (1) at the next annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires or (2) following cessation of the classification of the Board of Directors in accordance with the immediately preceding paragraph, at the next annual meeting of stockholders held after his or her election as Director, and, in each case, until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock, any Director may be removed from office at any time, with or without cause only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, except that each of (a) the Directors elected by the stockholders of Crown Castle International Corp. at the 2012 annual meeting of the stockholders of Crown Castle International Corp. and (b) the Class III Directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.

The Corporation shall seek to elect and maintain its status and taxation as a REIT under Sections 856 through 860, or any successor sections, of the Code (as defined in Article IV). In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the qualification of the Corporation as a REIT. Notwithstanding the foregoing, if a majority of the Board of Directors determines that it is no longer in the best interest of the Corporation to attempt to, or to continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election. The Board of Directors may also determine that compliance with any or all of the restrictions and limitations on stock ownership and transfers set forth in Article IV, Section C is no longer required for REIT qualification and taxation.

ARTICLE VIII

Indemnification

Each person who is or was a Director or officer of the Corporation elected by the Board of Directors shall be indemnified by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of Directors and officers of the Corporation elected by the Board of Directors. Notwithstanding the foregoing, the Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by

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this Amended and Restated Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality of the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

Directors’ Liability

A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the Director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a Director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the DGCL shall be amended, to authorize corporate action further eliminating or limiting the liability of Directors, then a Director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.

ARTICLE X

Stockholder Rights Issuances

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders of securities of the Corporation to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

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(D) Provisions which deny the holder of the specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(E) Provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself.

(F) The appointment of a rights agent with respect to such rights.

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, in addition to any other vote required by applicable law, the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X.

ARTICLE XI

Amendments

Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that any amendment or repeal of Article VIII or Article IX of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment, alteration, change or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors and any other vote of stockholders required by applicable law, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V, Article VI, Article VII, Article X or this second paragraph of this Article XI. For the purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote in a general vote of stockholders of the Corporation as a single class with shares of Common Stock.

*            *             *            *            *

This Amended and Restated Certificate shall become effective at 11:55 p.m., Eastern Time, on [                     ] (the “Effective Time”).

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by E. Blake Hawk, its Executive Vice President and General Counsel, this [         ] day of [                     ].

CROWN CASTLE REIT INC.

By:
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

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ANNEX B-2

FORM OF AMENDED AND RESTATED

BY-LAWS

OF

CROWN CASTLE REIT INC.

ARTICLE I

Offices and Records

SECTION 1.01. Delaware Office. The registered office of Crown Castle REIT Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

SECTION 1.02. Other Offices. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II

Stockholders

SECTION 2.01. Annual Meeting. The annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held at such date, place and time as may be fixed by resolution of the Board.

SECTION 2.02. Special Meeting. Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of Stockholders may be called at any time only by (i) the Secretary (the “Secretary”), the Chief Executive Officer (the “Chief Executive Officer”) or the President (the “President”) of the Corporation at the direction of the Board pursuant to a resolution adopted by the Board or (ii) the Chief Executive Officer.

SECTION 2.03. Place of Meeting. The Board may designate the place of meeting for any meeting of Stockholders. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation.

SECTION 2.04. Notice of Meeting. Unless otherwise provided by applicable law, notice, stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of Stockholders may be postponed, and (unless the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Charter”) otherwise provides) any special meeting of Stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

SECTION 2.05. Quorum and Adjournment. Except as otherwise provided by applicable law or by the Charter, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote in a general vote of stockholders of the Corporation as a single class with shares of common stock of the Corporation (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders; provided, however, that (i) in the election of Directors of the Corporation

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(“Directors”), the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders for the election of Directors and (ii) when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such business. The Chairman of the Board (the “Chairman”) or the holders of a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by applicable law. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

SECTION 2.06. Proxies. At all meetings of Stockholders, a Stockholder may vote by proxy as may be permitted by applicable law; provided that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of Stockholders must be filed with the Secretary or his or her representative at or before the time of the meeting.

SECTION 2.07. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these Amended and Restated By-laws, as amended from time to time (these “By-laws”), (B) by or at the direction of the Board or any committee thereof or (C) by any Stockholder who is entitled to vote at the meeting, who complied with the notice procedures set forth in Section 2.07(a)(ii) and Section 2.07(a)(iii) and who was a Stockholder of record at the time such notice is delivered to the Secretary.

(ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 2.07(a)(i)(C), the Stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (for the purpose of the Corporation’s 2015 annual meeting, the preceding year’s annual meeting shall be deemed to have occurred on May 30, 2014); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section 2.07(c)(ii)) of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described in this Section 2.07(a). Such Stockholder’s notice shall set forth (A) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the

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beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, (3) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (4) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from Stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.07(a) shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

(iii) Notwithstanding anything in the second sentence of Section 2.07(a)(ii) to the contrary, in the event that the number of Directors to be elected to the Board is increased after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Section 2.07 and there is no Public Announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting (for the purpose of the Corporation’s 2015 annual meeting, the preceding year’s annual meeting shall be deemed to have occurred on May 30, 2014), a Stockholder’s notice required by this Section 2.07(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these By-laws. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board or (B) by any Stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.07(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice as required by Section 2.07(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(c) General. (i) Only persons who are nominated in accordance with the procedures set forth in Section 2.07(a) or Section 2.07(b) shall be eligible to be elected as Directors at a meeting of Stockholders and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. Except as otherwise provided by applicable law, the Charter or these By-laws, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in

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this Section 2.07 and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.07, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.07, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(ii) For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Stockholders (including any quarterly income statement).

(iii) Notwithstanding the foregoing provisions of these By-laws, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07. Nothing in these By-laws shall be deemed to affect any rights of (a) Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Charter.

SECTION 2.08. Procedure for Election of Directors; Voting. Subject to the rights of the holders of any class or series of stock to elect Directors separately, at all meetings of the Stockholders at which a quorum is present and Directors are to be elected, each Director shall be elected by a majority of the votes cast with respect to the Director nominee’s election by Stockholders entitled to vote and present in person or represented by proxy; provided, however, if as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders, the number of nominees standing for election at any meeting of the Stockholders exceeds the number of Directors to be elected (such an election being a “Contested Election”), the Directors shall be elected by a plurality of the votes cast at the meeting. For purposes of this paragraph, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee). The Board shall nominate for re-election as a Director an incumbent candidate only if such candidate shall have tendered, prior to the date the Corporation first mails its notice of meeting for the Stockholder meeting at which such candidate is to be re-elected as a Director, an irrevocable resignation that will be effective upon (1) failure to receive the required vote at any election which is not a Contested Election in which such candidate is nominated for re-election and (2) the Board’s subsequent acceptance of such resignation. Following certification of the vote of an election that is not a Contested Election, if an incumbent Director fails to receive the required vote for re-election, the nominating and corporate governance committee of the Board will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board should then act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and, in the case of rejection of the resignation, the rationale behind it, generally within 90 days following the date of certification of the election results. If the Board accepts a Director’s resignation pursuant to this Section 2.08, then the Directors may fill the resulting vacancy pursuant to Article VII of the Charter or the Board may decrease the size of the Board.

Except as otherwise provided by applicable law, rule or regulation, the Charter or these By-laws, all matters other than the election of Directors submitted to Stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and

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entitled to vote thereon, and where a separate vote by class or series is required, a majority of the voting power of the shares of that class or series present in person or represented by proxy at the meeting and entitled to vote thereon.

The vote on any matter, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

SECTION 2.09. Inspectors of Elections; Opening and Closing the Polls. (a) To the extent required by applicable law, the Board by resolution shall appoint one or more inspectors, which inspector or inspectors may not be Directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. To the extent required by applicable law, if no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Stockholders, the Chairman shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the “DGCL”).

(b) The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman shall have the right and authority to convene and to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Board or the Chairman shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The Board or the Chairman shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the Board or the Chairman should so determine, shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the Chairman, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

Board

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

SECTION 3.02. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board. However, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

SECTION 3.03. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Section 3.03 immediately after, and at the same place as, each annual meeting of Stockholders. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without notice other

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than such resolution. Unless otherwise determined by the Board, the Secretary shall act as secretary at all regular meetings of the Board and in the Secretary’s absence a temporary secretary shall be appointed by the chairman of the meeting.

SECTION 3.04. Special Meetings. Special meetings of the Board shall be called at the request of (i) the Chairman and either the Chief Executive Officer or President or (ii) a majority of the Board. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings. Unless otherwise determined by the Board, the Secretary shall act as secretary at all special meetings of the Board and in the Secretary’s absence a temporary secretary shall be appointed by the chairman of the meeting.

SECTION 3.05. Notice. Notice of any special meeting shall be mailed to each Director at his or her business or residence not later than five days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph or facsimile or other electronic transmission, or be communicated to each Director personally or by telephone, not later than two days before such day of meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these By-laws as provided pursuant to Section 8.01 hereof. A meeting may be held at any time without notice if all the Directors are present (except as otherwise provided by applicable law) or if those not present waive notice of the meeting in accordance with Section 6.04 hereof, either before or after such meeting, or as otherwise provided by applicable law.

SECTION 3.06. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the records of the proceedings of the Board or of such committee.

SECTION 3.07. Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.08. Quorum. At all meetings of the Board or any committee, a majority of the Entire Board (as defined in Section 3.09(a)) or the entire committee (assuming no vacancies or unfilled newly-created committee memberships), as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Directors or members, as the case may be, present at any meeting at which there is a quorum shall be the act of the Board or such committee, as the case may be, except as otherwise provided in the DGCL, the Charter or these By-laws. If a quorum shall not be present at any meeting of the Board or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

SECTION 3.09. Committees. (a) The Corporation shall have three standing committees: the nominating and corporate governance committee, the audit committee and the compensation committee. Each such standing committee shall have those powers and authority as are delegated to it from time to time pursuant to a resolution adopted by a two-thirds vote of the total number of Directors which the Corporation would have if there were no vacancies or unfilled newly-created directorships (the “Entire Board”).

(b) In addition, the Board may, by resolution adopted by a two-thirds vote of the Entire Board, designate one or more additional committees, with each such committee consisting of one or more Directors and having such powers and authority as the Board shall designate by such resolution.

(c) Any modification to the powers and authority of any committee shall require the adoption of a resolution by a two-thirds vote of the Entire Board.

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(d) All acts done by any committee within the scope of its powers and authority pursuant to these By-laws and the resolutions adopted by the Board in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. The Secretary or any Assistant Secretary of the Corporation (“Assistant Secretary”) is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

(e) Regular meetings of committees shall be held at such times as such is determined by resolution of the Board or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board, or by the Secretary or an Assistant Secretary upon the request of the chairman of such committee or a majority of the members of such committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.05 of these By-laws.

SECTION 3.10. Committee Members. (a) Each member of any committee of the Board shall hold office until such member’s successor is duly elected and has qualified, unless such member sooner dies, resigns or is removed or disqualified. The number of Directors which shall constitute any committee shall be determined by resolution adopted by a two-thirds vote of the Entire Board.

(b) The Board may remove a Director from a committee or change the chairmanship of a committee only by resolution adopted by a two-thirds vote of the Entire Board.

(c) The Board may designate one or more Directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal, disqualification or otherwise; provided that any such designation may only be amended by a two-thirds vote of the Entire Board.

SECTION 3.11. Committee Secretary. The Board may elect a secretary of any such committee. If the Board does not elect such a secretary, the committee may do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary, unless otherwise provided by the Board or the committee, as applicable.

SECTION 3.12. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid compensation as Director or chairman of any committee and for attendance at each meeting of the Board. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.

SECTION 3.13. Chairman. The Chairman shall be a member of the Board. The Chairman, if present, shall preside at all meetings of the Board and at all meetings of Stockholders.

ARTICLE IV

Officers

SECTION 4.01. General. The officers of the Corporation shall be elected by the Board and shall consist of: a Chief Executive Officer; a President; a Chief Financial Officer; one or more Executive Vice Presidents; one or more Vice Presidents; a Secretary; one or more Assistant Secretaries; a Treasurer; a Controller; and such other officers as in the judgment of the Board may be necessary or desirable. All officers chosen by the Board shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board or any committee thereof. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Charter or these By-laws. The officers of the Corporation need not be Stockholders or Directors.

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SECTION 4.02. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, removal or disqualification.

SECTION 4.03. Chief Executive Officer. The Chief Executive Officer shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board.

SECTION 4.04. President. The President shall be an officer of the Corporation. The President shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the President of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman and the Chief Executive Officer.

SECTION 4.05. Chief Financial Officer. The Chief Financial Officer (the “Chief Financial Officer”) of the Corporation shall have responsibility for the financial affairs of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman, the Chief Executive Officer and the President.

SECTION 4.06. Vice President. The Vice President (the “Vice President”), or Vice Presidents, of the Corporation, if any shall be appointed, shall have such duties as the Board, the Chief Executive Officer, the President or these By-laws may from time to time prescribe.

SECTION 4.07. Treasurer. The Treasurer (the “Treasurer”) of the Corporation shall have the custody of the Corporation’s funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the Chief Executive Officer or the President, taking proper vouchers for such disbursements.

SECTION 4.08. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and Directors and all other notices required by applicable law or by these By-laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President or the Directors, upon whose request the meeting is called as provided in these By-laws. The Secretary shall record all the proceedings of the meetings of the Board, any committees thereof and Stockholders in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board, the Chief Executive Officer or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board, the Chief Executive Officer or the President, and attest the same.

SECTION 4.09. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers (the “Assistant Treasurers”) and Assistant Secretaries of the Corporation, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board, the Chief Executive Officer or the President.

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SECTION 4.10. Vacancies. A newly created office and a vacancy in any office because of death, resignation, disqualification or removal may be filled only by the Board for the unexpired portion of the term of any such office.

ARTICLE V

Stock Certificates and Transfers

SECTION 5.01. Stock Certificates and Transfers. (a) The shares of the Corporation shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that all or some of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or the President or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated stock, if any, and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

(b) The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(c) Subject to applicable law, the shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation, upon due surrender for cancelation of certificates representing the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be transferred to the person entitled thereto upon the recordation of the transaction upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or, unless otherwise provided by the DGCL, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

SECTION 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or its designee may in its or his or her discretion require.

ARTICLE VI

Miscellaneous Provisions

SECTION 6.01. Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board.

SECTION 6.02. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by applicable law and the Charter.

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SECTION 6.03. Seal. The corporate seal shall have thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board.

SECTION 6.04. Waiver of Notice. Whenever any notice is required to be given to any Stockholder or Director of the Corporation under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Stockholders or any meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 6.05. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the audit committee, and it shall be the duty of the audit committee to cause such audit to be made annually.

SECTION 6.06. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time upon notice of such resignation to the Corporation.

SECTION 6.07. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a Director or officer of the Corporation elected by the Board or, while a Director or officer of the Corporation elected by the Board, a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board or is a Proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Section 6.07. The Corporation shall pay, to the fullest extent not prohibited by applicable law, the expenses incurred by any person described in the first sentence of this Section 6.07(a) in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 6.07 or otherwise.

(b) The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, this Section 6.07 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, other provision of these By-laws, vote of Stockholders or Disinterested Directors (as defined in Section 6.07(f)(1)) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.07, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

(c) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, partner, member, employee or agent of the Corporation or a Subsidiary (as defined in Section 6.07(f)(2)) or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

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(d) The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a Director or officer) of the Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a Director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this Section 6.07 with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

(e) If any provision or provisions of this Section 6.07 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, the legality and enforceability of the remaining provisions of this Section 6.07 (including each portion of any paragraph or clause of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.07 (including each such portion of any paragraph of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(f) For purposes of these By-laws (including this Section 6.07):

(1) “Disinterested Director” means a Director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

(2) “Subsidiary” means a corporation, a limited liability company or any other entity, a majority of the capital stock, interests or other equity of which, as the case may be, is owned directly or indirectly by the Corporation, other than Directors’ qualifying shares, if any.

(g) Any notice, request, or other communication required or permitted to be given to the Corporation under this Section 6.07 shall be in writing and either delivered in person or sent by electronic transmission, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

ARTICLE VII

Contracts, Proxies, Etc.

SECTION 7.01. Contracts. Except as otherwise required by applicable law, the Charter or these By-laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Subject to the control and direction of the Board, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Vice-President and any Assistant Treasurer or Assistant Secretary may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.02. Proxies. Unless otherwise provided by resolution adopted by the Board, the Chairman, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and behalf of the Corporation, to cast the votes which the Corporation

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may be entitled to cast as the holder of stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

Amendments

SECTION 8.01. Amendments. These By-laws may be altered, amended or repealed, in whole or in part, or new Amended and Restated By-laws may be adopted by the Stockholders or by the Board at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new Amended and Restated By-laws is contained in the notice of such meeting of Stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than 24 hours prior to the meeting. Unless a higher percentage is required by the Charter as to any matter which is the subject of these By-laws, all such amendments must be approved by either the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting as a single class, or by the Board; provided that, notwithstanding the foregoing, the Board may alter, amend or repeal, or adopt new By-laws in conflict with, (i) any provision of these By-laws which requires a two-thirds vote of the Entire Board for action to be taken thereunder and (ii) this proviso to this Section 8.01 of these By-laws only by a resolution adopted by a two-thirds vote of the Entire Board.

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ANNEX B-3

FORM OF CERTIFICATE OF DESIGNATIONS

OF

4.50% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A

OF

CROWN CASTLE REIT INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Crown Castle REIT Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, on [            ] the board of directors of the Corporation (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation” or “Charter”), adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption, has been in full force and effect:

WHEREAS, Crown Castle International Corp., a Delaware corporation (the “Predecessor Corporation”), previously issued 9,775,000 shares of preferred stock, par value $0.01 per share, designated as “4.50% Mandatory Convertible Preferred Stock, Series A” (the “Predecessor Mandatory Convertible Preferred Stock”);

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 19, 2014, by and between the Predecessor Corporation and the Corporation, the Predecessor Corporation will be merged with and into the Corporation in accordance with the General Corporation Law of the State of Delaware (the “Merger”) at such time (the “Effective Time”) as is specified in a certificate of merger duly filed with the Secretary of State of the State of Delaware, and the separate corporate existence of the Predecessor Corporation will cease and the Corporation will be the successor or surviving entity and will succeed to the assets, continue to operate the business and assume the obligations of the Predecessor Corporation;

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, each share of the Predecessor Mandatory Convertible Preferred Stock, other than shares held in the Predecessor Corporation’s treasury which will be canceled, will convert into the same number of shares of Mandatory Convertible Preferred Stock (as defined below);

WHEREAS, the Board of Directors deems it to be advisable and in the best interests of the Corporation to create out of the authorized and unissued shares of Preferred Stock (as defined below) of the Corporation a series of Preferred Stock consisting of 9,775,000 shares to be designated as the “4.50% Mandatory Convertible Preferred Stock, Series A”, for the purpose of consummating the Merger;

NOW, THEREFORE, BE IT:

RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation (which authorizes 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”)), and the authority vested in the Board of Directors, a series of Preferred Stock be, and it hereby is, created effective as of 11:57 p.m., Eastern Time, on [            ], and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Amended and Restated Certificate of Incorporation and this Certificate of Designations, as it may be amended from time to time (the “Certificate of Designations”) as follows:

Part 1. Designation and Number of Shares. Pursuant to the Amended and Restated Certificate of Incorporation, there is hereby created out of the authorized and unissued shares of Preferred Stock of the

Corporation a series of Preferred Stock consisting of 9,775,000 shares designated as the “4.50% Mandatory Convertible Preferred Stock, Series A” (the “Mandatory Convertible Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof and the requirements of applicable law; provided that no decrease shall reduce the number of shares of the Mandatory Convertible Preferred Stock to a number less than the number of such shares then outstanding.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

FURTHER RESOLVED, that, for the purpose of the Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, of Crown Castle International Corp. (the “Predecessor Certificate of Designations”), the Mandatory Convertible Preferred Stock shall be deemed to be Qualifying Preferred Stock as defined in Section 6(c)(iii) of the Predecessor Certificate of Designations.

*            *             *            *            *

This Certificate of Designations shall become effective at 11:57 p.m., Eastern Time, on [             ].

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by E. Blake Hawk, its Executive Vice President and General Counsel, this [    ] day of [                    ], [                    ].

CROWN CASTLE REIT INC.

By:
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

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ANNEX A

STANDARD PROVISIONS

SECTION 1. General Matters; Ranking. Each share of the Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of the Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Corporation’s existing and future indebtedness.

SECTION 2. Standard Definitions. As used herein with respect to the Mandatory Convertible Preferred Stock:

“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for Dividend Periods prior to the Effective Date for the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date, subject to the proviso in Section 9(a).

“ADRs” shall have the meaning set forth in Section 14.

“Agent Members” shall have the meaning set forth in Section 22.

“Amended and Restated Certificate of Incorporation” shall have the meaning set forth in the recitals.

“Applicable Market Value” means the Average VWAP per share of Common Stock over the 20 consecutive Trading Day period (the “Settlement Period”) beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

“Average Price” shall have the meaning set forth in Section 3(c).

“Average VWAP” means the average of the VWAPs for each Trading Day in the relevant period.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“By-laws” means the Amended and Restated By-laws of the Corporation, as they may be amended or restated from time to time.

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Common Stock” means, with respect to the period prior to the Merger, the common stock, par value $0.01 per share, of Crown Castle International Corp. and, with respect to the period after the Merger, the common stock, par value $0.01 per share, of the Corporation.

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“Conversion and Dividend Disbursing Agent” means Computershare Inc., the Corporation’s duly appointed conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 15.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Corporation” shall have the meaning set forth in the recitals.

“Current Market Price” per share of Common Stock (or, in the case of Section 13(a)(iv), per share of Common Stock, capital stock or equity interests, as applicable) on any date means for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv) (but only in the event of an adjustment thereunder not relating to a Spin-Off), or Section 13(a)(v), the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 13(a)(iv) relating to a Spin-Off, the Average VWAP per share of Common Stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Dividend Payment Date” means February 1, May 1, August 1 and November 1 of each year commencing on [            ] to and including the Mandatory Conversion Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall be deemed to have commenced on, and include [            ] and shall end on, and exclude, the [            ] Dividend Payment Date.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Corporation.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Additional Share Number” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Early Conversion Settlement Period” shall have the meaning set forth in Section 8(b).

“Effective Date” shall have the meaning set forth in Section 9(a).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 14.

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of Common Stock trade without the right to receive such issuance or distribution.

“Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be final.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred, at such time after the date that is 20 calendar days prior to the date of the Merger, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of the Corporation’s majority-owned subsidiaries or any of the Corporation’s or the Corporation’s majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors; or (iii) the Common Stock (or, following a Reorganization Event, any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such Reorganization Event) ceases to be listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange (each, a “Qualifying Market”).

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Effective Date and the Share Price applicable to such Fundamental Change:

Share Price on Effective Date
Effective Date	$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]
[ ]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
November 1, 2015	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
November 1, 2016	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]

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If the Share Price falls between two Share Prices set forth in the table above, or if the Effective Date falls between two Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

If the Share Price is in excess of $[        ] per share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate. If the Share Price is less than $[        ] per share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Share Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Global Preferred Shares” shall have the meaning set forth in Section 22.

“Holder” means each Person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of the Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Price” shall have the meaning set forth in Section 7(b)(ii).

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the effective date of the Merger, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $100 per share.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means November 1, 2016.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Part 1 of this Certificate of Designations.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Merger” shall have the meaning set forth in the recitals.

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“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Qualifying Preferred Stock” shall have the meaning set forth in Section 6(c).

“Parity Stock” means each class or series of capital stock of the Corporation established after the effective date of the Merger, the terms of which expressly provide that such class or series shall rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Predecessor Corporation” shall have the meaning set forth in the recitals.

“Preferred Stock” shall have the meaning set forth in the recitals.

“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).

“Record Date” means, with respect to any Dividend Payment Date, the January 15, April 15, July 15 and October 15 immediately preceding the applicable February 1, May 1, August 1 and November 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on the related Record Date.

“Registrar” initially means Computershare Inc., the Corporation’s duly appointed registrar for the Mandatory Convertible Preferred Stock and any successor appointed under Section 15.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

“Reorganization Event” shall have the meaning set forth in Section 14.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation established after the effective date of the Merger, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

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“Share Dilution Amount” means the increase in the number of diluted shares of Common Stock outstanding (determined in accordance with United States generally accepted accounting principles, and as measured from October 28, 2013) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Share Price” means, for any Fundamental Change, (i) if the holders of Common Stock receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per share of Common Stock, and (ii) if the holders of Common Stock receive any property other than cash in such Fundamental Change, the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.

“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off” means a distribution by the Corporation to all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

“Threshold Appreciation Price” shall have the meaning set forth in Section 7(b)(i).

“Trading Day” means a day on which the Common Stock:

(a) is not suspended from trading, and on which trading in Common Stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

(b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock;

provided that if the Common Stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall initially mean Computershare Inc., the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 15.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).

“Unit of Exchange Property” shall have the meaning set forth in Section 14.

“Voting Preferred Stock” means any series of Preferred Stock, in addition to the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights for the election of directors have been conferred and are exercisable.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CCI <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

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SECTION 3. Dividends.

(a) Rate. Subject to the rights of holders of any class or series of capital stock of the Corporation ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available for payment, cumulative dividends at the rate per annum of 4.50% on the Liquidation Preference per share of the Mandatory Convertible Preferred Stock (the “Dividend Rate”) (equivalent to $4.50 per annum per share), payable in cash, by delivery of shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations described below). Declared dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from [            ], whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Record Date, whether or not the shares of Mandatory Convertible Preferred Stock held by such Record Holders on such Record Date are converted after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each Dividend Period shall be computed by dividing the Dividend Rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of 12 30-day months). Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock shall not bear interest.

No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, securities or other property, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other class or series of Junior Stock, and no Common Stock or any other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of the Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to (i) any dividend or distribution payable in shares of Common Stock or other Junior Stock; (ii) purchases, redemptions or other acquisitions of Common Stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) purchases of Common Stock or other Junior Stock pursuant to a contractually binding requirement to buy Common Stock or other Junior Stock existing prior to the preceding

B3-10

Dividend Period, including under a contractually binding stock repurchase plan; (v) the deemed purchase or acquisition of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; or (vi) purchases, redemptions or acquisitions deemed to occur as a result of the Merger.

When dividends on shares of the Mandatory Convertible Preferred Stock (A) have not been declared and paid in full on any Dividend Payment Date or (B) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such Parity Stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such Parity Stock bear to each other; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including Common Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends. (i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period (including in connection with the payment of declared and unpaid dividends pursuant to Section 7 and Section 9 hereof), may be paid by the Corporation, as determined in the Corporation’s sole discretion:

(A) in cash;

(B) by delivery of shares of Common Stock; or

(C) by delivery of any combination of cash and shares of Common Stock.

(ii) Each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in shares of Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend, provided that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.

(iii) If the Corporation elects to make any such payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. A cash adjustment shall instead be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average Price with respect to such dividend.

(e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $[         ], subject to adjustment as

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set forth in Section 13(c)(ii) (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of the number of shares of Common Stock delivered in connection with such declared dividend and 97% of the Average Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash.

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

SECTION 4. Liquidation, Dissolution or Winding Up. (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the Liquidation Preference per share of the Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

(b) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding up or dissolution) on, all Parity Stock are not paid in full, the Holders and all holders of any such Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(c) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of the Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) Neither the sale of all or substantially all of Corporation’s assets, nor its merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.

SECTION 5. No Redemption; No Sinking Fund. The Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 6 or as otherwise from time to time specifically required by Delaware law.

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (A) have not been declared and paid, or (B) have been declared but a

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sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders on the applicable Record Date, for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors of the Board of Directors shall, at the next annual meeting of the stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next annual meeting or at a special meeting of stockholders to fill such newly created directorships by electing two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if the next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by the By-laws, shall be included in the agenda for and shall be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the Holders continue to have such voting rights. At any meeting at which the Holders are entitled to elect Preferred Stock Directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

(ii) Any request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of the Mandatory Convertible Preferred Stock or other series of Voting Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 17 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum (which may include shares of Common Stock) sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two.

(iv) Any Preferred Stock Director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock (voting together as a single class), when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding

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(voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided that such request is received at least 90 days before the date fixed for the next annual or special meeting of stockholders, failing which such election shall be included in the agenda for and shall be held at the next scheduled annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as above provided.

(c) Other Voting Rights. So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock (subject to the last paragraph of this Section 6(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Charter or this Certificate of Designations so as to authorize or create, or increase the authorized amount of, any class or series of Senior Stock;

(ii) Amendment of the Mandatory Convertible Preferred Stock. Any amendment, alteration or repeal of any provision of the Charter or this Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, or of a merger or consolidation of the Corporation with or into another entity, unless in each case (x) the shares of the Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent, and (y) such shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction (any such preferred stock being referred to herein as “Qualifying Preferred Stock”);

provided, however, that for all purposes of this Section 6(c), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized Mandatory Convertible Preferred Stock or the issuance of any additional shares of the Mandatory Convertible Preferred Stock, (3) the authorization or creation of any class or series of Parity Stock or Junior Stock, any increase in the amount of authorized but unissued shares of such class or series of Parity Stock or Junior Stock or the issuance of additional shares of such class or series of Parity Stock or Junior Stock or (4) the adoption or inclusion (by amendment, alteration, share exchange, reclassification, merger, consolidation or similar means) of charter provisions (whether in the Charter or a successor entity certificate of incorporation or other equivalent

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governing document) applicable to capital stock (including the Mandatory Convertible Preferred Stock or any successor preferred stock) relating to the ownership limitations and transfer restrictions that are customary, in the sole determination of the Board of Directors, for the protection of the Corporation’s or any successor entity’s status as a REIT and a “domestically controlled qualified investment entity” for tax purposes shall be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and shall not require the affirmative vote of the Holders.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 6(c) would adversely affect one or more but not all series of Voting Preferred Stock, then only the series of Voting Preferred Stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Amended and Restated Certificate of Incorporation, the By-laws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of the Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 or Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than $[        ] (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to [            ] shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than or equal to $[        ] (the “Initial Price”), then the Mandatory Conversion Rate per share of the Mandatory Convertible Preferred Stock shall be equal to the Liquidation Preference divided by the Applicable Market Value; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to [            ] shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If on or prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of such undeclared, accumulated and unpaid dividends (“Mandatory Conversion Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price. To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

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(d) If the Corporation declares a dividend for the Dividend Period ending on the Mandatory Conversion Date, the Corporation shall pay such dividend to the Record Holders as of the immediately preceding Record Date in accordance with Section 3.

SECTION 8. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If, as of any Early Conversion Date, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the Holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of Common Stock (the “Early Conversion Additional Share Number”) equal to the amount of undeclared, accumulated and unpaid dividends for such prior Dividend Periods (such amount of undeclared, accumulated and unpaid dividends, the “Early Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 22nd Scheduled Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). Notwithstanding anything to the contrary in this Certificate of Designations, to the extent that the Early Conversion Additional Conversion Amount exceeds the value of the product of the Early Conversion Additional Share Number and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of the Mandatory Convertible Preferred Stock as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right to (i) convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on the effective date of such Fundamental Change (the “Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock, (ii) with respect to such converted shares, receive an amount equal to the present value, calculated using a discount rate of 4.50% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for all the remaining Dividend Periods (including the partial Dividend Period from and including such Effective Date) to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”); and (iii) with respect to such converted shares, receive the Accumulated Dividend Amount, subject in the case of clauses (ii) and (iii) to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in Section 9(d) below and subject to the limitations with respect to the number of shares of Common Stock set forth in Section 9(d) below; provided that, notwithstanding clauses (ii) and (iii) above, if such Effective Date falls during a Dividend Period for which the Corporation has declared a dividend, the Corporation shall pay such dividend on the relevant Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend

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Make-whole Amount shall not include the present value of the payment of such dividend. Holders who do not submit their Mandatory Convertible Preferred Stock for conversion during the Fundamental Change Conversion Period shall not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the relevant Accumulated Dividend Amount.

(b) On or before the 20th calendar day prior to the anticipated Effective Date or, if such prior notice is not practicable, no later than the second Business Day immediately following the actual Effective Date, a written notice (the “Fundamental Change Notice”) shall be sent by or on behalf of the Corporation to the Holders. Such notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Effective Date or actual Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Corporation notifies Holders of a Fundamental Change later than the 20th calendar day prior to the Effective Date, the Fundamental Change Conversion Period shall be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Effective Date to, but excluding, the date of such notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(c) Not later than the second Business Day following the Effective Date (or, if the Corporation provides notice to Holders of the Fundamental Change prior to the anticipated Effective Date, on the date the Corporation gives Holders notice of the anticipated Effective Date), the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, specifying the combination, if applicable.

(d) (i) For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation shall at its option:

(A) pay the Fundamental Change Dividend Make-whole Amount in cash, to the extent the Corporation is legally permitted to do so;

(B) increase the number of shares of Common Stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Share Price; or

(C) pay the Fundamental Change Dividend Make-whole Amount through any combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

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(ii) In addition, to the extent that the Accumulated Dividend Amount exists with respect to any Fundamental Change Conversion, the converting Holder shall be entitled to receive such Accumulated Dividend Amount upon such Fundamental Change Conversion. The Corporation shall, at its option, pay the Accumulated Dividend Amount:

(A) in cash, to the extent the Corporation is legally permitted to do so;

(B) in an additional number of shares of Common Stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Share Price; or

(C) in a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the relevant Effective Date to make all or any portion of such payments in Common Stock. In addition, if the Corporation elects to deliver Common Stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in Common Stock exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Share Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash.

(iv) No fractional shares of Common Stock shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. A cash adjustment shall instead be paid by the Corporation to each converting Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the relevant Conversion Date.

SECTION 10. Conversion Procedures. (a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of the Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock shall be treated as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 13(c)(iii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be outstanding for any purpose and Holders shall have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the third Business Day immediately succeeding the Mandatory Conversion Date and (ii) the third Business Day immediately succeeding the last day of the Settlement Period.

(b) To effect an Early Conversion pursuant to Section 8, a Holder who

(i) holds a beneficial ownership interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

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(ii) holds shares of the Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of the Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the third Business Day immediately succeeding the Early Conversion Date, (ii) the third Business Day immediately succeeding the last day of the Early Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Section 13(c)(iii), prior to 5:00 p.m., New York City time on such applicable Early Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of the Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of the Mandatory Convertible Preferred Stock representing less than all the shares of the Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of the Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder who

(i) holds a beneficial ownership interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of the Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of the Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

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(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the third Business Day immediately succeeding the Fundamental Change Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(c)(iii), prior to 5:00 p.m., New York City time on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of the Mandatory Convertible Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of the Mandatory Convertible Preferred Stock representing less than all the shares of the Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of the Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of the Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of the Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares of the Mandatory Convertible Preferred on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 3.

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SECTION 11. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of the Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the product of the Maximum Conversion Rate then in effect and the number of shares of the Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of the Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall use commercially reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of the Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon the first conversion of the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 12. Fractional Shares. (a) No fractional shares of Common Stock shall be issued to Holders as a result of any conversion of shares of the Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional shares of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 7 or a conversion at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable.

(c) If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

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SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues shares of Common Stock to all holders of Common Stock as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be divided by a fraction:

(A) the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and

(B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purpose of this clause (i), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

(A) the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock issuable pursuant to such rights or warrants; and

(B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the

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Board of Directors or an authorized committee thereof, which determination shall be final). For the purpose of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

(B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Corporation distributes to all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire shares of the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 13(a)(i), (2) any rights or warrants covered by Section 13(a)(ii), (3) any dividend or distribution covered by Section 13(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 13(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(1) the numerator of which is the Current Market Price; and

(2) the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets so distributed applicable to one share of Common Stock.

(B) In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(1) the numerator of which is the sum of the Current Market Price of the Common Stock and the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one share of Common Stock as of the 15th Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities); and

(2) the denominator of which is the Current Market Price of the Common Stock.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any Settlement Period or Early Conversion Settlement Period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the shares of Common Stock issuable upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

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For purposes of this clause (iv) (and subject in all respect to clause (ii)), rights, options or warrants distributed by the Corporation to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Fixed Conversion Rates under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv). If any such right, option or warrant, including any such existing rights, options or warrants distributed by the Predecessor Corporation prior to October 28, 2013, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Stock entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(C) a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”); or

(D) an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Common Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Stock entitled to receive the Clause IV Distribution and (II) any shares of Common Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

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(v) Cash Distributions. If the Corporation pays or makes a dividend or other distribution consisting exclusively of cash to all holders of Common Stock (excluding (1) any cash that is distributed in a Reorganization Event to which Section 14 applies, (2) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (3) any consideration payable as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation covered by Section 13(a)(vi)), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(1) the numerator of which is the Current Market Price, and

(2) the denominator of which is the Current Market Price minus the amount per share of Common Stock of such dividend or other distribution.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (v) is not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to pay such dividend or make such other distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A) the numerator of which shall be equal to the sum of:

(1) the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer; and

(2) the product of (x) the Current Market Price and (y) the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

(B) the denominator of which shall be equal to the product of:

(1) the Current Market Price; and

(2) the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of the open of business on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any Settlement Period or Early Conversion Settlement

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Period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Fair Market Value of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets as to which Section 13(a)(iv) or Section 13(a)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to such Section 13(a)(iv) or Section 13(a)(v)), rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of shares of Common Stock otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Corporation’s indebtedness, shares of the Corporation’s capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets comprising the distribution that such Holder would have received if such Holder had owned, immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution, for each share of the Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the date of such distribution.

(viii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Mandatory Convertible Preferred Stock, converting Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Common Stock, the rights described therein (unless such rights or warrants have separated from Common Stock) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Share Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Early Conversion Date and the Effective Date, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), (x) an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply on the Mandatory Conversion Date and (y) an inversely proportional adjustment will also be made to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial

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Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 13(a) or 13(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever any provision of this Certificate of Designations requires the Corporation to calculate the VWAP per share of the Common Stock over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Current Market Price and the Average Price (as the case may be)) to account for any adjustments, pursuant to Section 13(a) or 13(b), to the Initial Price, the Threshold Appreciation Price, the Floor Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(iii) If:

(A) the record date for a dividend or distribution on shares of the Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-trading day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Share Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Share Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Share Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) Notwithstanding anything herein to the contrary, no adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment as if they held, for each share of the Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate then in effect. The Corporation shall notify Holders, in the event they may so participate, at the same time it notifies holders of Common Stock of their participation in such transaction. In addition, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of October 28, 2013;

(D) for a change in the par value of the Common Stock; or

(E) for accumulated dividends on the Mandatory Convertible Preferred Stock, except as provided under Sections 7, 8 and 9.

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(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such adjustment; and

(iii) as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

SECTION 14. Recapitalizations, Reclassifications and Changes of Common Stock. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Stock into securities including securities other than Common Stock; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or of all holders of Common Stock if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of the Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to shares of Common Stock were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Section 13(c)(iii)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final), except

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that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The above provisions of this Section 14 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.

SECTION 15. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be Computershare Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Computershare Inc., the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of the Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 17. Notices. All notices or communications in respect of the Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Amended and Restated Certificate of Incorporation or the By-laws and by applicable law. Notwithstanding the foregoing, if the shares of the Mandatory Convertible Preferred Stock are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Mandatory Convertible Preferred Stock.

SECTION 18. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 19. Other Rights. The shares of the Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Amended and Restated Certificate of Incorporation or as provided by applicable law.

SECTION 20. Stock Certificates. (a) Shares of the Mandatory Convertible Preferred Stock shall initially be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

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(b) Stock certificates representing shares of the Mandatory Convertible Preferred Stock shall be signed by two authorized Officers of the Corporation, in accordance with the By-laws and applicable Delaware law, by manual or facsimile signature.

(c) A stock certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

SECTION 21. Replacement Certificates. (a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of the Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 22. Book Entry Form. (a) The Mandatory Convertible Preferred Stock shall be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of shares of the Mandatory Convertible Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Mandatory Convertible Preferred Stock. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial ownership interest in any shares of the Mandatory Convertible Preferred Stock. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, this Certificate of Designations or the Amended and Restated Certificate of Incorporation.

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(c) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference. Such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 23. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of the Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of the Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of the Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

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Exhibit A

[FORM OF FACE OF MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A

CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

THE CORPORATION SHALL FURNISH A FULL STATEMENT ABOUT CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFERABILITY TO A STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE.

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Certificate Number [            ] [Initial] Number of Shares of Mandatory

Convertible Preferred Stock [            ]

CUSIP [            ]

ISIN [            ]

CROWN CASTLE REIT INC.

4.50% Mandatory Convertible Preferred Stock, Series A

(par value $0.01 per share)

(Liquidation Preference as specified below)

Crown Castle REIT Inc., a Delaware corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ] [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 4.50% Mandatory Convertible Preferred Stock, Series A, with a par value of $0.01 per share and a Liquidation Preference of $100.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of the Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A of Crown Castle REIT Inc. dated [            ] as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of the Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [            ] of [            ] [            ].

CROWN CASTLE REIT INC.

By:
Name:
Title:

By:
Name:
Title:

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COUNTERSIGNATURE

These are shares of the Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [                    ], [            ]

Computershare Inc., as Registrar and Transfer Agent

By:
Name:
Title:

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[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY

CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of the Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of the Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

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NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 4.50% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), of Crown Castle REIT Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [                    ] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Shares of the Mandatory Convertible Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of the Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of the Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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Schedule I1

Crown Castle REIT Inc.

Global Preferred Share

4.50% Mandatory Convertible Preferred Stock, Series A

Certificate Number:

The number of shares of the Mandatory Convertible Preferred Stock initially represented by this Global Preferred Share shall be [                    ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of the Mandatory Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.

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PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the amended and restated certificate of incorporation (the “certificate of incorporation”), and the amended and restated by-laws (the “by-laws”), of Crown Castle REIT Inc. (the “Registrant”) and the General Corporation Law of the State of Delaware (the “DGCL”), as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the certificate of incorporation, the by-laws and the DGCL.

Pursuant to the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of an action by or in the right of such corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a present or former director or officer is successful in the defense of such an action, suit or proceeding (or of any claim, issue or matter therein), the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses (including attorneys’ fees) incurred thereby.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid (on terms and conditions satisfactory to the corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of other indemnification or advancement of expenses that may be granted by a corporation pursuant to its by-laws, a disinterested director vote, a stockholder vote, an agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Accordingly, the certificate of incorporation of the Registrant provides that the Registrant shall, to the maximum extent permitted under the DGCL, indemnify each person who is or was a director or officer of the Registrant. The Registrant may, by action of the board of directors, indemnify other employees and agents of the Registrant, directors, officers, employees or agents of a subsidiary, and each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Registrant, with the same scope and effect as the indemnification of directors and officers of the Registrant. However, the Registrant shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the certificate of incorporation or otherwise by the Registrant. The Registrant may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the certificate of incorporation.

Furthermore, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of his or her duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which he or she derived an improper personal benefit.

The Registrant’s by-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or, while a director or officer of the Registrant, a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors or is a Proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the by-laws. The Registrant shall pay to the fullest extent not prohibited by applicable law the expenses incurred by any person described in the first two sentences of this paragraph in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant as authorized in the by-laws or otherwise.

The Registrant’s by-laws further provide that the indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, the by-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of the certificate of incorporation, any other provision of the by-laws, a disinterested director vote, a stockholder vote or otherwise. The Registrant may also maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Registrant or a subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The Registrant’s by-laws further provide that the Registrant may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the Registrant the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a subsidiary thereof and to any person who is or was serving at the request of the Registrant or a subsidiary thereof as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant or a subsidiary thereof, to the fullest extent of the provisions of the by-laws with respect to the indemnification and advancement of expenses of directors and officers of the Registrant.

The Registrant carries liability insurance for its directors and officers.

Item 21.	Exhibits.

See the “Exhibit Index”, which follows the signature pages to this Registration Statement and is herein incorporated by reference.

Item 22.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)	That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 19, 2014.

CROWN CASTLE REIT INC.

By:
*
Jay A. Brown
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed below by the following persons on behalf of the Registrant and in the capacities indicated below on this 19th day of September, 2014.

Signature	Title

* W. Benjamin Moreland	President and Chief Executive Officer and Director (Principal Executive Officer)

* Jay A. Brown	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

* Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)

* J. Landis Martin	Chairman of the Board of Directors

* P. Robert Bartolo	Director

* Cindy Christy	Director

* Ari Q. Fitzgerald	Director

* Robert E. Garrison II	Director

* Dale N. Hatfield	Director

* Lee W. Hogan	Director

Signature	Title

* Edward C. Hutcheson, Jr.	Director

* John P. Kelly	Director

* Robert F. McKenzie	Director

*	By:	/s/ E. Blake Hawk
E. Blake Hawk
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Exhibit Description

*	2.1	Agreement and Plan of Merger by and between Crown Castle International Corp. and Crown Castle REIT Inc., dated September 19, 2014 is included as Annex A to the proxy statement/prospectus that is part of this Registration Statement

(w)	2.2	Agreement and Plan of Merger, dated as of December 15, 2011, by and among Crown Castle International Corp., Crown Castle NG Acquisitions Corp., NextG Networks, Inc. and Madison Dearborn Capital Partners V-A, L.P., solely in its capacity as the Representative

(a)	2.3	Formation Agreement, dated December 8, 1998, relating to the formation of Crown Atlantic Company LLC, Crown Atlantic Holding Sub LLC, and Crown Atlantic Holding Company LLC

(b)	2.4	Amendment Number 1 to Formation Agreement, dated March 31, 1999, among Crown Castle International Corp., Cellco Partnership, doing business as Bell Atlantic Mobile, certain Transferring Partnerships and CCA Investment Corp.

(g)	2.5	Crown Atlantic Holding Company LLC Amended and Restated Operating Agreement, dated May 1, 2003, by and between Bell Atlantic Mobile, Inc. and CCA Investment Corp.

(b)	2.6	Crown Atlantic Company LLC Operating Agreement entered into as of March 31, 1999 by and between Cellco Partnership, doing business as Bell Atlantic Mobile, and Crown Atlantic Holding Sub LLC

(g)	2.7	Crown Atlantic Company LLC First Amendment to Operating Agreement, dated May 1, 2003, by Crown Atlantic Company LLC, and each of Bell Atlantic Mobile, Inc. and Crown Atlantic Holding Sub LLC

(c)	2.8	Agreement to Sublease dated June 1, 1999 by and among BellSouth Mobility Inc., BellSouth Telecommunications Inc., The Transferring Entities, Crown Castle International Corp. and Crown Castle South Inc.

(c)	2.9	Sublease dated June 1, 1999 by and among BellSouth Mobility Inc., Certain BMI Affiliates, Crown Castle International Corp. and Crown Castle South Inc.

(e)	2.10	Agreement to Sublease dated August 1, 1999 by and among BellSouth Personal Communications, Inc., BellSouth Carolinas PCS, L.P., Crown Castle International Corp. and Crown Castle South Inc.

(e)	2.11	Sublease dated August 1, 1999 by and among BellSouth Personal Communications, Inc., BellSouth Carolinas PCS, L.P., Crown Castle International Corp. and Crown Castle South Inc.

(d)	2.12	Formation Agreement dated November 7, 1999 relating to the formation of Crown Castle GT Company LLC, Crown Castle GT Holding Sub LLC and Crown Castle GT Holding Company LLC

(e)	2.13	Operating Agreement, dated January 31, 2000 by and between Crown Castle GT Corp. and affiliates of GTE Wireless Incorporated

**	3.1	Certificate of Incorporation of Registrant (to be renamed “Crown Castle International Corp.” in connection with the merger) as filed with the Secretary of State of the State of Delaware on May 27, 2014

*	3.2	Form of Restated Certificate of Incorporation of Registrant (to be renamed “Crown Castle International Corp.” in connection with the merger) is included as Annex B-1 to the proxy statement/prospectus that is part of this Registration Statement

Exhibit No.		Exhibit Description

**	3.3	By-Laws of Registrant (to be renamed “Crown Castle International Corp.” in connection with the merger)

*	3.4	Form of Amended and Restated By-Laws of Registrant (to be renamed “Crown Castle International Corp.” in connection with the merger) is included as Annex B-2 to the proxy statement/prospectus that is part of this Registration Statement

*	3.5	Form of Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, of Registrant (to be renamed “Crown Castle International Corp.” in connection with the merger) is included as Annex B-3 to the proxy statement/prospectus that is part of this Registration Statement

*	4.1	Form of Common Stock Certificate

*	4.2	Form of Mandatory Convertible Preferred Stock Certificate

(i)	4.3	Indenture, dated as of June 1, 2005, relating to the Senior Secured Tower Revenue Notes, by and among JPMorgan Chase Bank, N.A., as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, collectively as Issuers

(s)	4.4	Indenture Supplement, dated as of January 15, 2010, relating to the Senior Secured Tower Revenue Notes, Series 2010-2, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

(s)	4.5	Indenture Supplement, dated as of January 15, 2010, relating to the Senior Secured Tower Revenue Notes, Series 2010-3, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

(t)	4.6	Indenture Supplement, dated as of August 16, 2010, relating to the Senior Secured Tower Revenue Notes, Series 2010-4, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castel International Corp. de Puerto Rico, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MPUPA LLC, collectively as Issuers

(t)	4.7	Indenture Supplement, dated as of August 16, 2010, relating to the Senior Secured Tower Revenue Notes, Series 2010-5, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

Exhibit No.		Exhibit Description

(t)	4.8	Indenture Supplement, dated as of August 16, 2010, relating to the Senior Secured Tower Revenue Notes, Series 2010-6, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

(oo)	4.9	Indenture Supplement, dated as of June 30, 2014, relating to the Senior Secured Tower Revenue Notes, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication LLC, Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

(r)	4.10	Indenture dated July 31, 2009, relating to Senior Secured Notes, between Pinnacle Towers Acquisition Holdings LLC, GS Savings Inc., GoldenState Towers, LLC, Pinnacle Towers Acquisition LLC, Tower Ventures III, LLC and TVHT, LLC, as Issuers, Global Signal Holdings III, LLC, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee

(r)	4.11	Indenture Supplement dated July 31, 2009, relating to Senior Secured Notes, Series 2009-1, between Pinnacle Towers Acquisition Holdings LLC, GS Savings Inc., GoldenState Towers, LLC, Pinnacle Towers Acquisition LLC, Tower Ventures III, LLC and TVHT, LLC, as Issuers, Global Signal Holdings III, LLC, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee

(u)	4.12	Indenture dated as of November 9, 2010, between WCP Wireless Site Funding LLC, WCP Wireless Site RE Funding LLC, WCP Wireless Site Non-RE Funding LLC, WCP Wireless Lease Subsidiary, LLC, MW Cell REIT 1 LLC and MW Cell TRS 1 LLC, and Deutsche Bank Trust Company Americas, as indenture trustee

(u)	4.13	Series 2010-1 Indenture Supplement dated as of November 9, 2010, between WCP Wireless Site Funding LLC, WCP Wireless Site RE Funding LLC, WCP Wireless Site Non-RE Funding LLC, WCP Wireless Lease Subsidiary, LLC, MW Cell REIT 1 LLC and MW Cell TRS 1 LLC, and Deutsche Bank Trust Company Americas, as indenture trustee

(y)	4.14	Indenture dated as of October 15, 2012, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to 5.25% Senior Notes due 2023

(bb)	4.15	Indenture dated as of December 24, 2012, by and among CC Holdings GS V LLC, Crown Castle GS III Corp., each of the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2.381% Senior Secured Notes due 2017 and the 3.849% Senior Secured Notes due 2023

(nn)	4.16	Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

(nn)	4.17	First Supplemental Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

*	5.1	Opinion of Cravath, Swaine & Moore LLP, regarding legality of the common stock being registered

Exhibit No.		Exhibit Description

*	5.2	Opinion of Cravath, Swaine & Moore LLP, regarding legality of the 4.50% Mandatory Convertible Preferred Stock, Series A, being registered

*	8.1	Opinion of Cravath, Swaine & Moore LLP, regarding the qualification of Crown Castle International Corp. as a REIT and certain tax matters

*	8.2	Opinion of Cravath, Swaine & Moore LLP, regarding the U.S. federal income tax consequences of Crown Castle International Corp.’s merger with Crown Castle REIT Inc.

*	8.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the qualification of Crown Castle International Corp. as a REIT and certain tax matters

(b)	10.1	Global Lease Agreement dated March 31, 1999 between Crown Atlantic Company LLC and Cellco Partnership, doing business as Bell Atlantic Mobile

(f)	10.2	Form of Severance Agreement between Crown Castle International Corp. and each of W. Benjamin Moreland and E. Blake Hawk

(m)	10.3	Form of First Amendment to Severance Agreement between Crown Castle International Corp. and each of W. Benjamin Moreland and E. Blake Hawk

(q)	10.4	Form of Amendment to Severance Agreement between Crown Castle International Corp. and each of W. Benjamin Moreland and E. Blake Hawk, effective April 6, 2009

(l)	10.5	Crown Castle International Corp. 2004 Stock Incentive Plan, as amended

(gg)	10.6	Amendment to 2004 Stock Incentive Plan, as amended

(ff)	10.7	Crown Castle International Corp. 2013 Long-Term Incentive Plan

(h)	10.8	Form of Restricted Stock Agreement pursuant to 2004 Stock Incentive Plan

(h)	10.9	Form of Severance Agreement between Crown Castle International Corp. and James D. Young

(m)	10.10	Form of First Amendment to Severance Agreement between Crown Castle International Corp and certain senior officers, including James D. Young

(n)	10.11	Form of Severance Agreement between Crown Castle International Corp. and each of Jay A. Brown and Philip M. Kelley

(q)	10.12	Form of Amendment to Severance Agreement between Crown Castle International Corp. and certain senior officers, including Jay A. Brown, James D. Young and Philip M. Kelley, effective April 6, 2009

(dd)	10.13	Crown Castle International Corp. 2013 EMT Annual Incentive Plan

(mm)	10.14	Crown Castle International Corp. 2014 EMT Annual Incentive Plan

(mm)	10.15	Form of 2013 Long-Term Incentive Plan Restricted Stock Units Agreement

(mm)	10.16	Summary of Non-Employee Director Compensation

(i)	10.17	Management Agreement, dated as of June 8, 2005, by and among Crown Castle USA Inc., as Manager, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle GT Holding Sub LLC and Crown Castle Atlantic LLC, collectively as Owners

(j)	10.18	Management Agreement Amendment, dated September 26, 2006, by and among Crown Castle USA Inc., as Manager, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle GT Holding Sub LLC and Crown Castle Atlantic LLC, collectively, as Owners

Exhibit No.		Exhibit Description

(k)	10.19	Joinder and Amendment to Management Agreement, dated as of November 29, 2006, by and among Crown Castle USA Inc., as Manager, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC, Crown Castle MUPA LLC, Crown Castle GT Holding Sub LLC and Crown Castle Atlantic LLC, collectively as Owners

(i)	10.20	Cash Management Agreement, dated as of June 8, 2005, by and among Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, as Issuers, JPMorgan Chase Bank, N.A., as Indenture Trustee, Crown Castle USA Inc., as Manager, Crown Castle GT Holding Sub LLC, as Member of Crown Castle GT Company LLC, and Crown Castle Atlantic LLC, as Member of Crown Atlantic Company LLC

(k)	10.21	Joinder to Cash Management Agreement, dated as of November 29, 2006, by and among Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC, Crown Castle MUPA LLC, as Issuers, The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, Crown Castle USA Inc., as Manager, Crown Castle GT Holding Sub LLC, as Member of Crown Castle GT Company LLC, and Crown Castle Atlantic LLC, as Member of Crown Atlantic Company LLC

(i)	10.22	Servicing Agreement, dated as of June 8, 2005, by and among Midland Loan Services, Inc., as Servicer, and JPMorgan Chase Bank, N.A., as Indenture Trustee

(o)	10.23	Agreement to Contribute, Lease and Sublease, dated as of February 14, 2005 among Sprint Corporation, the Sprint subsidiaries named therein and Global Signal Inc.

(p)	10.24	Master Lease and Sublease, dated as of May 26, 2005, by and among STC One LLC, as lessor, Sprint Telephony PCS L.P., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(p)	10.25	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Two LLC, as lessor, SprintCom, Inc., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(p)	10.26	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Three LLC, as lessor, American PCS Communications, LLC, as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(p)	10.27	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Four LLC, as lessor, PhillieCo, L.P., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(p)	10.28	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Five LLC, as lessor, Sprint Spectrum L.P., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(p)	10.29	Master Lease and Sublease, dated as of May 26, 2005, by and among STC Six Company, Sprint Spectrum L.P., as Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

(r)	10.30	Management Agreement, dated as of July 31, 2009, by and among Crown Castle USA Inc., as Manager, and Pinnacle Towers Acquisition Holdings LLC, and the direct and indirect subsidiaries of Pinnacle Towers Acquisition Holdings LLC, collectively, as Owners

Exhibit No.		Exhibit Description

(r)	10.31	Cash Management Agreement, dated as of July 31, 2009, by and among Pinnacle Towers Acquisition Holdings LLC, Pinnacle Towers Acquisition LLC, GS Savings Inc., GoldenState Towers, LLC, Tower Ventures III, LLC and TVHT, LLC, as Issuers, The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee, and Crown Castle USA Inc., as Manager

(r)	10.32	Servicing Agreement, dated as of July 31, 2009, by and among Midland Loan Services, Inc., as Servicer, and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee

(u)	10.33	Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, as borrower, the lenders and issuing banks party thereto, The Royal Bank of Scotland plc, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent

(x)	10.34	Master Agreement dated as of September 28, 2012, among T-Mobile USA, Inc., SunCom Wireless Operating Company, L.L.C., Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., VoiceStream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, SunCom Wireless Property Company, L.L.C. and Crown Castle International Corp.

(y)	10.35	Registration Rights Agreement dated October 15, 2012, by and among Crown Castle International Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers

(z)	10.36	Amendment No. 2 dated as of November 13, 2012, among Crown Castle International Corp., Crown Castle Operating Company, certain subsidiaries of Crown Castle Operating Company, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent

(aa)	10.37	Incremental Facility Amendment dated as of December 13, 2012, among Crown Castle International Corp., Crown Castle Operating Company, certain subsidiaries of Crown Castle Operating Company, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent

(ee)	10.38	Amendment No. 3 dated as of April 19, 2013, among Crown Castle International Corp., Crown Castle Operating Company, certain subsidiaries of Crown Castle Operating Company, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent

Exhibit No.		Exhibit Description

(hh)	10.39	Incremental Facility Amendment No. 2 dated as of August 22, 2013, among Crown Castle International Corp., Crown Castle Operating Company, certain subsidiaries of Crown Castle Operating Company, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent

(jj)	10.40	Incremental Facility Amendment No. 3 and Maturity Date Extension dated as of December 30, 2013, among Crown Castle International Corp., Crown Castle Operating Company, certain subsidiaries of Crown Castle Operating Company, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, by and among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent

(kk)	10.41	Maturity Date Extension Amendment dated as of January 21, 2014, among Crown Castle International Corp., Crown Castle Operating Company, certain subsidiaries of Crown Castle Operating Company, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, by and among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.

(bb)	10.42	Management Agreement, dated as of December 24, 2012, by and among Crown Castle USA Inc., as Manager, and Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, Pinnacle Towers LLC and the direct and indirect subsidiaries of Pinnacle Towers LLC, collectively, as Owners

(bb)	10.43	Registration Rights Agreement, dated as of December 24, 2012, by and among CC Holdings GS V LLC, Crown Castle GS III Corp., each of the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers

(cc)	10.44	Master Prepaid Lease, dated as of November 30, 2012, by and among T-Mobile USA Tower LLC, T-Mobile West Tower LLC, T-Mobile USA, Inc. and CCTMO LLC

(cc)	10.45	MPL Site Master Lease Agreement, dated as of November 30, 2012, by and among Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., VoiceStream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, SunCom Wireless Operating Company, L.L.C., T-Mobile USA, Inc. and CCTMO LLC

(cc)	10.46	Sale Site Master Lease Agreement, dated as of November 30, 2012, by and among Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., VoiceStream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, SunCom Wireless Operating Company, L.L.C., T-Mobile USA, Inc., T3 Tower 1 LLC and T3 Tower 2 LLC

Exhibit No.		Exhibit Description

(cc)	10.47	Management Agreement, dated as of November 30, 2012, by and among SunCom Wireless Operating Company, L.L.C., Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., VoiceStream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, SunCom Wireless Property Company, L.L.C., T-Mobile USA Tower LLC, T-Mobile West Tower LLC, CCTMO LLC, T3 Tower 1 LLC and T3 Tower 2 LLC

(ii)	10.48	Commitment Letter, dated as of October 18, 2013, among Crown Castle International Corp., Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Barclays Bank PLC, SunTrust Bank, The Royal Bank of Scotland plc, Credit Agricole Corporate and Investment Bank, Royal Bank of Canada, Toronto Dominion (New York) LLC, TD Securities (USA) LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Deutsche Bank AG Cayman Islands Branch, PNC Bank, National Association, PNC Capital Markets, LLC and Sumitomo Mitsui Banking Corporation

(ii)	10.49	Master Agreement dated as of October 18, 2013, among AT&T Inc. and Crown Castle International Corp.

(ll)	10.50	Master Prepaid Lease, dated as of December 16, 2013, by and among CCATT LLC, AT&T Mobility LLC and the AT&T Lessors party thereto

(ll)	10.51	MPL Site Master Lease Agreement, dated as of December 16, 2013, by and among CCATT LLC, AT&T Mobility LLC and the AT&T Collocators party thereto

(ll)	10.52	Sale Site Master Lease Agreement, dated as of December 16, 2013, by and among AT&T Mobility LLC, the AT&T Collocators party thereto and the Tower Operators party thereto

(ll)	10.53	Management Agreement, dated as of December 16, 2013, by and among CCATT LLC, the Sale Site Subsidiaries party thereto, the AT&T Newcos party thereto and the AT&T Contributors party thereto

*	11.1	Computation of Net Income (Loss) per Common Share

*	12.1	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends

(ll)	21.1	Schedule of Subsidiaries of Crown Castle International Corp.

*	23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

*	23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)

*	23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1)

*	23.4	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.2)

*	23.5	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.3)

*	23.6	Consent of PricewaterhouseCoopers LLP—Crown Castle REIT Inc.

*	23.7	Consent of PricewaterhouseCoopers LLP—Crown Castle International Corp. and Subsidiaries

*	23.8	Consent of Ernst & Young LLP—Crown Castle International Corp. and Subsidiaries

***	24.1	Power of Attorney

*	99.1	Form of Proxy Card for the Special Meeting of Crown Castle International Corp.

*	Filed herewith.
**	Previously filed as an exhibit to the registration statement previously filed by the Registrant on Form S-4 (File No. 333-196742) on June 13, 2014.

***	Previously included on the signature page to the registration statement previously filed by the Registrant on Form S-4 (File No. 333-196742) on June 13, 2014.
(a)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 000-24737) on December 10, 1998.
(b)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 000-24737) on April 12, 1999.
(c)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 000-24737) on June 9, 1999.
(d)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 000-24737) on November 12, 1999.
(e)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 10-K (File No. 000-24737) for the year ended December 31, 1999.
(f)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on January 8, 2003.
(g)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 10-K (File No. 001-16441) for the year ended December 31, 2003.
(h)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on March 2, 2005.
(i)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on June 9, 2005.
(j)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on September 29, 2006.
(k)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on December 5, 2006.
(l)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on May 30, 2007.
(m)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on December 7, 2007.
(n)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on July 15, 2008
(o)	Incorporated by reference to the exhibit previously filed by Global Signal Inc. on Form 8-K (File No. 001-32168) on February 17, 2005.
(p)	Incorporated by reference to the exhibit previously filed by Global Signal Inc. on Form 8-K (File No. 001-32168) on May 27, 2005.
(q)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on April 8, 2009.
(r)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on August 4, 2009.
(s)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on January 20, 2010.
(t)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on August 26, 2010.
(u)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on February 3, 2012.
(v)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on February 24, 2012.
(w)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 10-K (File No. 001-16441) for the year ended December 31, 2011.
(x)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on October 2, 2012.

(y)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on October 16, 2012.
(z)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on November 16, 2012.
(aa)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on December 17, 2012.
(bb)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on December 28, 2012.
(cc)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 10-K (File No. 000-24737) for the year ended December 31, 2012.
(dd)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on February 27, 2013.
(ee)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on April 24, 2013.
(ff)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. as Appendix A to the Definitive Schedule 14A Proxy Statement (File No. 001-16441) on April 8, 2013.
(gg)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on May 28, 2013.
(hh)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on August 22, 2013.
(ii)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on October 21, 2013.
(jj)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on January 6, 2014.
(kk)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on January 21, 2014.
(ll)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 10-K (File No. 001-16441) for the year ended December 31, 2013.
(mm)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on February 26, 2014.
(nn)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on April 15, 2014.
(oo)	Incorporated by reference to the exhibit previously filed by Crown Castle International Corp. on Form 8-K (File No. 001-16441) on July 1, 2014.